Exhibit 10.1

Execution Version

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (A) NOT MATERIAL AND (B) THE TYPE OF INFORMATION THAT THE COMPANY CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

URANIUM ROYALTY CORP.

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CERTAIN AFFILIATED ENTITIES OF ORION RESOURCE PARTNERS (USA) LP

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HRG METALS LP

ARRANGEMENT AGREEMENT

Dated as of April 16, 2026

TABLE OF CONTENTS

Page

ARTICLE 1
INTERPRETATION

ARTICLE 2
THE ARRANGEMENT

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF URC

Section 3.1	Representations and Warranties.	33

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SWEETWATER INVESTORS

Section 4.1	Representations and Warranties.	33

ARTICLE 5
COVENANTS

( i )

ARTICLE 6
COVENANTS REGARDING NON-SOLICITATION

Section 6.1	Non-Solicitation.	55
Section 6.2	Notification of Acquisition Proposals.	56
Section 6.3	Shareholder Meetings.	57
Section 6.4	Subsidiaries; Compliance with Law; Other Matters.	57

ARTICLE 7
CONDITIONS

Section 7.1	Mutual Conditions Precedent	57
Section 7.2	Conditions Precedent to the Obligations of the Sweetwater Investors.	58
Section 7.3	Conditions Precedent to the Obligations of URC	59
Section 7.4	Satisfaction of Conditions.	61

ARTICLE 8
TERM, TERMINATION, AMENDMENT AND WAIVER

ARTICLE 9
GENERAL PROVISIONS

ADDENDA

Schedule A	List of Orion Sellers
Schedule B	Form of Plan of Arrangement
Schedule C	Form of Arrangement Resolution
Schedule D	URC Representations and Warranties
Schedule E	Sweetwater Investors’ Representations and Warranties
Schedule F	Key Regulatory Approvals
Schedule G	Governance Arrangements Schedule H Exchangeable Shares Term Sheet
Schedule I	Investors Rights Agreement Term Sheet
Schedule J	Specified Individuals
Schedule K	Pre-Closing Sweetwater Reorganization Steps

( ii )

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated April 16, 2026,

AMONG:

URANIUM ROYALTY CORP., a corporation existing pursuant to the laws of Canada (“URC”)

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EACH ENTITY LISTED IN SCHEDULE A HERETO (each, an “Orion Seller” and collectively, the “Orion Sellers”)

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HRG METALS LP, a limited partnership existing pursuant to the laws of Canada

(“HRG” or “OTPP”) and OTPP together with the Orion Sellers, the “Sweetwater Investors”) RECITALS:

A.	The URC Board has unanimously determined that it would be in the best interests of URC to acquire the Sweetwater Investors’ interests in the Sweetwater Entities;

B.	each Sweetwater Investor has determined that it is in its best interests to enter into this Agreement and to sell its interests in the Sweetwater Entities to URC, and has approved and authorized the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

C.	each of the applicable URC Supporting Shareholders has, concurrently with the execution and delivery of this Agreement, entered into the URC Support Agreements;

D.	the Parties intend to carry out the Transactions by way of a statutory Plan of Arrangement under the provisions of the CBCA; and

E.	Concurrent with the execution of this Agreement, Uranium Energy Corp., a Nevada corporation (“UEC”), wishes to subscribe and pay for, and URC wishes to allot and issue, URC Shares in accordance with the terms and conditions of the Concurrent Private Placement Subscription Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions.

In this Agreement (including in the recitals hereto), unless the context otherwise requires, the following words and terms shall have the meanings ascribed to them below:

“Acquisition Proposal” means, other than the Transactions contemplated by this Agreement, any proposal, offer, inquiry or expression of interest, whether or not in writing, from any Person or group of Persons acting “jointly or in concert”, other than the Parties hereto (or an affiliate of any of the Parties hereto acting jointly or in concert with such Party) after the date of this Agreement to directly or indirectly, acquire, sell, or dispose in any manner assets representing 20% or more of the book value of the consolidated assets or contributing 20% or more of the consolidated revenue of URC and/or its Subsidiaries or any of the Sweetwater Entities and/or its Subsidiaries, as applicable, on a consolidated basis, or 20% or more of any class of voting or equity securities or any securities exchangeable for or convertible into voting or equity securities of URC or any one or more of its Subsidiaries, or any of the Sweetwater Entities or any one or more of their respective Subsidiaries, in each case, whether by way of merger, amalgamation, statutory arrangement, recapitalization, reorganization, consolidation, take-over bid, issuer bid, exchange offer, treasury issuance, sale of assets (or any lease, long term supply agreement or other arrangement having the same economic effect as a sale of assets), joint venture, earn-in right, liquidation, winding-up, sale or redemption of a material number of shares or rights or interests therein or thereto or similar transactions involving URC and/or any of its Subsidiaries, the Sweetwater Entities and/or any of its Subsidiaries, or any of their respective securityholders or any other Person, pursuant to which any Person would own directly or indirectly, 20% or more of the voting or equity securities of URC or any of the Sweetwater Entities, as applicable, or of the surviving entity or the resulting direct or indirect parent of URC, any of the Sweetwater Entities or the surviving entity, as applicable, or whether by way of a single or multistep transaction or series of related transactions, or any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or delay the transactions or reduce the benefits to Parties contemplated by this Agreement or the Arrangement;

“affiliate” means, when describing a relationship between two Persons, that either one of them is under the direct or indirect control of the other, or each of them is directly or indirectly controlled by the same Person.

“Agreement” means this arrangement agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Anti-Corruption Laws” means all applicable anti-bribery or anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or the Corruption of Foreign Public Officials Act (Canada).

“Anti-Money Laundering Laws” means, as applicable, all Laws, regulations or orders relating to money laundering, terrorist financing or the proceeds of criminal activity, including: (a) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (b) the Criminal Code (Canada); and (c) the U.S. Bank Secrecy Act, USA PATRIOT Act and other applicable legislation relating to money laundering.

“Applicable Payment Cap” has the meaning ascribed thereto in Section 8.3(8).

“Arrangement” means the arrangement of URC under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.4 hereof or the Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to URC and the Sweetwater Investors, each acting reasonably).

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“Arrangement Resolution” means the special resolution of the URC Shareholders approving the Arrangement which is to be considered at the URC Meeting substantially in the form of Schedule C hereto.

“Articles of Arrangement” means the articles of arrangement of URC in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and content satisfactory to URC and the Sweetwater Investors, each acting reasonably.

“Authorization” means any authorization, order, permit, approval, grant, licence, registration, consent, allowance, exemption, waiver, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity.

“Benefit Plan” means any plan, Contract, program, policy, practice or undertaking, whether written or oral, funded or unfunded, insured or uninsured, registered or unregistered, that provides any employee benefit, fringe benefit, supplemental unemployment benefit, bonus, commission, incentive, profit sharing, option, stock appreciation, equity incentive, restricted stock, phantom equity, share compensation, share purchase, deferred compensation, severance, change of control, retention, termination, vacation and vacation pay, pension, supplemental pension, retirement, savings, health, welfare, wellness, medical, dental, vision, disability, hospitalization, life or accident insurance, loan and any similar plans, Contracts, programs, policies, practices, undertakings; excluding Statutory Plans.

“Breaching Party” has the meaning ascribed thereto in Section 5.9(1).

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in: Vancouver, British Columbia, Canada; Toronto, Ontario, Canada; or New York, New York, United States.

“CallCo” means an unlimited liability company to be incorporated under the Laws of British Columbia as a wholly-owned Subsidiary of New ParentCo prior to the Effective Time.

“CallCo Shares” means the common shares without par value in the capital of CallCo.

“Cause” means termination of employment or engagement on grounds of substantial performance issues and/or gross misconduct in accordance with the terms of any applicable employment agreement (or equivalent engagement agreement) and all applicable Law.

“CBCA” means the Canada Business Corporations Act.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Section 192(7) of the CBCA in respect of the Articles of Arrangement.

“Collective Agreement” means collective agreements and related Contracts and documents with labor unions, labor organizations, works councils, bargaining agents, employee associations or any other employee representative body, including all addenda, wage scale listings, benefit agreements, letters of understanding, letters of intent and other written communications that govern terms and conditions of employment with any employees to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound as at the date of this Agreement.

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“Commissioner” means the Commissioner of Competition appointed under the Competition Act or her designee.

“Community Claim” means as applicable, any and all claims (whether or not proven) by any Person to or in respect of: (a) rights, title, or interest of any indigenous or aboriginal group by virtue of its status as an indigenous or aboriginal group; (b) treaty rights; or (c) any local community group.

“Competition Act” means the Competition Act (Canada).

“Concurrent Financing” means the offering of URC Shares by way of a prospectus offering, private placement or any combination thereof for minimum net cash proceeds (after deduction of the expenses of the Concurrent Financing) of at least $92,000,000.

“Concurrent Private Placement” means the private placement of URC Subscription Receipts by URC to UEC for aggregate net cash proceeds of at least $40,000,000.

“Concurrent Private Placement Subscription Agreement” means the subscription agreement entered into between URC and UEC that provides for the issuance by URC of the URC Subscription Receipts to be issued under the Concurrent Private Placement.

“Confidentiality Agreement” means the mutual nondisclosure agreement between URC and Orion Resource Partners (USA) LP dated February 18, 2026, as amended from time to time.

“Consideration” means the consideration to be received by the URC Shareholders pursuant to the Plan of Arrangement as consideration for their URC Shares, consisting of: (a) in the case of each Exchangeable Elected Share, the Exchange Ratio of an Exchangeable Share per Exchangeable Elected Share (collectively, the “Exchangeable Consideration Shares”); and (b) in the case of each other URC Share, the Exchange Ratio of a New ParentCo Share per URC Share (the “New ParentCo Consideration Shares”).

“Consideration Shares” means, collectively, the New ParentCo Consideration Shares and the Exchangeable Consideration Shares.

“Constating Documents” means, as applicable to each Person, such Person’s articles of incorporation, association, amalgamation, arrangement or continuation, partnership agreements, unanimous shareholders agreements and/or by-laws (or equivalent documents), as applicable, and all amendments to such articles, partnership agreements, unanimous shareholders agreements or by-laws (or equivalent documents).

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject.

“Court” means the Supreme Court of British Columbia.

“Depositary” means Computershare Trust Company, N.A. or such other Person as URC may appoint to act as depositary in connection with the Arrangement, with the approval of the Sweetwater Investors, acting reasonably.

“Director” means the Director appointed pursuant to Section 260 of the CBCA.

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“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Eligible Holder” means a URC Shareholder that is: (a) a Person, other than a partnership, that is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act; or (b) a partnership, any direct or indirect member of which is a Person, other than a partnership, that is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act.

“Environmental Laws” means all applicable Laws and agreements with Governmental Entities and all other statutory requirements (including statutory guidance notes and codes of practice having the force of Law) relating to public and/or worker health and safety, exposure to Hazardous Substances or the protection, use, or exploitation of the environment or natural resources and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person (whether or not incorporated) that, together with such Person, is or was at the relevant time considered under common control with or treated as a single employer under Section 414(b), (c), (m) or (o) of the U.S. Tax Code.

“Exchange Ratio” means 1.0.

“Exchangeable Consideration Shares” has the meaning ascribed thereto in the definition of “Consideration”.

“Exchangeable Elected Share” means each URC Share in respect of which an Eligible Holder shall have validly made an election in accordance with the Plan of Arrangement and the Letter of Transmittal and Election Form (as defined in the Plan of Arrangement).

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in the form agreed to by the Sweetwater Investors and URC pursuant to Section 5.12(1).

“Exchangeable Share Support Agreement” means the exchangeable share support agreement among New ParentCo, ExchangeCo and CallCo, in a form to be agreed to by the Sweetwater Investors and URC pursuant to Section 5.12(1), to be entered into in connection with and pursuant to the Plan of Arrangement.

“Exchangeable Shares” means the redeemable preferred shares in the capital of ExchangeCo, having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

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“ExchangeCo” means a wholly-owned Subsidiary of CallCo to be incorporated under the Laws of British Columbia prior to the Effective Time.

“ExchangeCo Shares” means the common shares without par value in the capital of ExchangeCo.

“Final Order” means the order of the Court approving the Arrangement in the form acceptable to URC and the Sweetwater Investors, each acting reasonably, as such order may be amended by the Court (with prior written consent of the Sweetwater Investors and URC, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Sweetwater Investors and URC, each acting reasonably) on appeal.

“Fraud” means fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

“Goods” has the meaning ascribed thereto in the definition of Material Contracts.

“Governmental Entity” means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, Tax Authority, court, tribunal, arbitral body, commission, board, ministry, bureau or agency, domestic or foreign; (b) any stock exchange, including the TSX and Nasdaq; (c) any subdivision, agent, commission, board or authority of any of the foregoing; (d) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, antitrust, foreign investment, expropriation or taxing authority under or for the account of any of the foregoing; (e) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing; or (f) any political party.

“Hazardous Substances” mean any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, hazardous recyclable, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted, regulated under, or identified in any Environmental Laws.

“HRG” has the meaning set forth in the recitals to this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“ICA” means the Investment Canada Act (Canada).

“ICA Approval” means, in respect of the Transactions, that more than 45 days shall have elapsed from the time that the Director of Investments under the ICA has certified the notification made pursuant to section 12 of the ICA as complete and the Minister has not sent a notice under subsection 25.2(1) of the ICA and the Minister shall not have issued an order under subsection 25.3(1) of the ICA or, if such a notice has been sent or such an order has been made, the Minister shall have subsequently sent: (i) the notice referred to under paragraph 25.2(2)(a) or (b) of the ICA, (ii) the notice referred to under paragraph 25.3(3)(a) of the ICA, or (iii) a copy of an order under paragraph 25.4(1)(b) of the ICA.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board as applicable to entities that are publicly accountable in Canada, in effect from time to time.

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“Intellectual Property” means all intellectual property rights anywhere in the world, including in or with respect to: (a) patents or inventions; (b) means any trademark, service mark, trade dress, trade name, corporate name or similar designation of source of origin, and all goodwill associated with the use of and symbolized by any of the foregoing; (c) domain names and social media identifiers; (d) copyrights and any other equivalent rights in works of authorship (including rights in software, databases or designs as a work of authorship), moral rights, and mask work rights; (e) trade secrets, industrial secret rights, and other rights in know-how, data and confidential and proprietary information, including in technologies, processes, techniques, protocols, methodologies, methods, formulae, algorithms, layouts, designs, specifications, confidential information, in each case, that derive independent economic value, whether actual or potential, from not being known to other Persons; and (f) with respect to any of the foregoing, as applicable, any registrations, applications, provisionals, renewals, extensions, reissues, divisions, revisions, re-examinations, continuations, or continuations-in-part.

“Interim Order” means an order of the Court, in a form acceptable to the Sweetwater Investors and URC, each acting reasonably, containing declarations and directions in respect of the notices to be given and the conduct of the URC Meeting with respect to the Arrangement as more fully set out herein.

“Interim Period” has the meaning ascribed thereto in Section 5.1(1).

“Investor Rights Agreement” means the investor rights and voting support agreement(s) among New ParentCo, and each of (i) Orion Sellers, and (ii) HRG, in the form agreed to by URC and the Sweetwater Investors pursuant to Section 5.13, to be entered into in connection with and pursuant to the Plan of Arrangement, substantially in the form attached as Schedule I.

“Key Regulatory Approvals” means the approvals, clearances, decisions and confirmations set out in Schedule F.

“Law” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, decrees, declarations, treaties, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic, foreign, or supranational and the terms and conditions of any authorization of or from any Governmental Entity, including for this purpose a self-regulatory authority (including TSX and Nasdaq), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, assets, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, assets, property or securities.

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, conditional sale agreement, capital lease or title retention agreement, encumbrances and adverse rights or claims, other third-party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, Contract or otherwise) that has a similar economic effect as, or that is capable of becoming, any of the foregoing.

“Mailing Deadline” means May 16, 2026.

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“Material Contracts” means, in respect of a Party, any Contract to which such Party or any of its Subsidiaries is a party or bound as of the date hereof and: (a) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Sweetwater Material Adverse Effect or URC Material Adverse Effect (as the case may be) on such Party; (b) relating to any Sweetwater Indebtedness or URC Indebtedness (as the case may be), whether incurred, assumed, guaranteed or secured by any material asset of such Party or any of such Party’s Subsidiaries, with an outstanding principal amount in excess of [Redacted: dollar value] for the Sweetwater Entities and [Redacted: dollar value] for URC; (c) in respect of the Sweetwater Investors, that is a governing or other similar definitive Contract in respect of any Sweetwater Joint Venture; (d) under which such Party or any of its Subsidiaries is obligated or expects to make or receive payments, in the case of the Sweetwater Entities, in excess of [Redacted: dollar value]in calendar year 2026 or [Redacted: dollar value] in the aggregate over the remaining term of such Contract and, in the case of URC, in excess of [Redacted: dollar value] in calendar year 2026 or [Redacted: dollar value] in the aggregate over the remaining term of such Contract, including Contracts for the purchase or sale (however structured) of tangible property (including in the case of URC, uranium concentrates (U₃O₈) or other forms of uranium products held for physical delivery, and raw materials, inventory, finished products and other goods (collectively, “Goods”)) in the Ordinary Course of such Party, other than Contracts that are terminable for convenience by either party thereto on less than sixty (60) days notice without any payment or penalty that would be material to such Party and its Subsidiaries, taken as a whole; (e) that is a non-competition or non-solicitation Contract or that contains similar restrictive covenants, in each case, which (i) limits the localities in which the business (or the operations of a material asset) of such Party or any of its Subsidiaries is conducted, (ii) limits the lines of business that may be conducted by such Party or any of its Subsidiaries or (iii) provides for an “area of interest”, or similar exclusivity provision for a term longer than two (2) years, for the benefit of a third party in relation to any properties or assets of such Party or its Subsidiaries, in the case of each of (i) through (iii) above, in a manner that is material to such Party and its Subsidiaries, taken as a whole; (f) that is a definitive Collective Agreement governing the terms and conditions of employment with any Party’s or its Subsidiaries’ employees; (g) that is between a Party or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand, and is material to such Party and its Subsidiaries, taken as a whole, other than Contracts (including the Sweetwater Permits) in the Ordinary Course of such Party; (h) that is between a Party or any of its Subsidiaries, on the one hand, and any of their respective officers, directors or direct or indirect shareholders holding greater than five percent (5%) of any class of equity securities of such Party, on the other hand, excluding (A) in the case of such directors or officers, an employment, compensation, severance or other employment-related agreement, indemnification agreement or Benefit Plan, (B) fees, advances or reimbursements payable in the Ordinary Course to members of the URC Board, (C) commercial contracts entered into with shareholders of such Party in the Ordinary Course on arm’s-length terms and joint venture contracts or related shareholder funding agreements on arm’s-length terms, and (D) intercompany Contracts solely among such Party and its Subsidiaries; (i) in the case of Sweetwater that is between a Party or any of its wholly-owned Subsidiaries, on the one hand, and any Sweetwater Joint Ventures, on the other hand, excluding, (A) Contracts for the purchase or sale (however structured) of Goods or other tangible property and (B) Contracts on arm’s-length terms; (j) under which an employee, consultant, independent contractor or other counterparty of a Party received payments from the Party in excess of [Redacted: dollar value] for the fiscal year ended December 31, 2025 or which obligates the Party or Subsidiary to pay such Person in excess of [Redacted: dollar value] for the remaining term of the Contract; (k) that provides for rights of indemnification to any director, officer or employee of a Party or any of its Subsidiaries (other than the Constating Documents of such Persons and its Subsidiaries); or (l) providing for any change of control payments (or other payment that would be triggered by the transactions contemplated herein) to any director, officer, employee, contractor, agent or former director, officer, employee, contractor or agent of a Party or any of its Subsidiaries or to any other Person, provided that, solely with respect to URC and its Subsidiaries, no royalty agreement, streaming agreement, production payment agreement or similar agreement shall constitute a Material Contract for purposes of this Agreement other than the URC Material Royalty Agreements.

“material fact” and “material change” have the meanings ascribed thereto in the Securities Act.

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“Meeting Deadline” means July 16, 2026.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Minister” means the responsible Minister under the Investment Canada Act and includes any Person designated by the Minister to act on his or her behalf.

“misrepresentation” has the meaning ascribed thereto in the Securities Act. “Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Approval” means that the New ParentCo Consideration Shares shall have been accepted for listing on the Nasdaq, subject to official notice of the occurrence of the Effective Time.

“New ParentCo” means Uranium Royalty Corp., a corporation existing pursuant to the laws of Delaware.

“New ParentCo Board” means the board of directors of New ParentCo as the same is constituted from time to time, from and after the Effective Time.

“New ParentCo Consideration Shares” has the meaning ascribed thereto in the definition of “Consideration”.

“New ParentCo Exchange Shares” means the New ParentCo Shares to be issued to CallCo in connection with the exchange of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement, with terms substantially consistent with those set forth in Schedule H.

“New ParentCo Group” means, collectively, New ParentCo and its Subsidiaries.

“New ParentCo Incentive Plan” means any equity compensation, incentive, option or other share-based compensation plan adopted, maintained or assumed by New ParentCo from time to time, including any amendment, modification or successor thereto.

“New ParentCo Preferred Shares” means the non-voting, redeemable preferred shares of New ParentCo held by the Orion Sellers and OTPP with terms substantially consistent with those set forth in Schedule K.

“New ParentCo Shares” means shares of common stock, having a par value of $0.001, in the capital of New ParentCo.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Occidental Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of August 19, 2020, by and among Upland Industries Corporation, Anadarko Land Corp., Anadarko E&P Onshore LLC and Sweetwater Trona HoldCo LLC.

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“Ordinary Course” means, with respect to an action taken by a Party or any of its Subsidiaries, that such action is consistent with the past practices of such Party or such Subsidiary and is taken in the ordinary course of the normal day-to-day operations of the business of such Party or such Subsidiary.

“Orion Seller” has the meaning set forth in the recitals to this Agreement.

“Orion Sellers” has the meaning set forth in the recitals to this Agreement.

“OTPP” has the meaning set forth in the recitals to this Agreement.

“Outside Date” means 11:59 p.m. on the date that is six (6) months after the date of this Agreement, provided that, if (a) the Effective Date has not occurred by such date as a result of the failure to satisfy the condition set forth in Section 7.1(c) or Section 7.1(f), and (b) all other conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time or, to the extent permitted by applicable Law, waived), then such date shall be automatically extended by one (1) month on up to two (2) occasions (or until such other time as may be agreed in writing by the Parties), provided further that the Outside Date shall be subject to extension under Section 9.3.

“Parties” means all parties to this Agreement, and “Party” means any of them.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation.

“Permitted Lien” or “Permitted Liens” means:

(a)	any Lien imposed by any Governmental Entity for Taxes not yet due and delinquent or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with IFRS or U.S. GAAP (to the extent required by IFRS or U.S. GAAP);

(b)	Liens arising by operation of Law, securing the claims of Persons having taken part in the construction or renovation of real property and other like Liens arising in the Ordinary Course; statutory Liens incurred or pledges or deposits made under worker’s compensation, employment insurance and other social security legislation;

(c)	Liens or deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (other than for borrowed money) incurred in the Ordinary Course;

(d)	servitudes, easements, rights-of-way, restrictions and other similar Liens incurred in the Ordinary Course and Liens consisting of zoning or building restrictions, easements, licences, restrictions on the use of Real Property or minor imperfections in title thereto in each case, which do not materially interfere with the current use, occupation and enjoyment in the Ordinary Course by the applicable Party or its Subsidiaries of any assets that are material to such Party and its Subsidiaries, taken as a whole;

(e)	undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with Laws or of which written notice has not been duly given in accordance with Laws or which although filed or registered, relate to obligations not due or delinquent;

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(f)	the rights reserved to or vested in Governmental Entities by statutory provisions;

(g)	security provided to public utilities or to any municipalities or similar public authorities when required by the utility, municipality or similar public authority in connection with the supply of services or utilities;

(h)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of combination of accounts or similar rights in the Ordinary Course of conducting day-to-day banking business in relation to deposit accounts or other funds maintained with a creditor depository institution;

(i)	Liens arising from the right of distress enjoyed by landlords solely to the extent arising in the Ordinary Course and not as a result of any material default under any material lease;

(j)	Liens which do not materially interfere with current use, occupation and enjoyment in the Ordinary Course of the Real Property;

(k)	All matters that may be shown by a current, accurate survey or physical inspection of Real Property; and

(l)	Liens and other easements, rights of way, restrictions, covenants or other similar matters which do not materially interfere with current use, occupation and enjoyment in the Ordinary Course of the Real Property.

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status.

“Personal Information” has the meaning ascribed thereto in applicable Privacy Laws.

“Plan of Arrangement” means the plan of arrangement of URC, substantially in the form of Schedule B, and any amendments or variations thereto made in accordance with Section 8.4 or upon the direction of the Court in the Final Order with the consent of URC and the Sweetwater Investors, each acting reasonably.

“Pre-Closing Reorganization” has the meaning ascribed thereto in Section 5.15.

“Pre-Closing Sweetwater Reorganization” has the meaning ascribed thereto in Section 2.16.

“Privacy Laws” means all applicable Laws relating to privacy, data security and the processing of Personal Information, including the Personal Information Protection and Electronic Documents Act (Canada), substantially similar provincial and territorial laws, and the equivalent Laws in the United States.

“Qualified Person” or “Qualified Persons” has the meaning ascribed thereto in NI 43-101.

“Real Property” means, collectively, all right, title and interest (including any easement) in and to any and all parcels of or interests in real property owned by any Sweetwater Entity or their respective Subsidiaries, including by easement, together with, in each case, all improvements, fixtures, easements, hereditaments, permits and appurtenances relating thereto.

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“Real Property Lease” means any lease, license, letting, concession, occupancy, agreement, sublease, easement or right of way to which a Person is a party and is granted an easement interest in all or any portion of the Real Property (including the right to extract minerals (including for the avoidance of doubt, Trona) from any portion of Real Property) for which there was, except in the case of any Trona Lease and Renewables Lease, aggregate revenue or an aggregate payment obligation in excess of [Redacted: dollar value] during the twelve month period prior to the date hereof, and every amendment or modification thereof. “Real Property Lease” shall include each Trona Lease and each Renewables Lease.

“Receiving Party” has the meaning ascribed thereto in Section 5.11.

“Recipient” has the meaning ascribed thereto in Section 5.8(1).

“Regulatory Approvals” means any consent, waiver, permit, exemption, relief, review, order, decision or approval of, or any notification, registration and filing with or withdrawal of any formal objection or successful conclusion of any litigation brought by, any Governmental Entity, the expiry, waiver or termination of any waiting period by Law, or the expiry, waiver or termination of any written agreement between the Parties and a Governmental Entity to refrain from consummating the Arrangement, in each case required or advisable under Law in connection with the Arrangement, including the Key Regulatory Approvals.

“Related Parties” has the meaning ascribed thereto in Section 8.3(8).

“Renewables Leases” means the Contracts set forth in paragraph (r)(i)(B) of the Sweetwater Disclosure Letter.

“Representatives” has the meaning ascribed thereto under Section 6.1(1).

“Requesting Party” has the meaning ascribed thereto in Section 5.11.

“Sanctioned Country” means any country or region that is, or has been since April 24, 2019, the subject of a comprehensive country-wide or region-wide Sanctions Laws from time to time. As of the date of this Agreement, Sanctioned Country includes each of the following: Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the area of the Kherson Oblast of Ukraine that is illegally occupied by the Russian Federation, and the area of the Zaporizhzhia Oblast of Ukraine that is illegally occupied by the Russian Federation.

“Sanctioned Person” means (a) any Person listed or designated under any Sanctions Laws, (b) any Person operating, organized, or ordinarily resident in a Sanctioned Country, (c) any Person owned fifty percent (50%) or more, individually or in the aggregate, directly or indirectly, by, or owned or (as relevant and defined under Sanctions Laws) controlled by, or acting or purporting to act on behalf of any such Person, (d) any government of a Sanctioned Country, or (e) any entity fifty percent (50%) or more owned or (as relevant and defined under Sanctions Laws) controlled by any such government of a Sanctioned Country.

“Sanctions Laws” means all applicable Laws imposing economic or financial sanctions and export or import controls administered or enforced by any of the United Nations Security Council, the United States government, the European Union, the United Kingdom government, the Canadian government, the respective governmental institutions and agencies of any of the foregoing, including the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State and the United States Department of Commerce or any other Governmental Entity with responsibility for imposing, administering or enforcing economic or financial sanctions or export or import control Laws with jurisdiction over the applicable Party or any of its Subsidiaries or, in the case of the Sweetwater Entities, the Sweetwater Joint Ventures.

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“SEC” means the U.S. Securities and Exchange Commission.

“Section 3(a)(10) Exemption” has the meaning ascribed thereto in Section 2.14(1).

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations, orders, and published policies made thereunder.

“Securities Authorities” means the British Columbia Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.

“Securities Laws” means:

(a)	in Canada, the Securities Act, together with all other applicable provincial and territorial securities Laws, rules and regulations and published policies thereunder;

(b)	in the United States, the U.S. Securities Act and the U.S. Exchange Act and other applicable rules and regulations and published policies thereunder; and

“SEDAR+” means the System for Electronic Data Analysis and Retrieval+ maintained on behalf of the Securities Authorities.

“Shareholder Approval Termination Payment” has the meaning ascribed thereto in Section 8.3(2)(a).

“SK-1300” means Subpart 1300 of Regulation S-K under the United States Exchange Act of 1934, as amended.

“Specified Matter” has the meaning ascribed thereto in Section 5.11.

“Spur” means Spur HoldCo LLC, a limited liability company pursuant to the laws of Delaware.

“Statutory Plans” means statutory benefit plans pursuant to which URC or any of the Subsidiaries of URC, or the Sweetwater Entities, as applicable, are required to make contributions or remittances in accordance with applicable Laws and that are administered by any Governmental Entity, including any benefit plans administered pursuant to applicable health, tax, workplace safety insurance, and employment insurance Laws.

“Subsidiary” means, with respect to a Person, any body corporate, partnership, joint venture or other non-natural Person: (a) of which more than fifty percent (50%) of the outstanding shares or other voting securities ordinarily entitled to elect a majority of the board of directors (or equivalent governing body) thereof (whether or not shares or other securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such Person; or (b) over which such Person exercises control.

“Sweetwater Benefit Plans” means any Benefit Plans which are (a) sponsored, contributed to, funded, maintained or administered by or binding upon the Sweetwater Entities or (b) for which the Sweetwater Entities have any material liability or contingent liability.

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“Sweetwater Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Sweetwater Investors to URC with this Agreement.

“Sweetwater Entities” means, collectively, Sweetwater Trona Fund LP, Sweetwater Trona Block LLC, Cougar Utah Fund LP, Cougar Utah Block LLC, Aggie Grazing Fund LP, Aggie Grazing Block LLC, Green River Management Holdings LLC, Spur and each of their respective Subsidiaries, and after its incorporation, New ParentCo, but excluding UPX Minerals Inc.

“Sweetwater Existing Indebtedness” means any existing Sweetwater Indebtedness.

“Sweetwater Financial Statements” has the meaning ascribed thereto in paragraph (j) of Schedule E.

“Sweetwater Indebtedness” means any indebtedness for borrowed money of the Sweetwater Entities on a consolidated basis, including any credit facilities or liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; provided that, Sweetwater Indebtedness shall not include any indebtedness solely among the Sweetwater Entities and their wholly-owned Subsidiaries or any indebtedness owing pursuant to shareholder loans or other advances made by securityholders of any non-wholly-owned Subsidiary or joint venture of the Sweetwater Entities (including the Sweetwater Joint Ventures).

“Sweetwater Investors” has the meaning set forth in the recitals to this Agreement.

“Sweetwater Investors Data Room Information” means all information, books, maps, records, reports, files, data, models, papers or other records or documents relating to the Sweetwater Investors and the Sweetwater Entities or their businesses, contained in the internet-based data room made available to URC as in effect at 5:00 p.m. (Vancouver time) on April 16, 2026.

“Sweetwater Investor Expenses Amount” has the meaning ascribed thereto in Section 8.3(2)(b).

“Sweetwater Investors’ Required Information” has the meaning ascribed thereto in Section 2.4(4).

“Sweetwater JV Document” means the Constating Documents of or other Contracts governing any Sweetwater Entities’ joint venture, in each case as in effect on the date of this Agreement.

“Sweetwater Joint Ventures” means the Persons and/or Contracts listed in Section 1.1 of the Sweetwater Disclosure Letter and listed as “Sweetwater Joint Ventures”.

“Sweetwater Material Adverse Effect” means any event, change, occurrence, effect or state of facts, that, individually or in the aggregate with other events, changes, occurrences, effects or states of facts is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations or condition (financial or otherwise) of the Sweetwater Entities taken as a whole, provided that none of the following (or the results thereof) shall constitute or be taken into account in determining whether a Sweetwater Material Adverse Effect has occurred:

(a)	any change or development in or relating to general economic, business, banking, financial, credit, currency exchange, interest rate, rates of inflation or capital market conditions, including inflation, supply chain disruptions, labor shortages, interest rates, foreign exchange or exchange rates;

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(b)	any change or development in global, national or regional political or regulatory conditions (including general labor strikes, lockouts, protests, riots or any act of terrorism, sabotage, espionage, cyberattack or any outbreak of hostilities or war or any escalation or worsening thereof, anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions or the threat thereof);

(c)	any epidemic, pandemic or disease outbreak or any worsening thereof (including any response of Governmental Entities thereto);

(d)	any hurricane, flood, tornado, earthquake, wildfire or other natural or man-made disaster;

(e)	any adoption, proposed implementation or change in applicable Law or any interpretation thereof by any Governmental Entity, and any action taken (or omitted to be taken) by the Sweetwater Entities which is required thereby;

(f)	any change in generally accepted accounting principles, including IFRS or U.S. GAAP, or regulatory accounting requirements applicable in the jurisdictions in which the Sweetwater Entities conducts business;

(g)	actions or inactions taken by the Sweetwater Entities that are expressly required by this Agreement or that are taken at the written request or with the prior written consent of URC; or

(h)	the failure, in and of itself, of the Sweetwater Entities to meet any internal or public projections, forecasts or estimates of revenues or earnings (it being understood that the causes underlying such failure may be taken into account in determining whether a Sweetwater Material Adverse Effect has occurred to the extent not otherwise excluded by any other clause in this definition);

provided, however, that any event, change, occurrence, effect or state of facts referred to in paragraphs (a) through (e) above may be taken into account in determining whether a Sweetwater Material Adverse Effect has occurred but solely to the extent that it disproportionately adversely affects the Sweetwater Entities, taken as a whole, compared to other companies of similar size operating in the industries and jurisdictions in which the Sweetwater Entities operate.

“Sweetwater Material Contract” has the meaning ascribed thereto in paragraph (q)(i) of Schedule E.

“Sweetwater Permits” has the meaning ascribed thereto in paragraph (y) of Schedule E.

“Sweetwater Real Property Leases” has the meaning ascribed thereto in paragraph (r)(i) of Schedule E.

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“Tax” means any taxes, duties, fees, premiums, assessments, imposts, levies and other charges in the nature of taxation and all related withholdings or deductions of any nature imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, capital gain, minimum, large corporation, transfer, land transfer, sales, goods and services, harmonized sales, use, value added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada and other pension plan premiums or contributions imposed by any Governmental Entity, and any transferee or secondary liability in respect of any of the foregoing.

“Tax Act” means the Income Tax Act (Canada).

“Tax Authority” means any taxing or other authority (whether within or outside the United States or Canada) competent to impose any Tax liability, or assess or collect any Tax.

“Tax Return” or “Tax Returns” includes all returns, reports, declarations, elections, designations, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Law or by a Governmental Entity to be made, prepared or filed in respect of Taxes.

“Terminating Party” has the meaning ascribed thereto in Section 5.9(1).

“Termination Notice” has the meaning ascribed thereto in Section 5.9(1).

“Transaction” or “Transactions” means the combination of the Sweetwater Entities and URC in accordance with the Arrangement, and related transactions contemplated by this Agreement and the Arrangement.

“Transaction Personal Information” has the meaning ascribed thereto in Section 5.8(1).

“Transferor” has the meaning ascribed thereto in Section 5.8(1).

“Trona” means sodium minerals, including a gray-white or yellowish-white monoclinic mineral consisting of a hydrous acid sodium carbonate owned by the Sweetwater Entities or any of their Subsidiaries, or that the Sweetwater Entities or any of their Subsidiaries has the right to extract, in each case located on, under or within, or produced or severed from the Real Property owned by, or leased or licensed to, the Sweetwater Entities or any of their Subsidiaries.

“Trona Leases” means the leases set forth in paragraph (r)(i)(A) of the Sweetwater Disclosure Letter.

“Trustee” means the trustee chosen by the Sweetwater Investors and URC each acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any province thereof and authorized to carry on the business of a trust company in all the provinces of Canada.

“TSX” means Toronto Stock Exchange.

“UEC” has the meaning set forth in the recitals to this Agreement.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

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“URC” has the meaning set forth in the recitals to this Agreement.

“URC Benefit Plans” means any Benefit Plans which are (a) sponsored, contributed to, funded, maintained or administered by or binding upon URC or any of the Subsidiaries of URC, or (b) for which URC or any of its Subsidiaries has any material liability or contingent liability.

“URC Board” means the board of directors of URC as the same is constituted from time to time.

“URC Board Recommendation” means the unanimous determination of the URC Board, after consultation with its legal and financial advisors, that the Arrangement is in the best interests of URC and is fair to URC Shareholders, and the unanimous recommendation of the URC Board to URC Shareholders that they vote in favour of the Arrangement Resolution.

“URC Change in Recommendation” means the occurrence of any of the following prior to the URC Shareholder Approval having been obtained: the URC Board (a) withdraws, amends, modifies or qualifies, or publicly proposes or states its intention to withdraw, amend, modify or qualify, the URC Board Recommendation in an adverse manner to the Sweetwater Investors; (b) accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend, an Acquisition Proposal or takes no position or a neutral position with respect to an Acquisition Proposal for more than five (5) Business Days (or in the event the URC Meeting is scheduled to occur within five (5) Business Days, beyond the third (3rd) Business Day prior to the date of the URC Meeting); (c) fails to include the URC Board Recommendation in the URC Circular or publicly reaffirm (without qualification) the URC Board Recommendation within five (5) Business Days after having been requested in writing by the Sweetwater Investors to do so (or in the event the URC Meeting is scheduled to occur within five (5) Business Days of such request, prior to the third (3rd) Business Day prior to the date of the URC Meeting); or (d) passes a resolution to take any of the foregoing actions in clauses (a) through (c) above.

“URC Circular” means the notice of the URC Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the URC Shareholders in connection with the URC Meeting, as amended, supplemented or otherwise modified from time to time.

“URC Data Room Information” means all information, books, maps, records, reports, files, data, models, papers or other records or documents relating to URC and its Subsidiaries or its businesses, contained in the internet-based data room made available to the Sweetwater Investors as in effect at 5:00 p.m. (Vancouver time) on February 27, 2026.

“URC Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by URC to the Sweetwater Investors with this Agreement.

“URC Employees” means employees of URC or any of its Subsidiaries.

“URC Financial Advisor Opinions” means the opinion of Paradigm Capital Inc. to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations and qualifications set forth therein, the Consideration to be received by the URC Shareholders is fair, from a financial point of view, to such holders.

“URC Financial Statements” has the meaning ascribed thereto in paragraph (p) of Schedule D.

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“URC Incentive Plan” means the amended and restated long-term incentive plan of URC dated November 22, 2019, as amended on August 29, 2023 and August 13, 2024.

“URC Indebtedness” means any indebtedness for borrowed money of URC and its Subsidiaries on a consolidated basis, including any credit facilities or liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; provided that, URC Indebtedness shall not include any indebtedness solely among URC and its wholly-owned Subsidiaries or any indebtedness owing pursuant to shareholder loans or other advances made by securityholders of any non-wholly-owned Subsidiary or joint venture of URC.

“URC Material Adverse Effect” means any event, change, occurrence, effect or state of facts, that, individually or in the aggregate with other events, changes, occurrences, effects or states of facts is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations or condition (financial or otherwise) of URC and its Subsidiaries taken as a whole, provided that none of the following (or the results thereof) shall constitute or be taken into account in determining whether a URC Material Adverse Effect has occurred:

(a)	any change or development affecting the uranium royalty and streaming industry generally;

(b)	any changes in uranium prices;

(c)	any change or development in or relating to general economic, business, banking, financial, credit, currency exchange, interest rate, rates of inflation or capital market conditions, including inflation, supply chain disruptions, labor shortages, interest rates, foreign exchange or exchange rates;

(d)	any change or development in global, national or regional political or regulatory conditions (including general labor strikes, lockouts, protests, riots or any act of terrorism, sabotage, espionage, cyberattack or any outbreak of hostilities or war or any escalation or worsening thereof, anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions or the threat thereof);

(e)	any epidemic, pandemic or disease outbreak or any worsening thereof (including any response of Governmental Entities thereto);

(f)	any hurricane, flood, tornado, earthquake, wildfire or other natural or man-made disaster;

(g)	any adoption, proposed implementation or change in applicable Law or any interpretation thereof by any Governmental Entity, and any action taken (or omitted to be taken) by URC or its Subsidiaries which is required thereby;

(h)	any change in generally accepted accounting principles, including IFRS, or regulatory accounting requirements applicable in the jurisdictions in which URC or any of its Subsidiaries conducts business;

(i)	actions or inactions taken by URC or any of its Subsidiaries that are expressly required by this Agreement or that are taken at the written request of or with the prior written consent of the Sweetwater Investors;

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(j)	any change in the market price or trading volume of any securities of URC (it being understood that the causes underlying such change in market price may be taken into account in determining whether a URC Material Adverse Effect has occurred to the extent not otherwise excluded by any other clause in this definition), or any suspension of trading in securities generally or on any securities exchange on which any securities of URC trades;

(k)	the failure, in and of itself, of URC to meet any internal or public projections, forecasts or estimates of revenues or earnings (it being understood that the causes underlying such failure may be taken into account in determining whether a URC Material Adverse Effect has occurred to the extent not otherwise excluded by any other clause in this definition); or

(l)	any matter that has been expressly disclosed in (i) the URC Public Documents (excluding any disclosures set forth in any section of a document in the URC Public Documents entitled “Risk Factors,” “Cautionary Statement on Forward-Looking Information” or similarly titled section or any other disclosures included in such documents to the extent that they are cautionary, predictive or forward-looking rather than historical facts) prior to the date of this Agreement or (ii) the URC Disclosure Letter but, in the case of each of (i) and (ii), only to the extent of such express disclosure (and not, for the avoidance of doubt, any other consequences of the matter so disclosed);

provided, however, that any event, change, occurrence, effect or state of facts referred to in paragraphs (a) through (e) above may be taken into account in determining whether a URC Material Adverse Effect has occurred but solely to the extent that it disproportionately adversely affects URC and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the industries and jurisdictions in which URC and its Subsidiaries operate.

“URC Material Contract” means the URC Material Royalty Agreements and such other Contracts set forth in paragraph(u) of Schedule D.

“URC Material Royalty Agreements” has the meaning ascribed thereto in paragraph (v)(i) of Schedule D.

“URC Material Royalty Interests” has the meaning ascribed thereto in paragraph (v)(i) of Schedule D.

“URC Meeting” means the special meeting of URC Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“URC Options” means any outstanding share purchase options issued by URC pursuant to the URC Incentive Plan or otherwise.

“URC Public Documents” means all forms, reports, schedules, statements and other documents filed by URC since January 1, 2024, with all applicable Governmental Entities which are publicly filed, including on SEDAR+ in Canada and on EDGAR in the United States.

“URC Replacement Award” has the meaning ascribed thereto in Section 2.11(1)(b).

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“URC Replacement Options” means the options to acquire New ParentCo Shares, governed by the URC Incentive Plan to be issued in exchange for URC Options pursuant to the Plan of Arrangement.

“URC Shareholder” or “URC Shareholders” means the holders of URC Shares. “URC Shareholder Approval” has the meaning ascribed thereto in Section 2.2(c). “URC Shares” means the common shares in the capital of URC.

“URC Subscription Receipts” means subscription receipts of URC issued pursuant to the Concurrent Private Placement Agreement, each of which entitles the holder thereof to receive, without payment of additional consideration and without further action on the part of the holder, one (1) URC Share upon the satisfaction or waiver of the applicable escrow release conditions relating to the completion of the Transactions, all as more particularly set forth in the Concurrent Private Placement Agreement.

“URC Support Agreements” means the voting and support agreements dated the date hereof between the Sweetwater Investors and the URC Supporting Shareholders party thereto.

“URC Supporting Shareholders” means the URC Shareholders that are party to a URC Support Agreement.

“URC Termination Payment Event” has the meaning ascribed thereto in Section 8.3(3).

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934.

“U.S. GAAP” means United States generally accepted accounting principles as in effect from time to time, as established by the Financial Accounting Standards Board and the rules and regulations of the SEC applicable to financial statements.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Tax Code” means the U.S. Internal Revenue Code of 1986.

“U.S. URC Pension Plan” has the meaning ascribed thereto in paragraph (aa)(viii) of Schedule D.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement among New ParentCo, ExchangeCo, CallCo and the Trustee, in the form agreed to by the Sweetwater Investors and URC pursuant to Section 5.12(1), to be entered into by New ParentCo, ExchangeCo, CallCo and the Trustee in connection with and pursuant to the Plan of Arrangement.

“Willful Breach” means an action or omission taken or omitted to be taken that the Breaching Party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.

Section 1.2 Interpretation Not Affected by Headings.

The division of this Agreement into Articles, Sections, subsections, paragraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph, clause or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph, clause or Schedule, respectively, bearing that designation in this Agreement.

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Section 1.3 Number and Gender.

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

Section 1.4 Date for Any Action and Computation of Time.

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. References to time are to local time, Vancouver, British Columbia, Canada.

Section 1.5 Currency.

Unless otherwise stated, all references in this Agreement to sums of money are expressed in United States dollars and “$” and “USD” refers to United States dollars. Any references to “CAD $” refers to Canadian dollars.

Section 1.6 Accounting Matters.

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in accordance with IFRS consistently applied.

Section 1.7 Knowledge.

(1)	In this Agreement, references to “the knowledge of URC” means the actual knowledge of Scott Melbye, Chief Executive Officer of URC, Andy Marshall, Chief Financial Officer of URC and Darcy Hirsekorn, Chief Technical Officer of URC, in each case, after reasonable due inquiry, including of such Persons’ direct reports.

(2)	In this Agreement, references to “the knowledge of the Sweetwater Investors” means, in the case of the Orion Sellers, the actual knowledge of Jonathan Lamb, Managing Partner and Chief Investment Officer, Resource Royalty of Orion Resource Partners, Damon Barber and James Perry, in each case, after reasonable due inquiry, including of the individuals directly responsible for the applicable matter, and in the case of OTPP, the actual knowledge of James Sikora, Managing Director, Natural Resources of Ontario Teachers’ Pension Plan, Damon Barber and James Perry, in each case, after reasonable due inquiry, including of such Persons’ direct reports.

(3)	Except (a) as otherwise expressly provided herein, or (b) as expressly disclosed in the Sweetwater Disclosure Letter, the URC Disclosure Letter or the URC Public Documents (excluding any disclosures set forth in any section of a document in the URC Public Documents, entitled “Risk Factors,” “Cautionary Statement on Forward-Looking Information” or similarly titled section or any other disclosures included in such documents to the extent that they are cautionary, predictive or forward-looking rather than historical facts) but, in the case of (b), only to the extent of such express disclosure (and not, for the avoidance of doubt, any other consequences of the matter so disclosed), the representations, warranties, covenants and rights to any remedy of a Party and any determination of whether a URC Material Adverse Effect or a Sweetwater Material Adverse Effect has occurred or would, or would reasonably be expected to, occur shall not be affected or deemed waived by reason of any investigation made or knowledge possessed by or on behalf of any Party or any of its Representatives.

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Section 1.8 Disclosure Letters.

For the purpose of this Agreement, it is acknowledged and agreed that disclosure in any section or subsection of the URC Disclosure Letter or the Sweetwater Disclosure Letter, respectively, will be deemed disclosed with respect to all Sections of this Agreement and all other sections or subsections of the URC Disclosure Letter or the Sweetwater Disclosure Letter, as applicable, to the extent the relevance of such disclosure to such Section or subsection is reasonably apparent on the face of such disclosure. The URC Disclosure Letter and the Sweetwater Disclosure Letter form an integral part of this Agreement for all purposes of it.

Section 1.9 Other Definitional and Interpretive Provisions.

(1)	References in this Agreement to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by those words or words of like import.

(2)	Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(3)	References in this Agreement to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with its terms, including any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(4)	References in this Agreement to a Person includes the heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns of that Person, as applicable.

(5)	References to a particular statute shall be to such statute and the rules, regulations, orders and published policies made thereunder, as now in effect and as it and they may be promulgated thereunder or amended from time to time; provided that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific statute will be deemed to refer to such statute (and the rules, regulations, orders and published policies made thereunder) as of such date.

(6)	A Person is considered to “control” another Person if: (a) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation; or (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than fifty percent (50%) of the interests of the partnership; or (c) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person; or (d) the first Person otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the second Person, whether through ownership of voting securities of the second Person, by Contract or otherwise, and “controlling” and “controlled by” shall have correlative meanings.

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(7)	References in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Sweetwater Material Adverse Effect” or a “URC Material Adverse Effect” has occurred.

(8)	When used herein, the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(9)	Unless the context otherwise requires, (a) “neither,” “nor,” “any,” “either” and “or” are not exclusive, (b) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if” and (c) “existing” means “existing as of the date of this Agreement” and “currently” or “current” refers to the date of this Agreement.

(10)	When used herein, the phrase “the date hereof” and “the date of this Agreement” means April 16, 2026.

(11)	The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(12)	Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by any Party if such documents, information or materials have been physically or electronically delivered to the other Party prior to the date of this Agreement, including by being posted to a virtual data room managed by such Party prior to 5:00 p.m. on the calendar day immediately preceding the date of this Agreement or available on EDGAR or SEDAR+ (as applicable).

(13)	References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by electronic delivery. References to “written” will be construed in the same manner.

Section 1.10 Schedules.

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	-	List of Orion Sellers
Schedule B	-	Form of Plan of Arrangement
Schedule C	-	Form of Arrangement Resolution
Schedule D	-	URC Representations and Warranties
Schedule E	-	Sweetwater Investors’ Representations and Warranties
Schedule F	-	Key Regulatory Approvals
Schedule G	-	Governance Arrangements
Schedule H	-	Exchangeable Shares Term Sheet
Schedule I	-	Investors Rights Agreement Term Sheet
Schedule J	-	Specified Individuals
Schedule K	-	Pre-Closing Sweetwater Reorganization Steps

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ARTICLE 2

THE ARRANGEMENT

Section 2.1 Arrangement.

URC and the Sweetwater Investors agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

Section 2.2 Interim Order.

As soon as reasonably practicable following the execution of this Agreement, and in any case on or before May 11, 2026, URC shall, pursuant to Section 192 of the CBCA, prepare, file and diligently pursue an application to the Court for the Interim Order, which application shall be in form and substance satisfactory to the Sweetwater Investors, acting reasonably, and the Interim Order shall provide, among other things:

(a)	for the calling and holding of the URC Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement;

(b)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the URC Meeting and for the manner in which such notice is to be provided;

(c)	that the requisite approval for the Arrangement Resolution shall be: (i) sixty-six and two thirds (66 2/3%) of the votes cast on the Arrangement Resolution by the URC Shareholders present in person or represented by proxy at the URC Meeting; and (ii) if applicable, a simple majority of the votes cast on the Arrangement Resolution by URC Shareholders present in person or represented by proxy at the URC Meeting (excluding URC Shares held by certain “related parties” and “interested parties” (as such terms are defined in MI 61-101) in accordance with the requirements of MI 61- 101) (the “URC Shareholder Approval”);

(d)	confirmation of the record date for the purposes of determining the URC Shareholders entitled to receive material and vote at the URC Meeting and that the record date will not change in respect of or as a consequence of any adjournment(s) or postponement(s) of the URC Meeting, unless required by applicable Law;

(e)	that, in all other respects, other than as ordered by the Court, the terms, conditions and restrictions of URC’s Constating Documents, including quorum requirements and other matters, shall apply in respect of the URC Meeting;

(f)	for the grant of Dissent Rights to those URC Shareholders who are registered URC Shareholders, as contemplated in the Plan of Arrangement;

(g)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(h)	that the URC Meeting may be adjourned or postponed from time to time by the URC Board without the need for additional approval of the Court;

(i)	that the deadline for the submission of proxies by URC Shareholders for the URC Meeting shall be forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the URC Meeting, subject to waiver by URC; and

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(j)	for such other matters as the Sweetwater Investors or URC (in each case, with the prior consent of the others, such consent not to be unreasonably withheld, conditioned or delayed) may reasonably request.

Section 2.3 URC Meeting.

(1)	Subject to the terms of this Agreement, URC shall:

(a)	in consultation with the Sweetwater Investors, fix and publish a record date for the purposes of determining URC Shareholders entitled to receive notice of and vote at the URC Meeting as promptly as practicable;

(b)	in consultation with the Sweetwater Investors, fix the date of the URC Meeting, give notice to the Sweetwater Investors of the URC Meeting and allow Representatives of the Sweetwater Investors and their legal counsel to attend the URC Meeting;

(c)	convene and conduct the URC Meeting in accordance with the Interim Order, URC’s Constating Documents and applicable Law as soon as reasonably practicable, and, subject to Section 2.4(1), use reasonable best efforts to conduct the URC Meeting on or before the Meeting Deadline;

(d)	not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the URC Meeting without the Sweetwater Investors’ prior written consent, except:

(i)	in the case of adjournment, as required for quorum purposes (in which case the URC Meeting shall be adjourned and subsequently reconvened as soon as practicable);

(ii)	as required or permitted by Section 5.9(2);

(iii)	as required by applicable Law or by a Governmental Entity; or

(iv)	for the purposes of attempting to solicit proxies to obtain the requisite approval of the Arrangement Resolution,

provided that URC may not, without the prior written consent of the Sweetwater Investors (not to be unreasonably withheld, conditioned or delayed), postpone or adjourn the URC Meeting pursuant to the preceding clause (i) or (iv) for a period of more than ten (10) Business Days on any single occasion or, on any occasion, to a date after the earlier of (x) thirty (30) Business Days after the date on which the URC Meeting was originally scheduled and (y) ten (10) Business Days before the Outside Date;

(e)	solicit proxy votes in favour of the Arrangement Resolution and take all actions that are reasonably necessary or desirable to seek the approval of the Arrangement Resolution by URC Shareholders, including retaining a proxy solicitation agent to solicit in favour of the Arrangement Resolution and provide the Sweetwater Investors with copies or access to information regarding the URC Meeting that has been provided to URC generated by any proxy solicitation services firmed retained by URC, as requested from time to time by the Sweetwater Investors;

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(f)	recommend (and the URC Board shall in the URC Circular unanimously recommend) to all the URC Shareholders that they vote in favour of the Arrangement Resolution;

(g)	advise the Sweetwater Investors as the Sweetwater Investors may reasonably request, and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the URC Meeting, as to the aggregate tally of the proxies received by URC in respect of the Arrangement Resolution; and

(h)	except for non-substantive communications from any URC Shareholder, promptly advise the Sweetwater Investors of any written communication from any URC Shareholder in opposition to the Arrangement, written notice of dissent or purported exercise by any URC Shareholder of Dissent Rights received by URC in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by URC, and any written communications sent by or on behalf of URC to any URC Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution.

(2)	Subject to the terms of this Agreement, URC shall take all actions that are reasonably necessary or advisable to seek the URC Shareholder Approval.

Section 2.4 URC Circular.

(1)	Subject to the Sweetwater Investors providing all the Sweetwater Investors’ Required Information, URC will, as promptly as reasonably practicable, (a) prepare the URC Circular together with any other documents required by applicable Laws, (b) file the URC Circular in all jurisdictions where the same is required to be filed, (c) send the URC Circular as required under applicable Laws and by the Interim Order, and (d) use reasonable best efforts to mail the URC Circular prior to the close of business on the Mailing Deadline.

(2)	Subject to the Sweetwater Investors providing all the Sweetwater Investors’ Required Information, on the date of sending thereof, URC shall ensure that the URC Circular complies in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the URC Shareholders to form a reasoned judgment concerning the matters to be placed before them at the URC Meeting, and, without limiting the generality of the foregoing, shall take all reasonable steps to ensure that the URC Circular will not contain any misrepresentation (except that URC shall not be responsible to the Sweetwater Investors for any information relating to and provided by the Sweetwater Investors, the Sweetwater Entities or their affiliates, including in relation to the New ParentCo Shares or the Exchangeable Shares).

(3)	Subject to Article 6, the URC Circular shall contain the URC Board Recommendation and a statement that each URC Supporting Shareholder intends to vote, and direct to be voted, all URC Shares held by or on behalf of such Person in favour of the Arrangement Resolution pursuant to the terms of the URC Support Agreements, as well as a copy of the URC Financial Advisor Opinions.

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(4)	The Sweetwater Investors shall provide URC with all information regarding the Sweetwater Investors, the Sweetwater Entities, their affiliates and the New ParentCo Shares, the New ParentCo Consideration Shares and the Exchangeable Shares, including financial statements and any information necessary in order for URC to prepare pro forma financial statements prepared in accordance with U.S. GAAP or IFRS, as applicable, and applicable Laws (provided that in the case of such pro forma financial statements URC has also cooperated with the Sweetwater Investors in providing any necessary information relating to URC required to prepare such pro forma financial statements), as required by the Interim Order or applicable Laws for inclusion in or filing with the URC Circular or any amendments or supplements to such URC Circular (the “Sweetwater Investors’ Required Information”), and will provide such information to URC as promptly as practicable and in any event in sufficient time to allow URC to send the URC Circular by the Mailing Deadline and to hold the URC Meeting by the Meeting Deadline; provided that, notwithstanding the foregoing, with respect to any information that is not within the possession or control of the Sweetwater Investors or cannot be disclosed to URC or included in the URC Circular without the consent of a third party pursuant to an existing Contract, the Sweetwater Investors shall only be required to use commercially reasonable efforts to provide such information to URC. The Sweetwater Investors and URC shall also use their commercially reasonable efforts to obtain any necessary consents from any of their respective auditors, any other advisors and any third parties referred to in the final proviso to the immediately preceding sentence of this Section 2.4(4) to the use of any financial or other information required to be included in the URC Circular and to the identification in the URC Circular of each such advisor. The Orion Sellers shall ensure that, to its knowledge, the Sweetwater Investors’ Required Information provided by the Orion Sellers with respect to the Orion Sellers and the Sweetwater Entities does not contain any misrepresentation. OTPP shall ensure that, to its knowledge, the Sweetwater Investors’ Required Information provided by OTPP with respect to OTPP and the Sweetwater Entities does not contain any misrepresentation. For greater certainty, the obligations and any liability of the Orion Sellers and OTPP to URC shall be several (and not joint and several) in accordance with the relative share of the ownership of New ParentCo after giving effect to the Pre-Closing Sweetwater Reorganization. The foregoing obligation of the Orion Sellers and OTPP shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. The Parties agree and acknowledge that the preparation of any technical reports in accordance with NI 43-101 and SK-1300 in respect of the material properties of the Sweetwater Entities required for inclusion in the URC Circular (or any amendments or supplements to such URC Circular) and the summaries of such reports or technical or scientific information prepared by URC or any qualified person on their behalf and included in the URC Circular (or any amendments or supplements to such URC Circular) is solely the responsibility of URC and shall not constitute, or be included within, the definition of “Sweetwater Investors’ Required Information.”

(5)	The Sweetwater Investors and their respective legal counsel shall be given a reasonable opportunity to review and comment on the URC Circular and related documents prior to the URC Circular being printed and/or filed with any Governmental Entity and/or sent to any URC Shareholders, and reasonable consideration shall be given to any comments made by the Sweetwater Investors and their respective legal counsel, provided that all information relating solely to the Sweetwater Investors, the Sweetwater Entities or their affiliates or the New ParentCo Group and its affiliates included in the URC Circular shall be in form and content approved in writing by the Sweetwater Investors, acting reasonably. URC shall provide the Sweetwater Investors with final copies of the URC Circular prior to the mailing of the URC Circular to the URC Shareholders.

(6)	URC and the Sweetwater Investors shall each promptly notify the other if at any time before the Effective Date either becomes aware that the URC Circular contains a misrepresentation or otherwise requires an amendment or supplement and the Parties shall cooperate in the preparation of any amendment or supplement to the URC Circular as required or appropriate (and the terms of Section 2.4(5) shall apply to such amendment or supplement as if such amendment or supplement were the URC Circular), and URC shall promptly send or otherwise publicly disseminate any amendment or supplement to the URC Circular to URC Shareholders and, if required by the Court or applicable Laws, file the same with any Governmental Entity and as otherwise required.

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Section 2.5 Securities Law Compliance.

The Sweetwater Investors and URC shall cooperate and use commercially reasonable efforts in good faith to take, or cause to be taken, all reasonable actions, including the preparation of any applications for orders, registrations, consents, filings, rulings, exemptions, no-action letters, circulars and approvals and the preparation of any required documents, in each case required under applicable Securities Laws in connection with this Agreement, the Transaction, the Plan of Arrangement and to complete any of the Transactions. It is acknowledged and agreed that the Sweetwater Investors and the Sweetwater Entities shall not be required to file a prospectus or similar document or otherwise become subject to the Securities Laws of any jurisdiction (other than a province or territory of Canada and in the United States) as a reporting issuer (or equivalent status in any such jurisdiction) in order to complete the Transaction.

Section 2.6 Final Order.

If: (a) the Interim Order is obtained; and (b) the Arrangement Resolution is passed at the URC Meeting by the URC Shareholders as provided for in the Interim Order and as required by applicable Law, then URC shall diligently pursue and take all steps necessary or desirable to have the hearing held before the Court of the application for the Final Order pursuant to Section 192 of the CBCA as soon as reasonably practicable, subject to Court availability, which application shall be in form and substance satisfactory to the Sweetwater Investors, acting reasonably, and URC and the Sweetwater Investors shall take all commercially reasonable steps to set down the hearing for the Final Order for a date that is no more than three (3) Business Days following the approval of the Arrangement Resolution at the URC Meeting.

Section 2.7 Court Proceedings.

Subject to the terms of this Agreement, the Sweetwater Investors will cooperate with and assist URC in seeking the Interim Order and the Final Order, including by providing to URC, on a timely basis, any information reasonably requested by URC in connection therewith. URC shall ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with this Agreement and the Plan of Arrangement. URC will provide the Sweetwater Investors’ counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and will give reasonable consideration to all such comments, provided that all information relating solely to the Sweetwater Investors, the Sweetwater Entities and their affiliates or the New ParentCo Group and its affiliates (excluding URC and its affiliates) included in such materials shall be in form and content approved in writing by the Sweetwater Investors, acting reasonably. URC shall also provide to the Sweetwater Investors’ counsel copies of any notice of appearance or other Court documents served on URC in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any written notice received by URC indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. In addition, URC will not object to the respective legal counsel to the Sweetwater Investors making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that URC is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. URC shall oppose any proposal from any Person that the Final Order contains any provision inconsistent with this Agreement. If URC is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, URC shall do so only after notice to, and in consultation and cooperation with, the Sweetwater Investors. URC shall, subject to applicable Law, other than as required by and in accordance with this Agreement or the Arrangement, not file any material with the Court or serve any such material and will not agree to modify or amend materials so filed or served, except with the prior written consent of the Sweetwater Investors, such consent not to be unreasonably withheld, delayed or conditioned, provided that nothing herein shall require the Sweetwater Investors to agree or consent to any increase in Consideration payable pursuant to the Arrangement or other modification or amendment that expands or increases obligations of the Sweetwater Investors or diminishes or limits the rights of the Sweetwater Investors set forth in any such filed or served materials or under this Agreement or the Arrangement.

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Section 2.8 Articles of Arrangement and Effective Date.

The Arrangement shall become effective at the Effective Time on the Effective Date. The Parties will use reasonable best efforts to complete the Transactions, including to file the Articles of Arrangement as soon as reasonably practicable with the Director pursuant to the CBCA, and in any event, on or before the third Business Day after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set forth in Article 7 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour any such condition is, of those conditions as of the Effective Date) but in any event no later than the Outside Date, unless another time or date is agreed to in writing by the Parties.

Section 2.9 Payment of Consideration.

The Sweetwater Investors will, and will cause New ParentCo and ExchangeCo to, following receipt by URC of the Final Order and in any event prior to the filing of the Articles of Arrangement with the Director in accordance with Section 2.8, deliver or cause to be delivered in escrow to the Depositary an irrevocable direction for the issuance of, or otherwise cause to be delivered, sufficient Consideration Shares to satisfy the Consideration payable to the URC Shareholders pursuant to and in accordance with the Plan of Arrangement.

Section 2.10 No Fractional Shares.

In no event shall any URC Shareholder be entitled to delivery of a fractional New ParentCo Consideration Share or a fractional Exchangeable Consideration Share pursuant to or as a result of the Arrangement. If a URC Shareholder would otherwise be entitled to receive a fractional New ParentCo Consideration Share or Exchangeable Consideration Share, as applicable, the number of such shares to be issued to such URC Shareholder shall be rounded down to the nearest whole share, and any fractional interest shall be cancelled without any payment or other consideration in lieu thereof.

Section 2.11 Incentive Awards and Incentive Plans.

(1)	In respect of the URC Options and the URC Incentive Plan:

(a)	the outstanding URC Options shall be treated in accordance with the provisions of the Plan of Arrangement;

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(b)	prior to the Effective Date and conditional upon the Effective Time having occurred, URC shall, in consultation with the Sweetwater Investors, take all steps necessary or desirable to: (i) upon the Effective Time, give effect to the modifications to the URC Incentive Plan necessary to reflect that New ParentCo is a successor to URC under the URC Incentive Plan pursuant to its terms and to make such further amendments or modifications as may be reasonably necessary or advisable to ensure compliance with applicable Law; (ii) give effect to adjustments to the URC Options (whether vested or unvested) in accordance with the URC Incentive Plan to exchange each such URC Option for a URC Replacement Option over a number of New ParentCo Shares at the time specified in and as provided for under the Plan of Arrangement (or, to the extent permitted by applicable Law and agreed to by URC acting reasonably and in good faith, an award over New ParentCo Shares of equivalent value under any New ParentCo Incentive Plan that provides the applicable URC Option holder with equivalent compensation, including taking into account any applicable Tax consequences to such URC Option holder arising, both at the time of replacement and at the time of exercise or payment, directly from any such award (the “URC Replacement Awards”); and (iii) reflect that, from and after the Effective Time, any payments to be made on the redemption or settlement of the applicable URC Options that are redeemable or settled for cash will be calculated by reference to the New ParentCo Shares, in accordance with the applicable URC Incentive Plan and the Plan of Arrangement; and

(c)	the Sweetwater Investors shall take all corporate action reasonably necessary to ensure treatment of the URC Options in accordance with the provisions of the Plan of Arrangement and the URC Incentive Plan.

Section 2.12 Announcement and Shareholder Communications.

Each Party shall publicly announce the Transactions promptly following the execution of this Agreement by the Sweetwater Investors and URC, the text and timing of such announcement to be approved in writing by the Parties in advance. The Sweetwater Investors and URC agree to cooperate in the preparation of presentations, if any, to URC Shareholders regarding the Transactions, and no Party shall issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as permitted by Article 6; provided, however, that, subject to Section 5.5 and Article 6, the foregoing shall be subject to URC’s overriding obligation to make any disclosure required under applicable Laws or stock exchange rules, and URC shall use commercially reasonable efforts to give prior written notice to the Sweetwater Investors and reasonable opportunity to review or comment on the disclosure, and if such prior notice is not possible, to give notice immediately following the making of such disclosure. The Parties consent to this Agreement being filed on SEDAR+ and EDGAR substantially concurrently with the public announcement of the Transactions in accordance with this Section 2.12 with the Parties to agree on the appropriate redactions to the Agreement in good faith, and acknowledge that URC will file a material change report relating to this Agreement.

Section 2.13 Withholding Taxes.

New ParentCo, ExchangeCo, CallCo, URC and the Depositary shall be entitled to deduct and withhold from any amounts otherwise payable or deliverable to any Person under this Agreement, the Plan of Arrangement or in connection with the Arrangement and from all consideration, dividends, interest or other amounts payable or distributed to any former URC Shareholder or former holder of URC Options such amounts as New ParentCo, ExchangeCo, CallCo, URC or the Depositary is required to deduct and withhold therefrom under any provision of any applicable Laws in respect of Taxes; provided that New ParentCo, ExchangeCo, CallCo, URC and the Depositary, as applicable shall not withhold if the applicable tax forms or certificates are provided by the applicable recipient of the applicable payment. New ParentCo, ExchangeCo, CallCo, URC and the Depositary are hereby authorized to sell or otherwise dispose of such portion of any non-cash consideration (for the avoidance of doubt, including the Consideration), on behalf of such holder, as is necessary to provide sufficient funds to New ParentCo, ExchangeCo, CallCo, URC or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and New ParentCo, ExchangeCo, CallCo, URC or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale or disposition (after deduction of all reasonable out-of-pocket expenses and commissions incurred in connection with such sales) to such holder. To the extent that such amounts are so deducted, and withheld, such amounts shall be treated for all purposes under this Agreement and the Arrangement as having been paid to the Person to whom the relevant portion of the consideration would otherwise have been provided and the obligation to provide the consideration shall be treated as discharged to the same extent. Any amounts withheld shall be timely remitted to the relevant Tax Authority in accordance with applicable Law by such relevant withholding agent and the relevant withholding agent shall provide reasonable evidence of such remittance to the Person that was withheld upon.

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Section 2.14 U.S. Securities Laws.

(1)	The Parties intend that the issuance of the New ParentCo Consideration Shares and the Exchangeable Consideration Shares under the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”), and each Party shall take such reasonable actions as shall be required to facilitate reliance on such exemption in connection with the Arrangement. Without limiting the foregoing, in order to ensure the availability of the Section 3(a)(10) Exemption and to facilitate compliance with the U.S. Securities Act, the parties agree that the Arrangement will be carried out on the following basis:

(a)	The Arrangement will be subject to the approval of the Court;

(b)	prior to the hearing to approve the Interim Order, the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption with respect to the issuance of the New ParentCo Consideration Shares and the Exchangeable Consideration Shares, in each case, pursuant to the Arrangement, based on the Court’s approval of the Arrangement;

(c)	prior to the issuance of the Interim Order, URC will file with the Court a copy of the proposed text of the Circular together with any other documents required by applicable Law in connection with the URC Meeting;

(d)	the Court will be required to satisfy itself as to the substantive and procedural fairness of the Arrangement to the holders of URC Shares who will be issued New ParentCo Consideration Shares and the Exchangeable Consideration Shares, in each case, pursuant to the Arrangement;

(e)	the Interim Order approving the URC Meeting will specify that each Person entitled to receive New ParentCo Consideration Shares and the Exchangeable Consideration Shares, in each case, pursuant to the Arrangement will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time;

(f)	URC will ensure that each URC securityholder entitled to receive New ParentCo Consideration Shares and Exchangeable Consideration Shares, in each case, pursuant to the Arrangement will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to give approval to the Arrangement and providing them with sufficient information necessary for them to exercise that right;

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(g)	each URC securityholder entitled to receive New ParentCo Consideration Shares and Exchangeable Consideration Shares pursuant to the Arrangement will be advised that such shares have not been registered under the U.S. Securities Act and will be issued by New ParentCo in reliance on the Section 3(a)(10) Exemption, and shall be without trading restrictions under the U.S. Securities Act (other than those that would apply under the U.S. Securities Act in certain circumstances to Persons who are, or have been within ninety (90) days of the Effective Time, or, on or after the Effective Time, become affiliates (as defined by Rule 144 under the U.S. Securities Act) of New ParentCo);

(h)	each holder of URC Shares will be advised that with respect to New ParentCo Consideration Shares and/or Exchangeable Consideration Shares issued to Persons who are, or have been within ninety (90) days of the Effective Time, or, on or after the Effective Time become, affiliates (as defined by Rule 144 under the U.S. Securities Act) of New ParentCo, such securities will be subject to restrictions on resale under U.S. Securities Laws, including Rule 144 under the United States Securities Act of 1933;

(i)	the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order; and

(j)	URC shall include in the application contemplated by Section 2.2 a statement to substantially the following effect: “If made, the order approving the Arrangement will serve as a basis of a claim to an exemption pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, regarding the issuance and distribution in the United States of America of securities of New ParentCo pursuant to the Plan of Arrangement.”

(2)	The Parties intend that New ParentCo will succeed to URC under Rule 12g-3 under the Exchange Act in connection with the Arrangement and the initial listing of the New ParentCo Shares on the Nasdaq, and each Party shall take such reasonable actions as shall be required to facilitate reliance on such rule in connection with the Arrangement and such listing.

Section 2.15 Support Agreements.

None of the Parties shall agree to or permit any termination, amendment, replacement or other modification of or supplement to, or waive any provisions under, any URC Support Agreement to which it is a party, without the prior written consent of each of the other Parties.

Section 2.16 Pre-Closing Sweetwater Reorganization.

The Parties acknowledge and agree that the Sweetwater Investors shall, and shall cause each applicable subsidiary, affiliate and Sweetwater Entity to, effect such reorganizations of the Sweetwater Entities as contemplated in Schedule K (the “Pre-Closing Sweetwater Reorganization”) prior to the Effective Time on the Effective Date; provided that, the Sweetwater Investors shall have no obligation to effectuate the Pre-Closing Sweetwater Reorganization until URC has provided written evidence reasonably satisfactory to the Sweetwater Investors that the URC Shareholder Approval has been obtained. The Sweetwater Investors agree to cause New ParentCo to adopt the New ParentCo Incentive Plan, which shall be on terms substantially similar as is practical to the URC Incentive Plan, with such other terms as may be agreed by the Parties, acting reasonably, and to adopt a certificate of incorporation and bylaws for New ParentCo that will be substantially similar to the articles and notice of articles of URC, with such adjustments as are necessary to comply with applicable Laws and such other changes as required to give effect to the Transaction. As soon as reasonably practicable after the date hereof. The Sweetwater Investors shall provide drafts of all documents and agreements to be entered into in connection with the Pre-Closing Sweetwater Reorganization to URC, including the New ParentCo Incentive Plan and such certificate of incorporation and bylaws, and the execution or implementation of any such documents or agreements shall be subject to the prior approval of URC, acting reasonably.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF URC

Section 3.1 Representations and Warranties.

(1)	Except as expressly disclosed in (a) the URC Public Documents (excluding any disclosures set forth in any section of a document in the URC Public Documents entitled “Risk Factors,” “Cautionary Statement on Forward-Looking Information” or similarly titled section or any other disclosures included in such documents to the extent that they are cautionary, predictive or forward-looking rather than historical facts) prior to the date hereof or (b) in the URC Disclosure Letter, but, in the case of each of (a) and (b), only to the extent of such express disclosure (and not, for the avoidance of doubt, any other consequences of the matter so disclosed), URC hereby represents and warrants to the Sweetwater Investors as set forth in Schedule D and acknowledges and agrees that the Sweetwater Investors are relying upon such representations and warranties, as set forth in Schedule D, in connection with the entering into of this Agreement and the consummation of the Arrangement and the Transactions.

(2)	Except for the representations and warranties set forth in this Agreement, neither URC nor any other Person has made, or makes, and the Sweetwater Investors have not relied upon, any other, express or implied (at law or in equity) representation and warranty, either written or oral, on behalf of URC. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by URC in this Agreement, as set forth in Schedule D, neither URC nor any other Person makes or has made any representation or warranty to the Sweetwater Investors, its affiliates or any of its representatives, with respect to (a) any financial projection, forecast, estimate, budget, or prospective information relating to URC or any of its Subsidiaries or their respective businesses or operations or (b) any oral or written information furnished or made available to the Sweetwater Investors, its affiliates or any of its representatives in the course of their due diligence investigation of URC or any of its Subsidiaries, the negotiation of this Agreement or the consummation of the Arrangement and the other Transactions, including the accuracy, completeness or correctness thereof, and neither URC nor any other Person will have liability to the Sweetwater Investors, its affiliates or any of its representatives or any other Person in respect of such information, including any subsequent use of such information.

(3)	The representations and warranties of URC contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SWEETWATER INVESTORS

Section 4.1 Representations and Warranties.

(1)	Except as expressly disclosed in the Sweetwater Disclosure Letter, and only to the extent of such express disclosure (and not, for greater certainty, any other consequences of the matter so disclosed), each of the Orion Sellers and OTPP, solely on its own behalf and not jointly with the other, hereby represents and warrants to URC the representations and warranties of the Sweetwater Investors set out in Schedule E. Notwithstanding the foregoing, the parties agree that for the purposes of this Section 4.1, the definition of Sweetwater Entities will not include Spur. HRG hereby represents and warrants to URC the representation and warranties set out in paragraphs (ii) through (nn) of Schedule E. Each of the Orion Sellers and OTPP acknowledges and agrees that URC is relying on such representations and warranties in connection with the execution of this Agreement and the consummation of the Arrangement and the Transactions. For greater certainty, each of the Orion Sellers and OTPP shall be liable for such representations and warranties in accordance with the relative share of the ownership of New ParentCo after giving effect to the Pre-Closing Sweetwater Reorganization.

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(2)	Except for the representations and warranties set forth in this Agreement, none of the Sweetwater Investors nor any other Person has made, or makes, and URC has not relied upon, any other, express or implied (at law or in equity) representation and warranty, either written or oral, on behalf of the Sweetwater Investors. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Sweetwater Investors in this Agreement, as set forth in Schedule E, neither any of the Sweetwater Investors nor any other Person makes or has made any representation or warranty to URC, its affiliates or any of its representatives, with respect to (a) any financial projection, forecast, estimate, budget, or prospective information relating to the Sweetwater Entities or their respective businesses or operations, or (b) any oral or written information furnished or made available to URC, its affiliates or any of its representatives in the course of their due diligence investigation of the Sweetwater Investors, the Sweetwater Entities or any of their Subsidiaries, the negotiation of this Agreement or the consummation of the Arrangement and the other Transactions, including the accuracy, completeness or correctness thereof, and neither any of the Sweetwater Investors nor any other Person will have liability to URC, its affiliates or any of its representatives or any other Person in respect of such information, including any subsequent use of such information.

(3)	The representations and warranties of the Sweetwater Investors contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5

COVENANTS

Section 5.1 Covenants of URC Regarding the Conduct of Business.

(1)	URC covenants and agrees that, during the period from the date of this Agreement and prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with its terms (the “Interim Period”), except (i) as otherwise required, permitted or contemplated by this Agreement (including, for clarity, for purposes of consummating the Concurrent Financing or the Concurrent Private Placement, and including the conversion of the URC Subscription Receipts to URC Shares under the terms thereof), (ii) as required by Law, or any order or directive of a Governmental Entity, (iii) with the prior written consent of the Sweetwater Investors, such consent not to be unreasonably withheld, delayed or conditioned, or (iv) as set out in the URC Disclosure Letter:

(a)	URC shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course and in accordance with applicable Law, comply with the terms of all URC Material Contracts, and use commercially reasonable efforts to preserve intact the current business organization, properties, assets, rights, Authorizations, goodwill, employment relationships and business relations with suppliers, partners and any other Persons with which URC and the Subsidiaries have business relations;

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(b)	URC shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations, if any, that are required in order to maintain the URC Material Contracts (or, for greater certainty, any Contract with respect to the URC Material Royalty Interests) in full force and effect following completion of the Arrangement, in each case, on terms that are reasonably satisfactory to the Sweetwater Investors, and without paying, and without committing itself or the Sweetwater Investors to pay, any consideration or incur any liability or obligation without the prior written consent of the Sweetwater Investors; and

(c)	without limiting the generality of Section 5.1(1)(a), URC shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:

(i)	amend or modify the Constating Documents of URC or, in any material respect, the Constating Documents of any of URC’s Subsidiaries;

(ii)	reduce its stated capital, or split, divide, consolidate, combine or reclassify any of the shares or other securities of URC or any of its Subsidiaries;

(iii)	reorganize, arrange, restructure, amalgamate, merge or enter into, promote or undertake a scheme of arrangement with or involving any other Person, including wholly-owned Subsidiaries of URC;

(iv)	issue, grant, deliver, sell, pledge or otherwise subject to a Lien (other than a Permitted Lien), or authorize the issuance, grant, delivery, sale or pledge of, or a Lien (other than a Permitted Lien) on, any of its securities, or any options, restricted share units, performance share units, deferred share units, warrants or similar rights exercisable or exchangeable for or convertible into securities, or any stock appreciation rights, phantom stock awards or other rights that are linked to the price or value of the URC Shares, other than the issuance of URC Shares issuable upon the exercise, vesting, settlement or termination of URC Options in accordance with the terms of the URC Incentive Plan or any existing grant agreement with respect to such URC Option;

(v)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of its capital stock or any of its outstanding securities (including pursuant to any current or future URC security repurchase program), other than in connection with the vesting, exercise or settlement of outstanding URC Options in accordance with the terms of the URC Incentive Plan or any existing grant agreement with respect to such URC Option;

(vi)	make any material amendments to the URC Incentive Plan and any terms of the URC Options, provided that renewing the URC Incentive Plan or making administrative changes or updates to comply with applicable Law or facilitate the operation of the URC Incentive Plan shall not be prohibited;

(vii)	declare, set aside or pay, or set a record date or payment date for (i) any non-cash dividend or non-cash other distribution on any of its outstanding shares; or (ii) any cash dividend or cash distribution on any of its outstanding shares other than dividends or distributions by wholly-owned Subsidiaries of URC to URC or its wholly-owned Subsidiaries in the Ordinary Course;

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(viii)	(A) adopt a plan of complete or partial liquidation, consolidation, winding-up or resolutions providing for the liquidation, consolidation or dissolution of URC, any of its Subsidiaries or any of their respective assets, or (B) file a petition in bankruptcy under any Law on behalf of URC or any of its Subsidiaries or consent to the filing of any bankruptcy petition against URC or any of its Subsidiaries;

(ix)	engage in any new business, enterprise or other activity that is inconsistent with the existing businesses of URC and its Subsidiaries in the manner such existing businesses generally have been carried on or (as disclosed in the URC Public Documents) planned or proposed to be carried on prior to the date of this Agreement;

(x)	terminate, fail to renew, cancel, waive, release, grant or transfer any rights that are material to URC or its Subsidiaries under any Material Contract;

(xi)	acquire or commit to acquire any material interest, or make or commit to make any investment or contributions of capital, directly or indirectly, in any Person or its businesses in one transaction or in a series of related transactions (in each case, by merger, consolidation, exchange, acquisition of securities or other equity interests, purchase, lease or licence of any significant portion of property or consolidated assets, joint venture formation or otherwise), other than for consideration with a value of less than [Redacted: dollar value] per any such transaction or series of related transactions, provided that the value of consideration for all such transactions in the aggregate in any twelve (12) month period is less than [Redacted: dollar value] and further provided that at all times URC has cash or cash equivalents on hand, together with the reasonably anticipated or expected proceeds from the Concurrent Financing or Concurrent Private Placement, and sales of uranium to be conducted in the Ordinary Course during the Interim Period, sufficient to pay any cash consideration payable by it pursuant to Sections 2.4(a), 2.4(b) and 2.4(k) of the Plan of Arrangement, and that such transactions do not impede, delay, interfere or otherwise adversely affect the completion of the Transactions;

(xii)	sell, lease, license, dispose of, abandon, pledge or otherwise subject to a Lien (other than a Permitted Lien) or otherwise transfer any material assets or any interest in any material assets (in each case including material Intellectual Property and URC Material Royalty Interests) of URC or its Subsidiaries, other than assets or interests in assets:

(A)	with a value less than [Redacted: dollar value] in the aggregate in any twelve (12) month period;

(B)	sales (however structured) of Goods or other tangible property in the Ordinary Course;

(C)	that are associated with discontinued operations of URC or its Subsidiaries or that are superfluous, obsolete, not necessary for the operations of URC’s or its Subsidiaries’ respective businesses, fully depreciated or at the end of their useful life; or

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(D)	consisting of uranium concentrates (U₃O₈) or other uranium products sold for cash proceeds;

(xiii)	incur, create, assume or otherwise become liable for any URC Indebtedness or provide any guarantees thereof in excess of [Redacted: dollar value];

(xiv)	(A) amend or modify in any material respect, terminate or waive any material right under any Material Contract; (B) enter into any Contract that would be a Material Contract if in effect on the date of this Agreement,

(xv)	make any material change to URC’s accounting policies or methods of accounting (including adopting new accounting policies or methods), other than required by concurrent changes in IFRS;

(xvi)	enter into, amend or terminate (other than for Cause) any employment agreement or Contract with any independent contractor or hire or retain the services of any Person for any purpose whatsoever;

(xvii)	enter into, adopt or terminate any URC Benefit Plan or amend or modify an existing URC Benefit Plan or pay any benefit not required by (or accelerate the time of payment, vesting or funding of, any payments becoming due under) such URC Benefit Plan as in effect as of the date of this Agreement;

(xviii)	other than as set out in the URC Disclosure Letter or as required by the terms of any URC Benefit Plan or written employment agreements in existence on the date of this Agreement:

(A)	grant to any URC Employee or officer, independent contractor, consultant or director of URC or any of its Subsidiaries an increase in compensation or benefits in any form (including URC Options);

(B)	grant or increase any eligibility or entitlement to severance, retention, change of control or termination pay or similar compensation or benefits payable to (or amend any existing Contract with), any director or officer of URC or any URC Employee (other than a director or officer), independent contractor or consultant;

(C)	enter into any employment, deferred compensation, independent contractor, consultant, or other similar Contract (or amend any such existing Contract) with any Person (including any director or officer of URC);

(D)	amend or extend any benefits provided under a URC Benefit Plan; or

(E)	provide for accelerated vesting, payment or removal of restrictions on any compensation or benefits (including any URC Options) or fund or otherwise secure the payment of, or accelerate the funding of, any compensation or benefits payable under any URC Benefit Plan;

(xix)	commence, waive, release, assign, settle, compromise or settle any litigation, proceeding, regulatory process, claim or investigation affecting URC or any of its Subsidiaries reasonably expected to (A) involve an amount in excess of the greater of (I) [Redacted: dollar value] in each case; or (II) the amount reflected or reserved against in the balance sheet (or notes thereto) included in the URC Public Documents relating to such litigation, proceedings or investigations, as applicable, in the case of each of clauses (I) and (II), and any series of the aforementioned which arise from the same or substantially the same facts, matters, circumstances or events shall be aggregated together for the purpose of such threshold, (B) impede, prevent or delay the consummation of the Transactions or (C) impose material injunctive or equitable relief, or impose material restrictions, on the business activities of URC and its Subsidiaries, taken as a whole;

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(xx)	(A) make, change or rescind any material Tax election or Tax designation (other than in the Ordinary Course); (B) settle or compromise any material Tax claim, assessment, reassessment, liability, action, suit, proceeding, hearing or controversy; (C) amend any material Tax Return; (D) enter into any agreement with a Governmental Entity with respect to Taxes; (E) enter into or change any material Tax sharing, Tax advance pricing agreement, Tax allocation or Tax indemnification agreement that is binding on URC or its Subsidiaries (other than any commercial agreement entered into in the Ordinary Course the primary purpose of which is not related to Taxes); (F) surrender any right to claim a Tax abatement, reduction, deduction, exemption, credit or refund; (G) make a request for a Tax ruling to any Governmental Entity; (H) other than as required by applicable Law, amend or change any of its methods of reporting income, deductions or accounting for Tax purposes; or (I) change the residence of URC or any of its Subsidiaries for Tax purposes (including for the purposes of a double taxation arrangement) or create any permanent establishment or other place of business of URC or any of its Subsidiaries in a jurisdiction in which it is not so resident; or

(xxi)	authorize, propose, commit or enter into any agreement to do any of the foregoing.

(2)	Nothing in this Agreement (a) is intended to or shall result in the Sweetwater Investors exercising material influence over the operations of URC or any of its Subsidiaries, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, during the Interim Period, or (b) shall be interpreted in such a way as to place either of the Sweetwater Investors or URC in violation of any applicable Law. Each of the Sweetwater Investors on the one hand and URC on the other hand shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries during the Interim Period.

Section 5.2 Covenants of URC Relating to the Arrangement.

(1)	During the Interim Period, subject to Section 5.5 of this Agreement which shall govern in relation to Regulatory Approvals, URC shall and shall cause the Subsidiaries of URC to perform all obligations required to be performed by URC or any of its Subsidiaries under this Agreement, and use reasonable best efforts to cooperate with the Sweetwater Investors in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective as soon as reasonably practicable the Transactions and, without limiting the generality of the foregoing, URC shall and, where appropriate, shall cause each of its Subsidiaries to:

(a)	upon reasonable consultation with the Sweetwater Investors, use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings against URC or any of its Subsidiaries or their respective directors or officers challenging or affecting this Agreement or the consummation of the Transactions and use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order relating to URC or any of its Subsidiaries which may materially adversely affect the ability of the Parties to consummate the Arrangement;

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(b)	use reasonable best efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements which applicable Laws may impose on URC or its Subsidiaries with respect to the Transactions;

(c)	apply for and use reasonable best efforts to seek to obtain the Nasdaq Approval, subject only to customary conditions; and

(d)	use commercially reasonable efforts to seek all material third-party notices, consents, waivers, approvals, permits, exemptions, orders, agreements, amendments or confirmations required to be obtained by URC or any of its Subsidiaries in connection with the Transactions in each case without paying, and without committing itself, the Sweetwater Investors or any of their respective Subsidiaries to pay, any consideration or incurring any liability or obligation without the prior written consent of the Sweetwater Investors (it being expressly agreed by the Sweetwater Investors that no such notice, consent, waiver, approval, permit, exemption, order, agreement, amendment or confirmation in and of itself shall be a condition to the closing of the Arrangement).

(2)	During the Interim Period, URC shall promptly (but in no event later than two (2) Business Days following any of the events described below) notify the Sweetwater Investors in writing upon becoming aware of:

(a)	any notice or other communication from any Person alleging that the consent (or waiver, approval, permit, exemption, order, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or any of the Transactions, other than in respect of Regulatory Approvals which are governed by Section 5.5;

(b)	unless prohibited by applicable Law or Contract existing as of the date of this Agreement, any notice or other communication from (i) any proxy advisory service in connection with, or (ii) any Person objecting to, indicating an intention to oppose or pursuing or threatening to pursue a position adverse to the completion of, the Transactions (and URC shall contemporaneously provide a copy of any such written notice or communication to the Sweetwater Investors), other than in respect of Regulatory Approvals which are governed by Section 5.5; or

(c)	any material litigation, proceeding, regulatory process, claim or investigation commenced or, to URC’s knowledge, threatened against, relating to or involving, or otherwise affecting the Arrangement or any of the Transactions, other than in respect of Regulatory Approvals which are governed by Section 5.5.

(3)	The receipt of notice or information by the Sweetwater Investors pursuant to Section 5.2(2) or otherwise shall not operate as a waiver by the Sweetwater Investors or otherwise diminish the scope of or otherwise affect any representation, warranty, covenant, agreement or obligation of URC under this Agreement or any condition set forth in Section 7.1 or Section 7.2. Additionally, the failure of URC to comply with Section 5.2(2) shall not give rise to the failure of a condition precedent set forth in Section 7.2(a) or a right to terminate this Agreement pursuant to Section 8.2(1)(c)(i) other than in the event of Willful Breach by a Party or any of its Representatives.

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Section 5.3 Covenants of the Sweetwater Investors Regarding the Conduct of Business.

(1)	The Sweetwater Investors covenant and agree that, during the Interim Period, except (i) as otherwise required, permitted or contemplated by this Agreement, (ii) pursuant to the Pre-Closing Sweetwater Reorganization, (iii) as required by Law, the terms of a Sweetwater Benefit Plan or any order or directive of a Governmental Entity, (iv) with the prior written consent of URC, such consent not to be unreasonably withheld, delayed or conditioned, or (v) as set out in the Sweetwater Disclosure Letter:

(a)	Sweetwater Investors shall cause each of the Sweetwater Entities and its Subsidiaries to conduct its business in the Ordinary Course and in accordance with applicable Law, comply with the terms of all Sweetwater Material Contracts, and use commercially reasonable efforts to preserve intact the current business organization, properties, assets, rights, Authorizations, goodwill, employment relationships and business relations with suppliers, partners and any other Persons with which the Sweetwater Entities and its Subsidiaries have business relations;

(b)	Sweetwater Investors shall cause each of the Sweetwater Entities and its Subsidiaries to, use commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations, if any, that are required in order to maintain the Sweetwater Material Contracts (or, for greater certainty, any Contract with respect to the Sweetwater Properties) in full force and effect following completion of the Arrangement, in each case, on terms that are reasonably satisfactory to URC, and without paying, and without committing itself or URC to pay, any consideration or incur any liability or obligation without the prior written consent of URC;

(c)	Sweetwater Investors shall use commercially reasonable efforts to cause each of the Sweetwater Entities that is classified as a partnership for U.S. federal income tax purposes to make a “push-out election” within the meaning of Section 6226 of the U.S. Tax Code with respect to any “imputed underpayment” for any Tax period ending on or before the Effective Time.

(d)	without limiting the generality of Section 5.3(1), and except as provided in the Pre-Closing Sweetwater Reorganization, the Sweetwater Investors shall cause each of the Sweetwater Entities not to, directly or indirectly, as applicable:

(i)	amend or modify the Constating Documents of any of the Sweetwater Entities;

(ii)	split, combine, sub-divide, consolidate, redenominate or reclassify, or amend or modify any term of, any outstanding security of the Sweetwater Entities or any of their Subsidiaries;

(iii)	reduce the share capital or any other capital reserve of the Sweetwater Entities in any way;

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(iv)	reorganize, arrange, restructure, amalgamate, merge or enter into, promote or undertake a scheme of arrangement with or involving any other Person, other than the Pre-Closing Sweetwater Reorganization;

(v)	issue, grant, deliver, sell, pledge or otherwise subject to a Lien (other than a Permitted Lien), or authorize the issuance, grant, delivery, sale or pledge of, or a Lien (other than a Permitted Lien) on, any of the securities of the Sweetwater Entities, or any options, warrants or similar rights exercisable or exchangeable for or convertible into securities, or any stock appreciation rights, phantom stock awards or other rights that are linked to the price or value of the Sweetwater Entities’ securities other than issuances of equity securities in any Sweetwater Joint Venture to the extent required pursuant to its Sweetwater JV Documents;

(vi)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of in the capital stock of the Sweetwater Entities, or any of the Sweetwater Entities’ outstanding securities (including pursuant to any security repurchase program), other than by any Sweetwater Joint Venture to the extent required pursuant to the Sweetwater JV Documents;

(vii)	Other than as contemplated by the Pre-Closing Sweetwater Reorganization, declare, set aside or pay, or set a record date or payment date for (i) any non-cash dividend or non-cash other distribution on any of its outstanding shares; or (ii) any cash dividend or cash distribution on any of its outstanding shares other than dividends or distributions by the Sweetwater Entities to the Sweetwater Investors or their wholly-owned Subsidiaries in the Ordinary Course;

(viii)	(A) adopt a plan of complete or partial liquidation, consolidation, winding-up or resolutions providing for the liquidation, consolidation or dissolution of any of the Sweetwater Entities, any of their Subsidiaries or any of their respective assets, or (B) file a petition in bankruptcy under any Law on behalf of any of the Sweetwater Entities or any of their Subsidiaries or consent to the filing of any bankruptcy petition against any of the Sweetwater Entities;

(ix)	acquire or commit to acquire any material interest, or make or commit to make any material investment or contributions of capital, directly or indirectly, in any Person or its businesses in one transaction or in a series of related transactions (in each case, by merger, consolidation, exchange, acquisition of securities or other equity interests, purchase, lease or licence of any significant portion of property or consolidated assets, joint venture formation or otherwise), other than for consideration with a value of less than [Redacted: dollar value] per any such transaction or series of related transactions, provided that the value of consideration for all such transactions in the aggregate in any twelve (12) month period is less than [Redacted: dollar value] and further provided that at all times the Sweetwater Entities and that such transactions do not impede, delay, interfere or otherwise adversely affect the completion of the Transactions;

(x)	sell, lease, license, dispose of, abandon, pledge or otherwise subject to a Lien (other than a Permitted Lien) or otherwise transfer any material assets or any interest in any material assets (in each case including material Intellectual Property) of any of the Sweetwater Entities, other than assets or interests in assets:

(A)	with a value less than [Redacted: dollar value] in the aggregate in any twelve (12) month period; or

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(B)	sales (however structured) of Goods or other tangible property in the Ordinary Course;

(xi)	incur, create, assume or otherwise become liable for any Sweetwater Indebtedness, or provide any guarantees thereof, in each case that would result in the aggregate principal amount of Sweetwater Indebtedness or guarantees thereof outstanding as of such time (without duplication) exceeding an aggregate amount equal to (A) the aggregate principal amount of Sweetwater Existing Indebtedness outstanding as of the date hereof plus (B) [Redacted: dollar value], other than to the extent required pursuant to any Sweetwater JV Document;

(xii)	(A) amend or modify in any material respect, terminate or waive any material right under any Material Contract; (B) enter into any Contract that would be a Material Contract if in effect on the date of this Agreement,

(xiii)	make any material change to any of the Sweetwater Entities’ accounting policies or methods of accounting (including adopting new accounting policies or methods), other than required by concurrent changes in U.S. GAAP;

(xiv)	enter into, amend or terminate (other than for cause) any employment agreement or Contract with any independent contractor or hire or retain the services of any Person for any purpose whatsoever;

(xv)	enter into, adopt or terminate any Sweetwater Benefit Plan or amend or modify an existing Sweetwater Benefit Plan or pay any benefit not required by (or accelerate the time of payment, vesting or funding of, any payment becoming due under) such Sweetwater Benefit Plan as in effect as of the date of this Agreement;

(xvi)	other than as required by the terms of any Collective Agreement, Sweetwater Benefit Plan or written employment agreements in existence on the date of this Agreement:

(A)	grant to any Sweetwater employee, officer or director of any of the Sweetwater Entities an increase in compensation or benefits in any form, other than in the Ordinary Course;

(B)	grant or increase any eligibility or entitlement to severance, retention, change of control or termination pay or similar compensation or benefits payable to (or amend any existing Contract with), any director or officer of any of the Sweetwater Entities or any Sweetwater employee (other than a director or officer), independent contractor or consultant;

(C)	enter into any employment, deferred compensation, independent contractor, consultant, or other similar Contract (or amend any such existing Contract) with any director or officer of any of the Sweetwater Entities;

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(D)	amend or extend any benefits provided under a Sweetwater Benefit Plan or establish any new material Sweetwater Benefit Plan; or

(E)	provide for accelerated vesting, payment or removal of restrictions on any compensation or benefits or fund or otherwise secure the payment of, or accelerate the funding of, any compensation or benefits payable under any Sweetwater Benefit Plan;

(xvii)	commence, waive, release, assign, settle, compromise or settle any litigation, proceeding, regulatory process, claim or investigation affecting any of the Sweetwater Entities reasonably expected to (A) involve an amount in excess of the greater of [Redacted: dollar value] in each case (and any series of the aforementioned which arise from the same or substantially the same facts, matters, circumstances or events shall be aggregated together for the purpose of such threshold), (B) impede, prevent or delay the consummation of the Transactions or (C) impose material injunctive or equitable relief, or impose material restrictions, on the business activities of the Sweetwater Entities, taken as a whole;

(xviii)	(A) make, change or rescind any material Tax election or Tax designation (other than in the Ordinary Course); (B) settle or compromise any material Tax claim, assessment, reassessment, liability, action, suit, proceeding, hearing or controversy; (C) amend any material Tax Return; (D) enter into any agreement with a Governmental Entity with respect to Taxes; (E) enter into or change any material Tax sharing, Tax advance pricing agreement, Tax allocation or Tax indemnification agreement that is binding on any of the Sweetwater Entities (other than any commercial agreement entered into in the Ordinary Course the primary purpose of which is not related to Taxes); (F) surrender any right to claim a Tax abatement, reduction, deduction, exemption, credit or refund; (G) make a request for a Tax ruling to any Governmental Entity; (H) other than as required by applicable Law, amend or change any of its methods of reporting income, deductions or accounting for Tax purposes; or (I) change the residence of any of the Sweetwater Entities for Tax purposes (including for the purposes of a double taxation arrangement) or create any permanent establishment or other place of business of any of the Sweetwater Entities in a jurisdiction in which such entity is not so resident; or

(xix)	authorize, propose, commit or enter into any agreement to do any of the foregoing.

(2)	Nothing in this Agreement (a) is intended to or shall result in URC exercising material influence over the operations of any of the Sweetwater Entities, particularly in relation to operations in which the Parties compete or would compete, but for this Agreement, with each other, during the Interim Period, or (b) shall be interpreted in such a way as to place either of the Sweetwater Investors, the Sweetwater Entities or URC in violation of any applicable Law. Each of the Sweetwater Investors on the one hand and URC on the other hand shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries during the Interim Period.

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Section 5.4 Covenants of the Sweetwater Investors Relating to the Arrangement.

(1)	During the Interim Period, subject to Section 5.5 of this Agreement which shall govern in relation to Regulatory Approvals, each of the Sweetwater Investors shall and shall cause the Sweetwater Entities to perform all obligations required to be performed by any of the Sweetwater Investors or any of the Sweetwater Entities under this Agreement and use reasonable best efforts to cooperate with URC in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective as soon as reasonably practicable the Transactions and, without limiting the generality of the foregoing, each of the Sweetwater Investors shall and, where appropriate, shall cause each the Sweetwater Entities to:

(a)	upon reasonable consultation with URC, use reasonable best efforts to defend all lawsuits or other legal, regulatory or other proceedings against any of the Sweetwater Investors, any of the Sweetwater Entities or their respective directors or officers challenging or affecting this Agreement or the consummation of the Transactions and use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order relating to any of the Sweetwater Investors or any of the Sweetwater Entities which may materially adversely affect the ability of the Parties to consummate the Arrangement;

(b)	use reasonable best efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements which applicable Laws may impose on any of the Sweetwater Investors or any of the Sweetwater Entities with respect to the Transactions; and

(c)	use commercially reasonable efforts to seek all material third-party notices, consents, waivers, approvals, permits, exemptions, orders, agreements, amendments or confirmations required to be obtained by any of the Sweetwater Investors or any of the Sweetwater Entities in connection with the Transactions in each case without paying, and without committing itself, or URC or any of their respective Subsidiaries to pay, any consideration or incurring any liability or obligation without the prior written consent of URC (it being expressly agreed by URC that no such notice, consent, waiver, approval, permit, exemption, order, agreement, amendment or confirmation in and of itself shall be a condition to the closing of the Arrangement).

(2)	During the Interim Period, each of the Sweetwater Investors shall promptly (but in no event later than two (2) Business Days following any of the events described below) notify URC in writing upon becoming aware of:

(a)	any notice or other communication from any Person alleging that the consent (or waiver, approval, permit, exemption, order, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or any of the Transactions, other than in respect of Regulatory Approvals which are governed by Section 5.5;

(b)	unless prohibited by applicable Law or Contract existing as of the date of this Agreement, any notice or other communication from (i) any proxy advisory service in connection with, or (ii) any Person objecting to, indicating an intention to oppose or pursuing or threatening to pursue a position adverse to the completion of, the Transactions (and the Sweetwater Investors shall contemporaneously provide a copy of any such written notice or communication to URC), other than in respect of Regulatory Approvals which are governed by Section 5.5; or

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(c)	any material litigation, proceeding, regulatory process, claim or investigation commenced or, to any of the Sweetwater Investors’ knowledge, threatened against, relating to or involving, or otherwise affecting the Arrangement or any of the Transactions, other than in respect of Regulatory Approvals which are governed by Section 5.5.

(3)	The receipt of notice or information by URC pursuant to Section 5.4(2) or otherwise shall not operate as a waiver by URC or otherwise diminish the scope of or otherwise affect any representation, warranty, covenant, agreement or obligation of the Sweetwater Investors under this Agreement or any condition set forth in Section 7.1 or Section 7.3. Additionally, the failure of any of the Sweetwater Investors to comply with Section 5.4(2) shall not give rise to the failure of a condition precedent set forth in Section 7.3(a) or a right to terminate this Agreement pursuant to Section 8.2(1)(d)(i) other than in the event of Willful Breach by a Party or any of its Representatives.

Section 5.5 Regulatory Approvals.

(1)	Subject to the remaining provisions of this Section 5.5 (including Section 5.5(5)), the Sweetwater Investors and URC shall, and shall cause their respective affiliates to, use their reasonable best efforts to: (a) obtain all Regulatory Approvals, including the Key Regulatory Approvals; (b) effect all registrations, filings and submissions of information required by Governmental Entities relating to the Transactions as soon as reasonably practicable and in any event sufficiently in advance of the Outside Date so as to allow the Effective Time to occur before the Outside Date (including taking all actions necessary to cause the expiration or termination of any applicable waiting period under the HSR Act as soon as reasonably practicable); and (c) take any and all actions necessary to avoid, eliminate, and resolve any and all impediments under any Law that may be asserted by any Governmental Entity or any other Person with respect to the Transactions.

(2)	The Parties agree that, subject to the remaining provisions of this Section 5.5 (including Section 5.5(5)), the Parties shall, as soon as reasonably practicable and in any event within thirty (30) Business Days following the date hereof or such other period of time as may be agreed in writing by the Parties:

(a)	file a notification pursuant to section 12 of the ICA;

(b)	file any required notification and report form pursuant to the HSR Act; and

(c)	prepare and file all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, and Authorizations in respect of the other Regulatory Approvals not expressly identified in this Section 5.5(2).

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(3)	The Parties shall cooperate with one another in connection with obtaining the Regulatory Approvals and will consult with one another, and consider in good faith the reasonable views of one another, to jointly devise, develop and implement: (i) the strategy, timing and form for obtaining any necessary approval of, for responding to any request from, inquiry or investigation by, or execution of any remedy required by, any Governmental Entity that has authority to enforce any Law related to the Regulatory Approvals (including directing the timing, nature and substance of all such responses, including any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with the subject matter of this Section 5.5), and (ii) the defence and settlement of any action brought by or before any Governmental Entity that has authority to enforce any Law; provided, however, that in the event of any disagreement between the Parties with respect to the matters described in the foregoing clause (i) or (ii), the appointed counsel of the Sweetwater Investors and the appointed counsel of URC shall seek to resolve such disagreement reasonably and in good faith; provided, further, that if the respective counsels of the Parties cannot resolve any such disagreement within ten (10) Business Days, the officers designated in writing by each of the Sweetwater Investors and the Chief Executive Officer of URC shall seek to resolve such disagreement reasonably and in good faith within a further five (5) Business Days.

(4)	The Parties shall provide or submit on a timely basis, and as promptly as practicable, all documentation and information that is required or reasonably requested by any Governmental Entity, or advisable, in connection with any filing or application to be made with respect to the Regulatory Approvals, in each case, in accordance with, and subject to the applicable procedures set forth in Section 5.5(3); provided, however, that nothing in this provision shall require a Party to provide information that is not in its possession or not otherwise reasonably available to such Party.

(5)	In the case of each of clauses (a) through (e), in accordance with and subject to the applicable procedures set forth in Section 5.5(3), the Parties shall: (a) with respect to any proposed applications, notices, filings, submissions, correspondence, agreements, orders, undertakings, or other information or communications relating to the Regulatory Approvals, provide each other with the assistance each may reasonably request in the preparation of the same (including providing any information reasonably requested by the other Party or its outside counsel), provide each other with draft copies thereof in advance and a reasonable opportunity to review and comment thereon prior to supplying to or filing with a Governmental Entity, and provide each other with final copies thereof once supplied or filed, as applicable (in each case excluding all confidential sections of the Parties’ respective HSR filings), and consult with the other Party and consider in good faith the other Party’s reasonable views and comments prior to taking any position with respect to the filings or in any submissions to or discussions with any Governmental Entity, and neither URC nor the Sweetwater Investors shall submit any applications, notices, filings, submissions, correspondence, agreements, orders, undertakings or other information or communications relating to the Regulatory Approvals unless the other Party has consented to such submission; (b) cooperate on a timely basis in the preparation of any response by a Party to any request for additional information received by such Party from a Governmental Entity in connection with the Regulatory Approvals; (c) promptly provide or submit all documentation and information that is required by Law, reasonably requested by a Governmental Entity, or advisable in the opinion of the Sweetwater Investors or URC, each acting reasonably, in connection with obtaining the Regulatory Approvals; (d) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (i) not participate in or attend any meeting, or engage in any conversation, with any Governmental Entity in respect of the Transactions without the other Party; (ii) give the other Party reasonable prior notice of any such meeting or conversation; (iii) keep any non-participating Party apprised with respect to such meeting or conversation if such Party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation; and (iv) otherwise keep each other informed, on a timely basis, of the status of discussions and communications with any Governmental Entity relating to the Regulatory Approvals, including promptly providing copies of any written communications received from Governmental Entities in connection with the Regulatory Approvals or summaries of any verbal communications received in that regard; and (e) effect such presentations and assist at such discussions or meetings with a relevant Governmental Entity as the Sweetwater Investors or URC may determine is appropriate for the purpose of obtaining the Regulatory Approvals as promptly as practicable. The Parties shall take commercially reasonable efforts to share with the other Parties information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege, or any other privilege pursuant to this Section 5.5 in a manner so as to preserve the applicable privilege. Any Party may reasonably designate any competitively sensitive material provided to the other Party under this Section 5.5 as “outside counsel only.” Materials provided pursuant to this Section 5.5 may be redacted: (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns.

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(6)	Without limiting or derogating from the Parties’ obligations contained elsewhere in this Section 5.5, if any objections are asserted with respect to the Transactions under any Law, or if any action is instituted or threatened by or before any Governmental Entity challenging or which could lead to a challenge of any of the Transactions, the Parties shall contest, defend against and resolve such objections or action, as applicable, including by using their best efforts to avoid, oppose or seek to have lifted or rescinded any Law that would restrain, prevent, restrict or delay the consummation of the Arrangement, provided, however, that the Parties shall not be obligated to: (i) divest, license, hold separate or otherwise dispose of any assets, businesses, or equity interests of such Party or its respective affiliates; (ii) agree to any structural or conduct remedies; (iii) enter into any settlement, consent decree, or other agreement with a Governmental Entity; (iv) take any action in response to any second request or similar investigatory demand, or to litigate or otherwise contest any challenge to the Transactions by any Governmental Entity; or (v) take (or refrain from taking) any action, the result of which might limit the ability of such Party or its respective affiliates’ freedom of action with respect to their ownership or operation of any assets, businesses, or equity interests.

(7)	The Sweetwater Investors and URC shall not, and shall not allow any of their respective Subsidiaries to, take any action or enter into any merger, acquisition, business combination, plan of arrangement, material joint venture or scheme of arrangement that would reasonably be expected to prevent, delay or impede the obtaining of, or increase the risk of not obtaining, the Key Regulatory Approvals, or otherwise prevent, delay or impede the consummation of the Transactions. The Parties shall consult in good faith prior to any agreement or refusal to extend a waiting period, review period or enter into an agreement not to consummate the Arrangement or to not consummate the Arrangement prior to any date. The Parties shall consult in good faith prior to any decision to withdraw (and in the case of any HSR filing, withdraw and refile) any filing or application made in connection with any Regulatory Approval (including the ICA Approval).

(8)	All filing and similar fees paid to Governmental Entities associated with obtaining the Regulatory Approvals shall be borne equally by the Sweetwater Investors, on one hand, and URC, on the other hand; provided, that with respect to the portion of such fees allocated to the Sweetwater Investors pursuant to the foregoing, such portion shall be borne equally by the Orion Sellers, on one hand, and OTPP, on the other hand.

Section 5.6 Governance Arrangements.

(1)	The Parties hereby agree that (and without limiting their obligations in Section 5.5) New ParentCo shall take all actions to ensure that immediately after the Effective Time:

(a)	the New ParentCo Board shall consist of the individuals that are serving as members of the board of directors of URC as of the date hereof (subject to any vacancies arising from a director ceasing to hold office and any replacement director in respect thereof) and such additional persons designated by the Sweetwater Investors in accordance with their respective rights set forth in the Investor Rights Agreement;

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(b)	the chairperson of the New ParentCo Board shall be Amir Adnani; and

(c)	the New ParentCo executive officers shall be the persons listed on Schedule G, less any such person on that list who resigns, dies, goes on a long-term leave of absence or is dismissed for Cause prior to the Effective Time.

(2)	The Parties hereby agree that (without limiting their obligations in Section 5.5):

(a)	The Parties shall, and shall cause New ParentCo to, take all actions to ensure that the New ParentCo Shares will, following the Effective Time, be approved for listing on the Nasdaq, and the Parties agree to cooperate with each other in taking, or causing to be taken, all actions necessary for such listing.

(b)	Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions reasonably necessary, proper or advisable to delist the URC Shares from the Nasdaq and the TSX and to terminate registration of the URC Shares under the U.S. Exchange Act following the Effective Time.

Section 5.7 Access to Information; Confidentiality.

(1)	From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to Law and the terms of any existing Contracts, in each case solely for the purpose of furthering the consummation of the Transactions contemplated by this Agreement (and integration activities related thereto), each Party shall: (a) give each other Party and their respective Representatives, as applicable, upon reasonable notice, reasonable access during normal business hours to its and its Subsidiaries’ (i) premises, (ii) property and assets (including all books and records, whether retained internally or otherwise), (iii) material Contracts, and (iv) senior personnel so long as the access does not unduly interfere with the ordinary course conduct of the business of such Party; (b) furnish to the other Party and their respective Representatives such financial and operating data and other information with respect to the assets or business of such Party and any of its Subsidiaries as it may reasonably request, provided that no investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by a Party herein; and (c) instruct the Party’s Representatives to cooperate with the other Party and their Representatives in respect of (a) and (b), but subject to the Confidentiality Agreement.

(2)	Notwithstanding any provision of this Agreement, no Party shall be obligated to provide access to, or to disclose, any information if such Party reasonably determines that such access or disclosure would jeopardize any solicitor-client or other privilege claim by the Party or its Subsidiaries provided that, to the extent any information is withheld due to a potential waiver of such privilege, the Party shall notify the other Parties of the nature of the information which is being withheld and the basis for privilege and shall use its commercially reasonable efforts to find a way to allow disclosure of such information, including entering into common interest privilege agreements or other arrangements, as appropriate.

(3)	Investigations made by or on behalf of a Party, whether under this Section 5.7 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by such Party in this Agreement.

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(4)	The Parties acknowledge that the Confidentiality Agreement and any common interest privilege agreement or other arrangement referred to in Section 5.7 continue to apply and that all information provided under this Section 5.7 shall be subject to the terms thereof on the same basis as if such information had been disclosed under such agreement or arrangement. For the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the obligations of the Parties and their respective affiliates under the Confidentiality Agreement and any common interest privilege agreement or other arrangement referred to in Section 5.7 shall survive the termination of this Agreement in accordance with the terms thereof.

Section 5.8 Privacy Matters.

(1)	For the purposes of this Section 5.8, “Transaction Personal Information” means the Personal Information transferred, disclosed or conveyed to one Party or any of its representatives or agents (a “Recipient”) by or on behalf of another Party (a “Transferor”) as a result of or in conjunction with the Arrangement, and includes all such Personal Information transferred, disclosed or conveyed to the Recipient prior to the execution of this Agreement.

(2)	Each Transferor acknowledges and confirms that it will take measures to ensure that the transfer, disclosure, communication or conveyance of Transaction Personal Information is limited to what is necessary for the purposes of determining if the Parties shall proceed with the Arrangement and, if the determination is made to proceed with the Arrangement, to carry on the business and complete the Arrangement.

(3)	In addition to its other obligations hereunder, the Recipient covenants and agrees to, prior to the completion of the Arrangement:

(a)	process, collect, use and disclose the Transaction Personal Information in compliance with applicable Privacy Laws and solely for the purpose of reviewing, determining whether to proceed with and completing the Arrangement;

(b)	where required by applicable Law (including Privacy Laws), not communicate Transaction Personal Information without the consent of the individual concerned, unless authorized to do so by applicable Law;

(c)	protect and safeguard the confidentiality of the Transaction Personal Information using security safeguards appropriate to the sensitivity of the Transaction Personal Information in accordance with applicable Privacy Laws; and

(d)	within a reasonable time, return to the Transferor or destroy the Transaction Personal Information, at the option of the Recipient, should the Arrangement not be completed or as otherwise required by Law.

(4)	Should the Arrangement be completed, in addition to its other obligations hereunder, the Recipient covenants and agrees to, following the completion of the Arrangement:

(a)	process, use and disclose the Transaction Personal Information in compliance with applicable Privacy Laws and solely for the purposes for which the information was collected, permitted to be used or disclosed before the Arrangement was completed, unless the Recipient provides notice and/or obtains consent and/or is otherwise permitted to do so, in each case, in accordance with applicable Law (including Privacy Laws), to use or disclose the Transaction Personal Information for other purposes, or the use or disclosure of the Transaction Personal Information is otherwise required or permitted by applicable Law;

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(b)	protect the Transaction Personal Information by security safeguards appropriate to its sensitivity in accordance with applicable Privacy Laws;

(c)	give effect to withdrawals of consent to collect, use or disclose the Transaction Personal Information, subject to and in accordance with applicable Law; and

(d)	where required by applicable Law, within a reasonable time after the Arrangement is completed, notify the individuals to whom the Transaction Personal Information pertains that the Arrangement has been completed and that their Personal Information has been disclosed to and is now held by the Recipient because of the Arrangement.

Section 5.9 Cure Provisions.

(1)	The Sweetwater Investors may not elect to exercise its right to terminate this Agreement pursuant to Section 8.2(1)(c)(i) (Breach of Representation or Warranty or Failure to Perform Covenants by URC) and URC may not elect to exercise its right to terminate this Agreement pursuant to Section 8.2(1)(d)(i) (Breach of Representation or Warranty or Failure to Perform Covenants by the Sweetwater Investors), unless the Party seeking to terminate the Agreement (the “Terminating Party”) has delivered a written notice (“Termination Notice”) to the other Party (the “Breaching Party”) specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for termination. After delivering a Termination Notice, if the Breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, the Terminating Party may not exercise such termination right until the earlier of: (a) the Outside Date; and (b) the date that is ten (10) Business Days following receipt of such Termination Notice by the Breaching Party, if such matter has not been cured by such date; provided that if any matter is not capable of being cured by the Outside Date, the Terminating Party may immediately exercise the applicable termination right.

(2)	If a Termination Notice is delivered prior to the date of the URC Meeting, unless the Parties agree otherwise, URC shall, at the request of the Breaching Party, postpone or adjourn the URC Meeting, to the earlier of (i) ten (10) Business Days prior to the Outside Date, and (ii) the date that is ten (10) Business Days following receipt of such Termination Notice by the Breaching Party.

Section 5.10 Insurance and Indemnification.

(1)	Prior to the Effective Date, the Sweetwater Investors acknowledge and agree that URC shall purchase customary “tail” or “run-off” policies of directors’ and officers’ liability insurance from a reputable and financially sound insurance carrier providing protection no less favourable in the aggregate to the protection provided by the policies maintained by URC and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and New ParentCo shall, or shall cause URC and its Subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date; provided that New ParentCo shall not be required to pay any amounts in respect of such coverage prior to the Effective Date and provided further that the aggregate cost of such policies for the six-year period is on commercially reasonable and market based pricing for similar policies currently maintained by URC.

(2)	Following the Effective Date, New ParentCo shall, and shall cause its Subsidiaries (including URC and its Subsidiaries) to, honour all rights to indemnification or exculpation now existing in favour of present and former directors, officers, employees, consultants and contractors of URC and its Subsidiaries, and acknowledges that such rights shall survive the completion of the Plan of Arrangement, and, to the extent within the control of New ParentCo, New ParentCo shall ensure that such rights shall not be amended, repealed or otherwise modified in any manner and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Date.

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(3)	If, following the Effective Date, New ParentCo and any of its respective Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not a continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, New ParentCo shall ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of New ParentCo or any Subsidiary of New ParentCo) assumes all of the obligations set forth in this Section 5.10.

Section 5.11 Specified Matters

Where, pursuant to this Agreement, a Party (the “Requesting Party”) is required or permitted to seek or obtain the consent, approval, agreement, waiver, confirmation or determination of, or to provide any notice, request or other communication to, the other Party (the “Receiving Party”) (each, a “Specified Matter”), such Specified Matter shall be made or delivered in writing (which may be by email) to:

(a)	in the case of the Sweetwater Investors, each of the individuals listed in Schedule J; and

(b)	in the case of URC, each of the individuals listed in Schedule J.

Each Specified Matter shall include: (i) reasonable detail sufficient to enable the Receiving Party to understand the nature and scope of the matter; and (ii) reference to the relevant provision(s) of this Agreement. The Requesting Party shall provide such additional information as the Receiving Party may reasonably request. The Receiving Party shall act reasonably and in good faith in respect of any Specified Matter and shall, as far as practicable, respond within five (5) Business Days of receipt (or, if another period is specified elsewhere in this Agreement, within such other period). Whenever a provision of this Agreement requires an approval or consent of a Party and such approval or consent is not delivered in writing within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

Section 5.12 Covenants Relating to the Exchangeable Shares.

(1)	The Sweetwater Investors and URC shall, as soon as practicable and in any event not more than thirty (30) days following the execution of this Agreement, prepare and agree to: (a) the Exchangeable Share Provisions with the rights, privileges, restrictions and conditions substantially as set forth in Schedule H and otherwise acceptable to URC and the Sweetwater Investors, each acting reasonably; and (b) the forms of the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, and acceptable to URC and the Sweetwater Investors, each acting reasonably. Without limitation of the foregoing, during such thirty (30) day period the Sweetwater Investors and URC may each propose and, if proposed, shall consider in good faith, alternative exchangeable structures.

(2)	The Sweetwater Investors shall, and shall cause its Subsidiaries (including New ParentCo, and ExchangeCo and CallCo, once established) to:

(a)	at least fifteen (15) Business Days prior to the Effective Date, incorporate and organize each of (i) ExchangeCo under the Laws of the Province of British Columbia, with an authorized capital consisting of the Exchangeable Shares (with the Exchangeable Share Provisions) and the ExchangeCo Shares, and (ii) CallCo as an unlimited liability corporation under the Laws of the Province of British Columbia with an authorized capital consisting of the CallCo Shares, each in a manner acceptable to URC, acting reasonably;

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(b)	prior to the Effective Time, (i) execute and deliver, in escrow (to be released at the time specified in the Plan of Arrangement), the Exchangeable Share Support Agreement; and (ii) execute and deliver, in escrow (to be released at the time specified in the Plan of Arrangement), the Voting and Exchange Trust Agreement;

(c)	until the Effective Time, except as contemplated by the Arrangement, ensure New ParentCo owns all of the outstanding capital shares of CallCo and CallCo owns all of the outstanding capital shares of ExchangeCo (for greater certainty, other than the Exchangeable Consideration Shares);

(d)	ensure that ExchangeCo will be a “taxable Canadian corporation” within the meaning of the Tax Act and that CallCo will be treated as an entity whose separate existence from New ParentCo is disregarded for U.S. federal income tax purposes;

(e)	ensure that the Exchangeable Shares, the ExchangeCo Shares and the CallCo Shares to be issued in the Arrangement will be duly and validly issued by ExchangeCo and by CallCo, as applicable, and fully paid and non-assessable, not subject to or issued in violation of pre-emptive rights and free and clear of any Lien; and

(f)	except for any action required or contemplated under this Agreement (including the Plan of Arrangement and any Pre-Closing Reorganization), not take any action which could reasonably be expected to prevent the exchange of URC Shares for consideration that includes Exchangeable Consideration Shares under the Arrangement by Eligible Holders in the Plan of Arrangement from being treated as a tax-deferred transaction for purposes of the Tax Act if such holders are otherwise eligible for such treatment.

(3)	During the thirty (30) day period following the execution of this Agreement, but prior to the date that the Interim Order is received by the Parties, the Sweetwater Investors and URC may each propose, and if proposed, shall each consider in good faith, alternative structures under the Plan of Arrangement to implement the Transactions (including structures involving the creation of new classes of shares at URC, amalgamations, reorganizations of capital, etc.).

Section 5.13 Covenants Relating to the Investor Rights.

(1)	The Sweetwater Investors and URC shall, as soon as practicable and in any event not more than thirty (30) days following the execution of this Agreement, prepare and agree to the form of the Investor Rights Agreement, substantially on the terms set forth in Schedule I and acceptable to URC and the Sweetwater Investors, each acting reasonably.

Section 5.14 Canadian Tax Matters.

(1)	Where an Eligible Holder that receives Exchangeable Shares under the Arrangement desires to so elect, the Sweetwater Investors shall cause ExchangeCo to comply with its obligations to make a joint election with such URC Shareholder in respect of its disposition of its URC Shares pursuant to Section 85 of the Tax Act (and any similar provision of any applicable provincial Tax Laws) in accordance with the procedures and within the time limits set out in the Plan of Arrangement. The agreed amount under such joint elections shall be determined by each such URC Shareholder in his or her sole discretion within the limits set out in the Tax Act (and any similar provision of any applicable provincial Tax Laws).

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(2)	During the Interim Period:

(a)	URC shall not, and shall not cause any Subsidiary of URC that is a resident of Canada for purposes of the Tax Act to, make any “investment” (within the meaning of subsection 212.3(10) of the Tax Act) in a corporation that is a “foreign affiliate” (as defined for purposes of the Tax Act) of URC, such Subsidiary or any corporation that does not deal at arm’s length with URC or such Subsidiary for purposes of the Tax Act, except (I) as otherwise required, permitted or contemplated by this Agreement, (II) as required by applicable Law, (III) with the prior written consent of the Sweetwater Investors, such consent not to be unreasonably withheld, delayed or conditioned;

(b)	Notwithstanding Section 5.14(2)(a), the Sweetwater Investors and URC shall, and where appropriate, shall each cause its Subsidiaries to, cooperate with each other and use their best efforts to minimize any applicable Taxes under the Tax Act in respect of “investment” (within the meaning of subsection 212.3(10) of the Tax Act) made by URC or URC Subsidiaries resulting from the Transactions, including by, among other things, making such tax elections (including, for the avoidance of doubt, elections under paragraph 212.3(11)(c) or subsections 212.3(3) or (7) of the Tax Act) and taking such steps as may reasonably be determined applicable by the Parties; and

(c)	URC shall provide the Sweetwater Investors with a reasonable opportunity to review and comment upon drafts of any election proposed to be made in accordance with section 212.3 of the Tax Act and shall give reasonable consideration to all such comments.

Section 5.15 Pre-Closing Reorganization.

The Parties agree to, and shall cause their respective Representatives to, cooperate in good faith to (a) determine any reorganizations of the corporate structure, capital structure, business, operations or assets of URC or the Sweetwater Investors and their respective Subsidiaries during the Interim Period that may be reasonably necessary or advisable to give effect to the Transactions (each a “Pre-Closing Reorganization”); (b) determine and agree on the manner in which any Pre-Closing Reorganization might most effectively be undertaken; and (c) use commercially reasonable efforts to effect such Pre-Closing Reorganization in such manner (including preparing all documentation necessary and doing all such other acts and things as are reasonably necessary to effect such Pre-Closing Reorganization as agreed between the Parties); provided that any Pre-Closing Reorganization: (i) shall not be prejudicial to any Party or its securityholders in any material respect; (ii) shall not require any Party to obtain the approval of its shareholders; (iii) shall not impair, prevent or materially delay the consummation of the Arrangement; (iv) shall not result in any breach by any Party or any of its Subsidiaries of any Material Contract, Arrangement Resolution, Constating Documents or applicable Law; (v) activities in furtherance thereof shall not unreasonably interfere with the Ordinary Course, operations and activities of a Party or its Subsidiaries, and (vi) shall not be consummated until at or immediately prior to the Effective Time. Additionally, the failure of any Party to comply with this Section 5.15 shall not give rise to the failure of a condition precedent set forth in Section 7.2(a) or Section 7.3(a), as applicable, or a right to terminate this Agreement pursuant to Section 8.2(1)(c)(i) or Section 8.2(1)(d)(i), as applicable. For greater certainty, nothing in this Section 5.15 shall affect or interfere with the Pre-Closing Sweetwater Reorganization contemplated under Section 2.16.

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Section 5.16 Financing Cooperation.

From the date hereof through and following the Effective Date, or until the termination of this Agreement in accordance with its terms, URC shall use its commercially reasonable efforts to take, and cause to be taken, all actions and to do, and to cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Concurrent Financing on the Effective Date; provided that, notwithstanding the foregoing, in no event shall URC be required to proceed with the Concurrent Financing if URC determines, acting reasonably and after consultation with its financial advisors, that market conditions are not conducive to a successful or efficient completion of the Concurrent Financing. The Parties agree to, and to use commercially reasonable efforts to cause their respective Representatives (including counsel, financial advisors and auditors) to, cooperate in good faith and use commercially reasonable efforts to assist URC in connection with its Concurrent Financing, including, to the extent reasonably requested in good faith by or on behalf of URC and agreed to in accordance with this Section 5.16 to use commercially reasonable efforts with respect to: (a) furnishing URC with required (including for purposes of Securities Laws and any prospectus or other offering document prepared in connection with the Concurrent Financing) and customary financial and other information regarding the Sweetwater Investors and the Sweetwater Entities that is required by Law in connection with the Concurrent Financing, including such additional unaudited interim financial statements and pro forma financial statements as may be required in connection therewith, in each case in addition to the financial information provided for inclusion in the URC Circular, (b) participating in meetings, drafting sessions, investor presentations and due diligence sessions at reasonable times and upon reasonable advance notice, (c) assisting URC and its Representatives with the preparation of reasonable and customary offering documents and other marketing materials in respect of the Concurrent Financing; provided, however, that the failure of any of the Sweetwater Investors to comply with this Section 5.16 shall not give rise to the failure of a condition precedent set forth in Section 7.2(a) or Section 7.3(a), as applicable, or a right to terminate this Agreement pursuant to Section 8.2(1)(c)(i) or Section 8.2(1)(d)(i). The foregoing notwithstanding, none of the Sweetwater Investors or any of their respective Subsidiaries or any of their respective Representatives shall be required to take or permit the taking of any action pursuant to this Section 5.16 without the consent of such Party that: (i) would cause any representation or warranty in this Agreement to be breached by the Sweetwater Investors or any of their respective Subsidiaries, (ii) would cause any director, officer or employee or securityholder of the Sweetwater Investors or any of their respective Subsidiaries to incur any personal liability, (iii) would conflict with any Constating Document of the Sweetwater Investors or their respective Subsidiaries or any Law, (iv) would reasonably be expected to result in a material violation or breach of (with or without notice, lapse of time or both) any Material Contract to which the Sweetwater Investors or any of their respective Subsidiaries is a party, or (v) would require the Sweetwater Investors or any of their respective Subsidiaries or any of their respective Representatives to provide access to or disclose information that the Sweetwater Investors or any of their respective Subsidiaries determines would jeopardize any attorney-client privilege, work product doctrine or other applicable privilege of the Sweetwater Investors or any of their respective Subsidiaries (provided that the Sweetwater Investors shall allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize any such attorney-client, work product privilege or other applicable privilege).

Section 5.17 U.S. Tax Matters.

For U.S. federal and applicable state and local income tax purposes, the Parties intend: (A) that the Contribution (as defined in Schedule K) to New ParentCo in exchange for New ParentCo Shares along with the exchange of URC Shares to CallCo in exchange for New ParentCo Consideration Shares contemplated by Section 2.4(e) of the Plan of Arrangement shall constitute a single exchange described under Section 351 of the U.S. Tax Code; provided that, to the extent any Person receives New ParentCo Preferred Shares in such exchange, such Person shall recognize gain as provided under Section 351(b) of the U.S. Tax Code; (B) the distribution of the Common Shares (as defined in Schedule K) of UPX Minerals (as defined in Schedule K) by Sweetwater Trona Fund LP to constitute a distribution described under Section 731 of the U.S. Tax Code; and (C) the further distribution of the Common Shares of UPX Minerals by Sweetwater Trona Block LLC and Spur to be treated as a distribution under Section 301 of the U.S. Tax Code. For U.S. federal (and applicable state and local) income Tax purposes, the Parties shall report in a manner consistent with such intended tax treatment, except as required by a “determination” within the meaning of Section 1313 of the U.S. Tax Code or a good faith settlement with the IRS.

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Section 5.18 Covenants Relating to the Concurrent Private Placement.

(1)	Concurrent with the execution of this Agreement, URC has delivered to the Sweetwater Investors a copy of the duly executed Concurrent Private Placement Subscription Agreement, executed on behalf of UEC and itself, pursuant to which UEC is subscribing for URC Subscription Receipts in consideration for aggregate net cash proceeds of at least $40,000,000, on and subject to the terms of the Concurrent Private Placement Subscription Agreement.

(2)	From the date hereof through and following the Effective Date, or until the termination of this Agreement in accordance with its terms, URC shall use reasonable best efforts to take, and cause to be taken, all actions and to do, and to cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the Concurrent Private Placement on the terms and conditions described in the Concurrent Private Placement Subscription Agreement. URC shall not, from the date hereof until the termination of this Agreement in accordance with its terms, amend, amend and restate, replace, supplement or otherwise modify or waive any of its rights or obligations under, or terminate, the Concurrent Private Placement Subscription Agreement without the prior written consent of the Sweetwater Investors, provided that, for the avoidance of doubt, URC may amend, waive, supplement or otherwise modify the Concurrent Private Placement Subscription Agreement or the URC Subscription Receipts so long as such amendment, waiver, supplementation or modification would not (A) reduce the aggregate amount of the Concurrent Private Placement or (B) impose any new or additional conditions or otherwise amend or modify the Concurrent Private Placement Subscription Agreement or the URC Subscription Receipts in a manner that would reasonably be expected to materially delay the release of the escrowed proceeds or the completion of the Transactions. Without limiting the foregoing, the Parties acknowledge and agree that URC may amend the Concurrent Private Placement Subscription Agreement to make administrative changes, including replacing the Escrow Agent (as such term is defined in the Concurrent Private Placement Subscription Agreement) with URC’s existing securities transfer agent or other reputable agent.

ARTICLE 6

COVENANTS REGARDING NON-SOLICITATION

Section 6.1 Non-Solicitation.

(1)	Except as otherwise expressly provided in this Article 6, during the Interim Period, each Party shall not, directly or indirectly, through any officer, director, employee or representative (including any financial or other advisor) or agent of such Party or any of its Subsidiaries (collectively, the “Representatives”):

(a)	solicit, assist, initiate, knowingly encourage or otherwise knowingly facilitate any inquiries, proposals or offers that constitute or may reasonably be expected to constitute or lead to an Acquisition Proposal;

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(b)	enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the other Party and its Representatives) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(c)	remain neutral (whether by taking no position or otherwise) with respect to, agree to, approve or recommend, or propose publicly to remain neutral (whether by taking no position or otherwise) with respect to, agree to, approve or recommend any Acquisition Proposal;

(d)	announce, accept, approve, endorse, give any consent or make any request in relation to or recommend, or propose publicly to accept, approve, endorse, give any consent or make any request in relation to or recommend, any Acquisition Proposal;

(e)	accept or enter into, or publicly propose to accept or enter into, any agreement providing for any Acquisition Proposal; or

(f)	make a URC Change in Recommendation.

(2)	Each Party shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the other Party and its Representatives) conducted by such Party or any of its Subsidiaries or Representatives with respect to any Acquisition Proposal or any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal and, in connection therewith, such Party will discontinue access to and disclosure of any of its confidential information, including any data room and access to properties, facilities, books and records of such Party of any of its Subsidiaries, to any such Person or any other Person (other than the other Party and its Representatives) and request the return or destruction of all copies of any confidential information regarding such Party or any of its Subsidiaries provided to any Person (other than the other Party and its Representatives) since January 1, 2025 in respect of a possible Acquisition Proposal, in each case subject to applicable Law and customary record retention policies.

(3)	Each Party covenants and agrees not to release, and cause its Subsidiaries not to release, any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations to such Party or its Subsidiaries under any confidentiality, standstill, non-disclosure, use, business purpose or similar agreement or covenant to which such Party or any of its Subsidiaries is a party, without the prior written consent of the other Party (it being acknowledged by both Parties that the automatic termination or release of any standstill restrictions of any such agreements as a result of entering into and announcing this Agreement shall not be a violation of this Section 6.1(3)).

Section 6.2 Notification of Acquisition Proposals.

If a Party or any of its Representatives receives any inquiry, proposal or offer that constitutes, or could reasonably be expected to constitute or lead to, an Acquisition Proposal, or any request in connection with any inquiry, proposal or offer that constitutes, or could reasonably be expected to constitute or lead to, an Acquisition Proposal for copies of, access to, or disclosure of, confidential information relating to such Party or any of its Subsidiaries or in the case of the Sweetwater Investors, the Sweetwater Joint Ventures, such Party shall promptly notify the other Party, at first orally, and then promptly (and in any event within twenty-four (24) hours) in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of the material terms and conditions of the Acquisition Proposal, inquiry, proposal, offer or request and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request and shall provide the other Party with copies of any material agreements, documents or correspondence (if not delivered in writing or electronic form, then by way of a description of the material terms of the matters communicated), in respect thereof, from or on behalf of any such Persons, in each case to the extent permitted by applicable Law and subject to the preservation of solicitor-client privilege and any contractual confidentiality obligations owed to such Person.

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Section 6.3 Shareholder Meetings.

Unless this Agreement has been terminated by any Party in accordance with Article 8, URC shall cause the URC Meeting to occur and the Arrangement Resolution to be voted upon by the URC Shareholders thereat in accordance with this Agreement, and URC shall not submit to a vote of its shareholders any Acquisition Proposal other than the Arrangement Resolution, or any resolution to amend, cancel, revoke or withdraw the Arrangement Resolution prior to the termination of this Agreement in accordance with its terms.

Section 6.4 Subsidiaries; Compliance with Law; Other Matters.

(1)	Nothing in this Agreement shall prohibit the URC Board from making any disclosure to any securityholders of URC prior to the Effective Time, if, in the good faith judgment of the URC Board, after consultation with its legal advisors, failure to make such disclosure would be inconsistent with the URC Board’s exercise of its fiduciary duties or is otherwise required under applicable Law or pursuant to a Contract of URC existing as of the date hereof, provided that the URC Board shall not make a URC Change in Recommendation.

(2)	Each Party shall ensure that its Subsidiaries and Representatives are aware of the provisions of this Article 6, and, notwithstanding Section 5.3(2), as applicable, each Party shall be responsible for any breach of this Article 6 by its Subsidiaries or Representatives who (a) are directors, officers or employees, or (b) are acting at the direction of such Party and any breach of this Article 6 by a Party’s Subsidiaries or such Representatives is deemed to be a breach of this Article 6 by such Party.

ARTICLE 7

CONDITIONS

Section 7.1 Mutual Conditions Precedent.

The obligations of the Parties to complete the Transactions are subject to the fulfillment of each of the following conditions precedent, each of which may only be waived with the mutual consent of the Parties:

(a)	the URC Shareholder Approval shall have been obtained in accordance with the Interim Order, applicable Law and this Agreement;

(b)	the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to URC and the Sweetwater Investors, acting reasonably, on appeal or otherwise;

(c)	the Key Regulatory Approvals shall have been obtained and remain in full force and effect;

(d)	the Nasdaq Approval shall have been obtained and remain in full force and effect;

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(e)	the Investor Rights Agreement shall have been duly executed and delivered by the parties thereto;

(f)	no applicable Law shall be in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Sweetwater Investors or URC from consummating the Arrangement;

(g)	no injunction, restraining order or other decision, ruling or order of any court or administrative tribunal of competent jurisdiction shall be in effect that prohibits, restrains, limits or imposes conditions on the Transactions, and no proceeding shall have been instituted, remain pending or, to the knowledge of the Parties, be threatened before any such court or administrative tribunal to restrain, prohibit, limit or impose conditions on the Transactions or that would reasonably be expected to result in a Sweetwater Material Adverse Effect or a URC Material Adverse Effect;

(h)	the Intercompany Loan Agreement (as defined in the Plan of Arrangement) shall have been duly executed by URC and CallCo and delivered to the Parties; and

(i)	the Pre-Closing Sweetwater Reorganization shall have been consummated.

Section 7.2 Conditions Precedent to the Obligations of the Sweetwater Investors.

The obligation of the Sweetwater Investors to complete the Transactions is subject to the fulfillment of each of the following conditions precedent, each of which is for the exclusive benefit of the Sweetwater Investors and may be jointly waived by the Sweetwater Investors in whole or in part at any time:

(a)	all covenants of URC under this Agreement to be performed or complied with on or before the Effective Date which have not been waived by the Sweetwater Investors shall have been duly performed or complied with by URC in all material respects;

(b)	the representations and warranties of URC:

(i)	set forth in paragraphs (a) (Organization and Qualification), (c) (Authority Relative this Agreement) and (d) (Board Approval) of Schedule D shall be true and correct in all material respects as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date);

(ii)	set forth in paragraph (j) (Capitalization of URC) of Schedule D shall be true and correct (other than de minimis inaccuracies) in all respects as of the date of this Agreement and as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date);

(iii)	set forth in paragraphs (i) (Winding Up) and (r)(ii) (Absence of Changes) of Schedule D shall be true and correct in all respects as of the date of this Agreement and as of the Effective Date as if made at and as of such date; and

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(iv)	set forth in Schedule D other than those to which Section 7.2(b)(i), Section 7.2(b)(ii) or Section 7.2(b)(iii) applies, shall be true and correct in all respects (disregarding for purposes of this any materiality, URC Material Adverse Effect or similar qualifications contained in any such representation or warranty) as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in each case where the failure to be so true and correct has not had, and would not reasonably be expected to have, a URC Material Adverse Effect;

(c)	since the date of this Agreement, there has not been any event, change, occurrence, effect or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have a URC Material Adverse Effect;

(d)	URC Shareholders shall not have properly exercised and not validly withdrawn their Dissent Rights in connection with the Arrangement with respect to more than five percent (5%) of the issued and outstanding URC Shares as of the Effective Date; and

(e)	the Sweetwater Investors shall have received a certificate of URC addressed to the Sweetwater Investors and dated the Effective Date, signed on behalf of URC by two (2) senior executive officers of URC (on URC’s behalf and without personal liability), confirming the matters in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) as of the Effective Date.

Section 7.3 Conditions Precedent to the Obligations of URC.

The obligation of URC to complete the Transactions is subject to the fulfillment of each of the following conditions precedent, each of which is for the exclusive benefit of URC and may be waived by URC in whole or in part at any time:

(a)	all covenants of the Sweetwater Investors under this Agreement to be performed or complied with on or before the Effective Date which have not been waived by URC shall have been duly performed or complied with by the Sweetwater Investors in all material respects;

(b)	the representations and warranties of the Sweetwater Investors:

(i)	set forth in paragraphs (a) (Organization and Qualification), (b) (Authority Relative this Agreement), (c) (Organizational Approval) and (z) (Issuable Shares) of Schedule E shall be true and correct in all material respects as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date);

(ii)	set forth in paragraphs (e) (Ownership of Sweetwater Entities and Sweetwater Joint Ventures), (g) (Winding Up), (h) (Capitalization of New ParentCo) and (l)(ii) (Absence of Changes) of Schedule E shall be true and correct (other than de minimis inaccuracies) in all respects as of the date of this Agreement and as of the Effective Date as if made at and as of such date; and

(iii)	set forth in Schedule E other than those to which Section 7.3(b)(i) or Section 7.3(b)(ii) applies, or those given solely by HRG, shall be true and correct in all respects (disregarding for purposes of this any materiality, Sweetwater Material Adverse Effect or similar qualifications contained in any such representation or warranty) as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in each case where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Sweetwater Material Adverse Effect;

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(c)	the representations and warranties of HRG:

(i)	set forth in paragraph (ii) (Organization and Qualification) shall be true and correct in all material respects as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date);

(ii)	set forth in paragraphs (jj) (Ownership of Spur) and (kk) (Winding Up), of Schedule E shall be true and correct (other than de minimis inaccuracies) in all respects as of the date of this Agreement and as of the Effective Date as if made at and as of such date; and

(iii)	set forth in paragraph (ll) (No Other Assets), (mm) (Litigation) and (nn) (Tax Returns) shall be true and correct in all respects (disregarding for purposes of this any materiality, Sweetwater Material Adverse Effect or similar qualifications contained in any such representation or warranty) as of the Effective Date as if made at and as of such date (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in each case where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Sweetwater Material Adverse Effect;

(d)	since the date of this Agreement, there has not been any event, change, occurrence, effect or state of facts that, individually or in the aggregate, has, or would reasonably be expected to have a Sweetwater Material Adverse Effect;

(e)	URC shall have received a certificate of the Sweetwater Investors addressed to URC and dated the Effective Date, signed on behalf of the Sweetwater Investors by one senior representative of the Orion Sellers and one senior representative of OTPP (on the Sweetwater Investors’ behalf and without personal liability), confirming the matters in Section 7.3(a), Section 7.3(b), Section 7.3(c) and Section 7.3(d) as of the Effective Date;

(f)	all filings, registrations, recordings and other actions required to be made or taken to evidence, effect, register or perfect the transfer, assignment or conveyance, in accordance with the Plan of Arrangement, of the Sweetwater Investors’ direct and indirect interests in the Sweetwater Entities to URC and New ParentCo, as contemplated by the Arrangement, shall have been duly made or taken, in each case in form and substance satisfactory to URC, acting reasonably; and

(g)	URC shall have received a certificate of the Sweetwater Entities addressed to URC and dated the Effective Date, signed on behalf of the Sweetwater Entities by one senior representative of the Sweetwater Entities, confirming that the Sweetwater Entities have retained, as of immediately prior to the Effective Time, not less than [Redacted: dollar value] in unrestricted cash, and including reasonably satisfactory evidence or confirmation of account balances as of the Effective Date.

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Section 7.4 Satisfaction of Conditions.

The conditions precedent set out in Section 7.1, Section 7.2 and Section 7.3 shall be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director following filing of the Articles of Arrangement with the consent of the Parties in accordance with the terms of this Agreement.

ARTICLE 8

TERM, TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Term.

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

Section 8.2 Termination.

(1)	This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual written agreement of URC and of the Sweetwater Investors;

(b)	by either URC or the Sweetwater Investors, if:

(i)	the Effective Time shall not have occurred on or before the Outside Date; provided that a Party may not terminate this Agreement under this Section 8.2(1)(b)(i) if it is in breach of any representation, warranty, covenant or obligation set forth in this Agreement and such breach has been the primary cause of, or primarily resulted in, the Effective Time not occurring on or before the Outside Date;

(ii)	any applicable Law is enacted or made (or any Law is amended) that permanently prohibits, enjoins or renders illegal the consummation of the Transactions, and such Law shall have become final and non-appealable; provided that a Party may not terminate this Agreement under this Section 8.2(1)(b)(ii) if it is in breach of any representation, warranty, covenant or obligation set forth in this Agreement and such breach has been the primary cause of, or primarily resulted in, the event giving rise to a right to terminate pursuant to this Section 8.2(1)(b)(ii) occurring; or

(iii)	the URC Shareholder Approval shall not have been obtained at the URC Meeting in accordance with the Interim Order, applicable Law and this Agreement.

(c)	by the Sweetwater Investors:

(i)	subject to Section 5.9, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of URC set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 7.2(a) (URC Covenants Condition) or Section 7.2(b) (URC Representations and Warranties Condition) not to be satisfied, and any such breach or failure is incapable of being cured, or is not cured in accordance with Section 5.9, and provided that the Sweetwater Investors are not then in breach of this Agreement so as to cause any of the conditions in Section 7.3(a) (the Sweetwater Investors Covenants Condition) or Section 7.3(b) (the Sweetwater Investors Representations and Warranties Condition) not to be satisfied; or

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(d)	by URC:

(i)	subject to Section 5.9, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Sweetwater Investors set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 7.3(a) (the Sweetwater Investors Covenants Condition) or Section 7.3(b) (the Sweetwater Investors Representations and Warranties Condition) not to be satisfied, and any such breach or failure is incapable of being cured, or is not cured in accordance with Section 5.9, and provided that URC is not then in breach of this Agreement so as to cause any of the conditions in Section 7.2(a) (URC Covenants Condition) or Section 7.2(b) (URC Representations and Warranties Condition) not to be satisfied.

(2)	The Party desiring to terminate this Agreement pursuant to this Section 8.2 (other than pursuant to Section 8.2(1)(a)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(3)	If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that the provisions of this Section 8.2(3) and Sections 8.3, 9.1, 9.2, 9.5, 9.6 and 9.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.2(1); provided that nothing in this Agreement shall relieve any Party from liability for Fraud or Willful Breach of this Agreement by any Party or its Representatives.

Section 8.3 Expenses and Termination Payments.

(1)	Except as otherwise provided herein (including this Section 8.3), all fees, costs and expenses incurred in connection with, in anticipation of and relating to the negotiation and execution of this Agreement and the Plan of Arrangement and the Transactions shall be paid by the Party incurring such fees, costs or expenses. For the avoidance of doubt, other than as set out in Section 8.3(8), no Sweetwater Investor or any of its affiliates shall have any obligation or liability for any such fees, costs or expenses of URC or its affiliates incurred in connection with, in anticipation of and relating to the negotiation and execution of this Agreement and the Plan of Arrangement and the Transactions.

(2)	For the purposes of this Agreement,

(a)	“Shareholder Approval Termination Payment” means $17,000,000 and

(b)	“Sweetwater Investor Expenses Amount” means an amount equal to any and all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Sweetwater Investors in connection with the preparation and negotiation of this Agreement, the Plan of Arrangement and any other agreement contemplated hereby and thereby, provided that such amount shall not exceed $3,000,000.

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(3)	For the purposes of this Agreement, “URC Termination Payment Event” means the termination of this Agreement by either the Sweetwater Investors or URC pursuant to Section 8.2(1)(b)(iii) (URC Shareholder Vote Failure) provided that such termination did not result primarily from a breach by the Sweetwater Investors of this Agreement.

(4)	If a URC Termination Payment Event occurs as a result of Section 8.3(3), URC shall pay an amount equal to the Sweetwater Investor Expenses Amount to the Sweetwater Investors, by wire transfer of immediately available funds, within two (2) Business Days following such termination; provided that, if: (I) a bona fide Acquisition Proposal in respect of URC shall have been made or publicly announced or otherwise publicly disclosed by any Person or group of Persons, or any Person or group of Persons shall have made, publicly announced or otherwise publicly disclosed, an intention to make an Acquisition Proposal in respect of URC, and (II) within twelve (12) months following the date of such URC Termination Event, either: (x) URC or one or more of its Subsidiaries, directly or indirectly, in one or more related transactions, accepts, approves or enters into a definitive Contract providing for such an Acquisition Proposal; or (y) any Acquisition Proposal in respect of URC is consummated, then in addition to payment of the Sweetwater Investor Expenses Amount, URC shall pay an amount equal to the Shareholder Approval Termination Payment to the Sweetwater Investors in accordance with their relative share of the ownership of New ParentCo after giving effect to the Pre-Closing Sweetwater Reorganization (which Pre-Closing Sweetwater Reorganization shall be deemed to have occurred for purposes of this clause), by wire transfer of immediately available funds, upon the earlier of the occurrence of the events specified in clause (x) or (y) this Section 8.3(4). For purposes of this Section 8.3(4), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that each reference to “20%” therein shall be deemed to be a reference to “50%”.

(5)	For greater certainty, neither of the Shareholder Approval Termination Payment nor the Sweetwater Investor Expenses Amount shall be required to be paid more than once and in no event shall more than one of the Shareholder Approval Termination Payment be payable.

(6)	Any payment payable by URC pursuant to this Agreement shall be paid free and clear of and without deduction or withholding for, or on account of, any present or future Taxes, unless such deduction or withholding is required by Law. If URC is required by applicable Laws to deduct or withhold any Taxes from any payment, URC shall make such required deductions or withholdings, and URC shall remit the full amount deducted or withheld to the appropriate Tax Authority in accordance with applicable Laws. To the extent that such amounts are remitted to the relevant Tax Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement and the Arrangement as having been paid to the Sweetwater Investors the relevant portion of the payment would otherwise have been provided and the obligation to provide the payment shall be treated as discharged to the same extent. URC shall promptly provide reasonable evidence of such remittance of any such withholding to Sweetwater Investors. Notwithstanding the foregoing, URC shall provide the Sweetwater Investors with notice of its intent to withhold at least ten (10) days prior to making such payment, and URC and the Sweetwater Investors shall each cooperate in good faith to mitigate any such withholding in a manner consistent with applicable Law. For the avoidance of doubt, URC shall not withhold if the applicable tax forms or certificates are provided by the applicable recipient of any applicable payment.

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(7)	The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if URC fails to promptly pay any payment due pursuant to Section 8.3(4) and, in order to obtain such payment, the Sweetwater Investors commence any action, suit, litigation or other legal proceeding that results in a judgment against URC for a Shareholder Approval Termination Payment or the Sweetwater Investor Expenses Amount, as applicable, or any portion thereof, URC will pay to the Sweetwater Investors (or as directed by the Sweetwater Investors) its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such action, suit, litigation or other legal proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(8)	Each Party acknowledges that all of the payment amounts set out in this Section 8.3 are payments of liquidated damages which are a genuine pre-estimate of the damages which the Sweetwater Investors entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. URC irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, the Sweetwater Investors agree that, upon any termination of this Agreement under circumstances where the Sweetwater Investors are entitled to a Shareholder Approval Termination Payment (but subject to Sweetwater Investors’ right prior to such termination of this Agreement to obtain an order of specific performance in accordance with Section 9.3), and such payment (plus any interest and any amounts payable pursuant to Section 8.3(7) to the Sweetwater Investors, the “Applicable Payment Cap”) is paid in full, the Sweetwater Investors and their Related Parties (as defined below) shall be precluded from any other remedy against URC or its Related Parties at Law, in equity, in Contract or otherwise (including, without limitation, an order for specific performance) (other than in the event of Fraud or Willful Breach), and shall not (other than in the event of Fraud or Willful Breach) seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against URC or any of its affiliates or any of its or their respective directors, officers, employees, partners, managers, members, securityholders or other Representatives (the foregoing Persons with respect to any Party, collectively, the “Related Parties” of such Party) in connection with this Agreement or the Transactions; provided that nothing in this Agreement shall relieve any Party from liability for Fraud or Willful Breach of this Agreement by any Party or its Representatives. For greater certainty, nothing in this Section 8.3(8) or elsewhere in this Agreement shall limit, restrict or otherwise impair the right of URC to bring any claim, action or proceeding against the Sweetwater Investors for breach of this Agreement (including any Fraud or Willful Breach), or to seek and recover any and all damages, losses, costs and expenses suffered or incurred by URC arising out of or relating to such breach, and URC shall be entitled to pursue any and all remedies available at law or in equity in respect thereof.

Section 8.4 Amendment.

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the URC Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the URC Shareholders, and any such amendment may, subject to the Interim Order and the Final Order and applicable Law, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

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(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

Section 8.5 Waiver.

Any Party may (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to URC:

Uranium Royalty Corp.

1188 West Georgia Street, Suite 1830

Vancouver, British Columbia V6E 4A2

Attention:	Andrew Marshall, Chief Financial Officer
Email:	[Redacted: personal information]

with a copy (which shall not constitute notice) to:

Sangra Moller LLP

1021 West Hastings Street, Suite 2200

Vancouver, British Columbia V6E 0C3

Attention:	Rod Talaifar
Email:	[Redacted: personal information]

(b)	if to the Orion Sellers:

Orion Resource Partners (USA) LP

7 Bryant Park, 1045 Avenue of the Americas, Floor 25

New York, NY 10018

Attention:	Legal
Email:	[Redacted: personal information]

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with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Andrew Fadale
Email:	[Redacted: personal information]

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington St. West

Suite 3000, P.O. Box 270, TD Centre

Toronto, ON M5K 1N2

Attention:	Michael Pickersgill
Email:	[Redacted: personal information]

(c)	if to OTPP:

Ontario Teachers’ Pension Plan

160 Front Street West, Suite 3200, Toronto, Ontario

M5J 0G4, Canada

Attention:	James Sikora and Legal
Email:	[Redacted: personal information]

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington St. West

Suite 3000, P.O. Box 270, TD Centre

Toronto, ON M5K 1N2

Attention:	Michael Pickersgill
Email:	[Redacted: personal information]

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas, United States 75201

Attention:	James R. Griffin
Email:	[Redacted: personal information]

and

Weil, Gotshal & Manges LLP

767 5th Ave, New York

NY 10153, United States

Attention:	Alex Lynch
Email:	[Redacted: personal information]

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Section 9.2 Governing Law.

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement.

Section 9.3 Injunctive Relief.

(1)	Subject to Section 8.3, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, subject to Section 8.3, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Subject to Section 8.3, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. To the extent any Party brings any action or other legal proceeding to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended by (i) (A) the amount of time during which such action or other legal proceeding is pending, plus (B) twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action, dispute, litigation or other legal proceeding.

(2)	Without limiting the foregoing, the Sweetwater Investors shall be entitled to specific performance hereunder to cause the Concurrent Private Placement to be funded and to cause the consummation of the Transactions if (i) all of the conditions to URC’s obligations to consummate the Transactions set forth in Section 7.1 and Section 7.3 have been satisfied (other than conditions that, by their terms, are to be satisfied by deliveries made at the Effective Date (and which are capable of being satisfied on such date if it were the Effective Date)) or waived and URC has failed to consummate the Transactions within 5 Business Days of such conditions being satisfied or waived; and (ii) the Sweetwater Investors have notified URC in writing that if specific performance is granted and the Concurrent Private Placement is funded the consummation of the Transactions will occur. Nothing in this Section 9.3 shall limit in any way the obligations of UEC under the Concurrent Private Placement Subscription Agreement.

Section 9.4 Third-Party Beneficiaries.

The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum, except as provided in Section 5.10 (Insurance and Indemnification) which, without limiting its terms, is intended as stipulations for the irrevocable benefit of, and shall be enforceable by, the third Persons mentioned in such provisions.

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Section 9.5 Entire Agreement, Binding Effect and Assignment.

This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Party; provided that, HRG shall be permitted to transfer its rights to any Shareholder Approval Termination Payment and Sweetwater Investor Expenses Amount due pursuant to Section 8.3 to any of its affiliates.

Section 9.6 No Liability.

No Representatives of the Sweetwater Investors or Sweetwater Entities, in their capacity as such, shall have any personal liability whatsoever to URC or its affiliates under this Agreement, or any other document delivered in connection with the Transactions hereby on behalf of the Sweetwater Investors or any of its Subsidiaries. No director or officer of URC, in their capacity as such, shall have any personal liability whatsoever to the Sweetwater Investors or its affiliates under this Agreement, or any other document delivered in connection with the Transactions hereby on behalf of URC or any of its Subsidiaries.

Section 9.7 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

Section 9.8 Counterparts, Execution.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the Sweetwater Investors and URC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

URANIUM ROYALTY CORP.

By:	/s/ “Scott Melbye”
Name:	Scott Melbye
Title:	Chief Executive Officer, President

[Signature Page to the Arrangement Agreement]

HRG METALS LP by its general partner HRG METALS GP INC.

By:	/s/ “Jim Sikora”
Name:	Jim Sikora
Title:	Authorized Signatory

[Signature Page to the Arrangement Agreement]

OMF II ONSHORE GAMMA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF II INTERMEDIATE HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE GAMMA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF ONSHORE OMEGA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF CO-FUND II HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

Signature Page to the Arrangement Agreement]

OMF II ONSHORE ALPHA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF II ONSHORE BETA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE ALPHA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE BETA HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III INTERMEDIATE HOLDINGS LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to the Arrangement Agreement]

ORION MINE FINANCE GP III LP by its general partner ORION MINE FINANCE GP III LLC

By:	/s/ “Istvan Zollei”
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to the Arrangement Agreement]

Schedule A

List of Orion Sellers

[Redacted : commercially sensitive information].

A-1

Schedule B

Form of Plan of Arrangement

See attached.

B-1

SCHEDULE B

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms.

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

(a)	“Aggie Consideration” has the meaning ascribed thereto in Section 2.4;

(b)	“Aggie LLC” means Aggie Grazing Block LLC, a limited liability company existing pursuant to the laws of Delaware;

(c)	“Aggie LLC Interests” means the issued and outstanding membership interests in Aggie LLC;

(d)	“Aggie LP” means Aggie Grazing Fund LP, a limited partnership existing pursuant to the laws of Delaware;

(e)	“Aggie LP Interests” means the issued and outstanding partnership interests in Aggie LP.

(f)	“Aggie Valuation” means [Redacted: dollar value].

(g)	“Arrangement” means the arrangement of URC under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, this Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to both URC and the Sweetwater Investors, each acting reasonably);

(h)	“Arrangement Agreement” means the arrangement agreement dated as of April 16, 2026, between URC and the Sweetwater Investors, including all schedules annexed thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(i)	“Arrangement Resolution” means the special resolution of the URC Shareholders approving the Arrangement which was considered at the URC Meeting;

(j)	“Articles of Arrangement” means the articles of arrangement of URC in respect of the Arrangement, to be filed with the Director after the Final Order is made, which shall be in form and content satisfactory to URC and the Sweetwater Investors, each acting reasonably;

(k)	“Authorization” means any authorization, order, permit, approval, grant, licence, registration, consent, allowance, exemption, waiver, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity;

(l)	“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia, Canada;

(m)	“CallCo” means an unlimited liability company to be incorporated under the Laws of British Columbia as a wholly-owned Subsidiary of New ParentCo prior to the Effective Time;

(n)	“CallCo Share” means a common share without par value in the capital of CallCo, and collectively the “CallCo Shares”;

(o)	“Cash Consideration” means $330,000,000, plus (if the Concurrent Financing occurs on the Effective Date) an amount equal to the first $52,000,000 of net cash proceeds received in connection with the Concurrent Financing;

(p)	“CBCA” means the Canada Business Corporations Act;

(q)	“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to Section 192(7) of the CBCA in respect of the Articles of Arrangement;

(r)	“Consideration” means the consideration to be received by the URC Shareholders pursuant to the Plan of Arrangement as consideration for their URC Shares, consisting of: (a) in the case of each Exchangeable Elected Share, the Exchange Ratio of an Exchangeable Share per Exchangeable Elected Share (collectively, the “Exchangeable Consideration Shares”); and (b) in the case of each other URC Share, the Exchange Ratio of New ParentCo Share per URC Share (the “New ParentCo Consideration Shares”);

(s)	“Court” means the Supreme Court of British Columbia;

(t)	“CRA” means the Canada Revenue Agency;

(u)	“Depositary” means Computershare Trust Company, N.A. or such other Person as URC may appoint to act as depositary in connection with the Arrangement, with the approval of URC and the Sweetwater Investors, acting reasonably;

(v)	“Director” means the Director appointed pursuant to section 260 of the CBCA;

(w)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Article 5 of this Plan of Arrangement;

(x)	“Dissenting URC Shareholder” means any registered URC Shareholder who has duly and validly exercised its Dissent Rights pursuant to Article 5 of this Plan of Arrangement and the Interim Order and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights prior to the Effective Time, but only in respect of Dissenting URC Shares held by such Dissenting URC Shareholder;

(y)	“Dissenting URC Shares” means URC Shares held by Dissenting URC Shareholders and in respect of which Dissent Rights have been and remain validly exercised at the Effective Time;

(z)	“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;

(aa)	“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date;

(bb)	“Election Deadline” means the date and time as agreed by the Sweetwater Investors and URC (acting reasonably) and set in accordance with Section 3.1(b) as the deadline for Eligible Holders to make the Exchangeable Share Election; provided that, for greater certainty, the Election Deadline shall be prior to the Effective Date;

(cc)	“Eligible Holder” means a URC Shareholder that is: (i) a Person, other than a partnership, that is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act; or (ii) a partnership, any direct or indirect member of which is a Person, other than a partnership, that is a resident of Canada for purposes of the Tax Act and not exempt from Tax under Part I of the Tax Act;

(dd)	“Excess Amount” has the meaning ascribed thereto in Section 2.4(n)(i);

(ee)	“Exchange Ratio” means 1.0;

(ff)	“Exchangeable Consideration Shares” has the meaning ascribed thereto in the definition of “Consideration”;

(gg)	“Exchangeable Elected Share” means each URC Share in respect of which an Eligible Holder shall have validly made an Exchangeable Share Election to receive Exchangeable Consideration Shares in accordance with Section 3.1 and the Letter of Transmittal and Election Form;

(hh)	“Exchangeable Elected Shareholder” means, solely in respect of an Eligible Holder’s Exchangeable Elected Shares, each Eligible Holder who has validly made an Exchangeable Share Election;

(ii)	“Exchangeable Share Election” has the meaning ascribed thereto in Section 3.1(a);

(jj)	“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in the form agreed to by the Sweetwater Investors and URC pursuant to the Arrangement Agreement and set out in Schedule H to the Arrangement Agreement;

(kk)	“Exchangeable Share Support Agreement” means the exchangeable share support agreement among New ParentCo, ExchangeCo and CallCo, in the form agreed to by the Sweetwater Investors and URC pursuant to the Arrangement Agreement, to be entered into in connection with and pursuant to this Plan of Arrangement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

(ll)	“Exchangeable Shares” means the redeemable preferred shares in the capital of ExchangeCo, having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions;

(mm)	“ExchangeCo” means a wholly-owned subsidiary of CallCo to be incorporated under the Laws of British Columbia prior to the Effective Time;

(nn)	“ExchangeCo Shares” means the common shares without par value in the capital of ExchangeCo;

(oo)	“Fair Market Value” means, in respect of any property or ownership interests, the price that would be agreed upon in an open and unrestricted market between informed and prudent parties dealing at arm’s length (within the meaning of the Tax Act), neither being under any compulsion to act and each having reasonable knowledge of the relevant facts, determined as of the applicable time and in accordance with generally accepted valuation principles applicable to comparable arm’s-length transactions, and without giving effect to any minority discount, liquidity discount or control premium.;

(pp)	“Final Order” means the order of the Court approving the Arrangement in the form acceptable to URC and the Sweetwater Investors, each acting reasonably, as such order may be amended by the Court (with prior written consent of both the Sweetwater Investors and URC, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Sweetwater Investors and URC, each acting reasonably) on appeal;

(qq)	“final proscription date” has the meaning ascribed thereto in Section 4.8;

(rr)	“Governmental Entity” means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, Tax Authority, court, tribunal, arbitral body, commission, board, ministry, bureau or agency, domestic or foreign; (b) any stock exchange, including the TSX and Nasdaq; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, antitrust, foreign investment, expropriation or taxing authority under or for the account of any of the foregoing;

(ss)	“HRG” means HRG Metals LP, a limited partnership existing pursuant to the laws of Canada;

(tt)	“In-The-Money Amount” means, in respect of a URC Option or a URC Replacement Option at a point in time, the amount, if any, by which the aggregate fair market value at such time of the securities subject to such URC Option or URC Replacement Option, as applicable, exceeds the aggregate exercise price of such stock option;

(uu) “Intercompany Loan Agreement” has the meaning ascribed thereto in Section 2.4(k);

(vv)	“Interim Order” means an order of the Court, in a form acceptable to the Sweetwater Investors and URC, each acting reasonably, containing declarations and directions in respect of the notices to be given and the conduct of the URC Meeting with respect to the Arrangement as more fully set out herein;

(ww)	“Law” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, decrees, declarations, treaties, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic, foreign, or supranational and the terms and conditions of any Authorization of or from any Governmental Entity, including for this purpose a self-regulatory authority (including TSX and Nasdaq), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, assets, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, assets, property or securities;

(xx)	“Letter of Transmittal and Election Form” means the letter of transmittal and election form(s) to be delivered by URC to registered URC Shareholders providing for (i) Eligible Holders’ Exchangeable Share Election with respect to the Consideration and (ii) delivery of registered URC Shareholders’ URC Shares and certificates (if any) representing such URC Shareholders’ URC Shares to the Depositary;

(yy)	“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, conditional sale agreement, capital lease or title retention agreement, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, Contract or otherwise) that has a similar economic effect as, or that is capable of becoming, any of the foregoing;

(zz)	“Loan Cap” has the meaning ascribed thereto in Section 2.4(k);

(aaa)	“Nasdaq” means The Nasdaq Stock Market LLC;

(bbb)	“New ParentCo” means a corporation to be formed under the laws of Delaware in accordance with the terms of the Arrangement Agreement;

(ccc)	“New ParentCo Consideration Shares” has the meaning ascribed thereto in the definition of “Consideration”;

(ddd)	“New ParentCo Incentive Plan” means any equity compensation, incentive, option or other share-based compensation plan adopted, maintained or assumed by New ParentCo from time to time, including any amendment, modification or successor thereto;

(eee)	“New ParentCo Preferred Shares” means the Class A Preferred Share and the Class B Preferred Share (as each such term is defined in Schedule K to the Arrangement Agreement;

(fff)	“New ParentCo Shares” means shares of common stock, having a par value of $0.001, in the capital of New ParentCo;

(ggg)	“New ParentCo Special Voting Share” means the one special voting share in the capital of New ParentCo to be allotted and issued by New ParentCo to the Trustee pursuant to this Plan of Arrangement and in accordance with the Voting and Exchange Trust Agreement, which shall be redeemable and shall, at any time, entitle the holder of record to that number of votes at meetings of holders of New ParentCo Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by New ParentCo and its affiliates), all as more particularly set out in the articles of New ParentCo and the Voting and Exchange Trust Agreement;

(hhh)	“Orion Sellers” means each entity listed in Schedule A to the Arrangement Agreement;

(iii)	“OTPP” means, collectively, HRG and Spur;

(jjj)	“Parties” means any of the parties to the Arrangement Agreement, and “Party” means any of them;

(kkk)	“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

(lll)	“Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions means this Plan of Arrangement, including the annex hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

(mmm)	“Redemption Purchase Price” has the meaning ascribed to it in Schedule K to the Arrangement Agreement;

(nnn)	“Seller Share of Sweetwater Cash Amount” has the meaning set forth in Section 2.4(m)(iii)D;

(ooo)	“Shortfall Amount” has the meaning ascribed thereto in Section 2.4(n)(ii);

(ppp)	“Spur” means Spur Holdco LLC, a limited liability company existing pursuant to the laws of Delaware;

(qqq)	“Subsidiary” means, with respect to a Person, any body corporate, partnership, joint venture or other non-natural Person: (a) of which more than fifty percent (50%) of the outstanding shares or other voting securities ordinarily entitled to elect a majority of the board of directors (or equivalent governing body) thereof (whether or not shares or other securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such Person; or (b) over which such Person exercises control;

(rrr)	“Sweetwater Cash Amount” means an amount equal to the sum of all cash of the Sweetwater Entities as of immediately prior to the Effective Time, less: (i) [Redacted: dollar value] and (ii) an amount sufficient to ensure that the Sweetwater Entities retain not less than [Redacted: dollar value] in unrestricted cash;

(sss)	“Sweetwater Investors” means, collectively, the Orion Sellers and OTPP;

(ttt)	“Tax” means any taxes, duties, fees, premiums, assessments, imposts, levies and other charges in the nature of taxation and all related withholdings or deductions of any nature imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, capital gain, minimum, large corporation, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada and other pension plan premiums or contributions imposed by any Governmental Entity, and any transferee or secondary liability in respect of any of the foregoing;

(uuu)	“Tax Act” means the Income Tax Act (Canada);

(vvv)	“Tax Authority” means any taxing or other authority (whether within or outside Canada) competent to impose any Tax liability, or assess or collect any Tax;

(www)	“Tax Election Package” means two (2) copies of CRA form T-2057 (or, if the URC Shareholder is a partnership, two (2) copies of CRA form T-2058) and two (2) copies of any applicable equivalent provincial or territorial election form, which forms have been duly and properly completed and executed by the URC Shareholder in accordance with the rules contained in the Tax Act or the relevant provincial legislation;

(xxx)	“Trustee” means the trustee chosen by the Sweetwater Investors and URC each acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

(yyy)	“TSX” means Toronto Stock Exchange;

(zzz)	“URC” means Uranium Royalty Corp., a corporation existing pursuant to the laws of Canada;

(aaaa)	“URC Incentive Plan” means the amended and restated long-term incentive plan of URC dated November 22, 2019, as amended August 29, 2023 and August 13, 2024;

(bbbb)	“URC Meeting” means the special meeting of URC Shareholders, including any adjournment or postponement thereof, called and held in accordance with the Interim Order to consider the Arrangement Resolution;

(cccc)	“URC Options” means any outstanding options to purchase URC Shares issued pursuant to the URC Incentive Plan;

(dddd)	“URC Replacement Options” means the options to acquire New ParentCo Shares, to be governed by the New ParentCo Incentive Plan, to be issued in exchange for URC Options pursuant to this Plan of Arrangement;

(eeee)	“URC Shareholders” means the holders of URC Shares;

(ffff)	“URC Shares” means the common shares in the capital of URC;

(gggg)	“URC US” means Uranium Royalty (USA) Corp., a corporation existing pursuant to the laws of Delaware, and a wholly-owned Subsidiary of URC;

(hhhh)	“URC US Shares” means the common stock in URC US; and

(iv)	“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement made among New ParentCo, ExchangeCo, CallCo and the Trustee, in the form agreed to by the Sweetwater Investors and URC pursuant to the Arrangement Agreement, to be entered into in connection with and pursuant to this Plan of Arrangement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Capitalized terms used in this Plan of Arrangement but not otherwise defined herein shall have the meaning ascribed thereto in the Arrangement Agreement.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section, subsection, paragraph or Annex by number or letter or both refer to the Article, Section, subsection, paragraph or Annex, respectively, bearing that designation in this Plan of Arrangement.

1.3	Number and Gender.

In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	Date for Any Action and Computation of Time.

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. References to time are to local time, Vancouver, British Columbia, Canada.

1.5	Currency.

Unless otherwise stated, all references in this Agreement to sums of money are expressed in United States dollars and “$” refers to United States dollars.

1.6	Other Definitional and Interpretive Provisions.

(a)	References in this Agreement to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by those words or words of like import.

(b)	References in this Agreement to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(c)	References in this Agreement to a Person includes the heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns of that Person, as applicable.

(d)	References to a particular statute shall be to such statute and the rules, regulations and published policies made thereunder, as now in effect and as it and they may be promulgated thereunder or amended from time to time.

(e)	A Person is considered to “control” another Person if (a) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, or (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (c) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person.

ARTICLE 2

EFFECT OF THE ARRANGEMENT

2.1	Arrangement Agreement.

This Plan of Arrangement constitutes an arrangement under Section 192 of the CBCA and is made pursuant to and forms an integral part of the Arrangement Agreement. This Plan of Arrangement sets out the steps and transactions by which the Arrangement and the other transactions contemplated by the Arrangement Agreement are to be effected. At the Effective Time, the steps and transactions set out herein shall occur and be deemed to occur in the sequence set forth herein and shall be effective and binding in accordance with the terms hereof. In the event of any inconsistency or conflict between this Plan of Arrangement and the Arrangement Agreement, the provisions of this Plan of Arrangement shall govern.

2.2	Binding Effect.

This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, shall become effective at the Effective Time and be binding at and after the Effective Time on:

(a)	URC;

(b)	URC US;

(c)	each of the Sweetwater Investors;

(d)	New ParentCo;

(e)	ExchangeCo;

(f)	CallCo;

(g)	Aggie LLC;

(h)	Aggie LP;

(i)	all registered and beneficial holders of the URC Shares (including all Dissenting URC Shareholders);

(j)	all holders of URC Options;

(k)	the registrar and transfer agent of the URC Shares;

(l)	the Depositary;

(m)	the Trustee; and

(n)	all other Persons,

in each case without any further authorization, act or formality on the part of the Court or any Person from and after the Effective Date.

2.3	Filing of Articles of Arrangement.

The Articles of Arrangement and the Certificate of Arrangement shall be filed and issued, respectively, with respect to the Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Section 2.4 has become effective in the sequence and at the times set out therein.

2.4	Arrangement.

In connection with the Arrangement and to give effect to the transactions contemplated hereby, including the combination of URC and the Sweetwater Entities and the exchange of URC Shares for the Consideration, the following events shall occur and shall be deemed to occur in the order set out below commencing at the Effective Time (except as otherwise expressly indicated), and each such event shall occur automatically and without any further authorization, act or formality on the part of any Person. Each of the following steps shall be effective and binding upon all Persons set out in Section 2.2 from and after the Effective Time.

(a)	URC Capital Contribution. URC shall contribute an amount equal to the Aggie Consideration to the capital of URC US, or such other amount as to be determined by the Sweetwater Investors and URC, acting reasonably and in consultation with their legal, financial and tax counsel, in order to give effect to the Arrangement.

(b)	Acquisition of Aggie Interests: URC shall cause URC US to acquire:

(i)	from HRG, 25.00% of the Aggie LLC Interests; and

(ii)	from Orion Sellers, a portion of the Aggie LLC Interests and a portion of the Aggie LP Interests, in each case, determined by the Orion Sellers in their sole discretion; provided that (x) if the Concurrent Financing does not occur by the Effective Date, the Orion Sellers shall not sell to URC US more than an aggregate amount of Aggie LLC Interests and Aggie LP Interests equal to 61.62% of the Aggie LP Interests (inclusive of the Aggie LLC Interests on a look through basis) and (y) if the Concurrent Financing occurs by the Effective Date and (1) the aggregate net cash proceeds received by URC in connection with the Concurrent Financing is equal to at least $52,000,000, then the Orion Sellers shall sell to URC US all of their respective Aggie LLC Interests and all of their Aggie LP Interests or (2) the aggregate net cash proceeds received URC in connection with the Concurrent Financing is less than $52,000,000, then the Orion Sellers and OTPP shall cooperate in good faith to determine the appropriate portion of the Aggie LLC Interests and the Aggie LP Interests to be sold by the Orion Sellers to URC US in a manner to ensure that the Cash Consideration is allocated among the Orion Sellers and OTPP in accordance with their relative share of the ownership of New ParentCo after giving effect to the Pre- Closing Sweetwater Reorganization (which Pre-Closing Sweetwater Reorganization shall be deemed to have occurred for purposes of this clause) and in a tax efficient manner.

and, in consideration therefor, URC US shall pay to the Orion Sellers and HRG an amount in cash equal to the Aggie Valuation multiplied by a fraction (expressed as a percentage) the numerator of which is the number of Aggie LP Interests actually acquired by URC US pursuant to this Section 2.4(b) (inclusive of the Aggie LLC Interests acquired by URC US on a look through basis) and the denominator of which is all Aggie LP Interests that are issued and outstanding (such amount, the “Aggie Consideration”). Each applicable Sweetwater Investor’s applicable share of the Aggie Consideration shall be determined based on the proportion of the Aggie LP Interests (inclusive of the Aggie LLC Interests acquired by URC US on a look through basis) sold to URC US pursuant to this Section 2.4(b) by such Sweetwater Investor.

(c)	Issuance of New ParentCo Shares: Commencing immediately after the steps set out in Section 2.4(a):

(i)	New ParentCo shall issue to CallCo a number of New ParentCo Shares equal to the aggregate number of New ParentCo Consideration Shares to be issued pursuant to Section 2.4(e) (and, if applicable, such amounts of cash as is necessary to fund the payment of any claim against URC for an amount determined in accordance with Section 5.1);

(ii)	CallCo shall issue to New ParentCo such number of CallCo Shares having an aggregate Fair Market Value equal to the aggregate Fair Market Value of the New ParentCo Shares issued pursuant to Section 2.4(c)(i);

(iii)	CallCo shall be the legal and beneficial owner of the New ParentCo Shares issued pursuant to Section 2.4(c)(i), and New ParentCo shall be the legal and beneficial owner of the CallCo Shares issued pursuant Section 2.4(c)(ii); and

(iv)	upon the issuance by CallCo of the CallCo Shares to New ParentCo pursuant to Section 2.4(c)(ii), an amount equal to the aggregate Fair Market Value of the New ParentCo Shares issued in consideration therefor shall be added to the legal stated capital (or equivalent capital account) maintained in respect of such CallCo Shares, in accordance with applicable Law.

(d)	Dissenting URC Shares for Fair Value: Subject to Section 5.1, each issued and outstanding Dissenting URC Share held by a Dissenting URC Shareholder described in Section 5.1(i) shall be transferred to and acquired by URC for cancellation solely in exchange for, subject to Section 4.6, a debt claim against URC for an amount determined in accordance with Section 5.1, and:

(i)	each such Dissenting URC Shareholder shall cease to be the holder of each such Dissenting URC Share and to have any rights as a holder of each such Dissenting URC Share other than a claim against URC for an amount determined in accordance with Section 5.1; and

(ii)	each such Dissenting URC Share acquired by URC pursuant to this Section 2.4(d) shall be cancelled.

(e)	Exchange of URC Shares for New ParentCo Consideration Shares: Immediately after the step set out in Section 2.4(d) and simultaneously with the steps set out in Sections 2.4(f) through (i) (inclusive), each issued and outstanding URC Share (other than Exchangeable Elected Shares, and, for greater certainty, Dissenting URC Shares held by a Dissenting URC Shareholder described in Section 5.1(i)), shall be transferred by the relevant URC Shareholder of such URC Share to, and acquired by, CallCo solely in exchange for a New ParentCo Consideration Share delivered by CallCo in respect of such URC Share, and:

(i)	each URC Shareholder of each such URC Share shall cease to be the holder of each such URC Share and to have any rights as a holder of each such URC Share other than the right to the allotment and issue of the New ParentCo Consideration Shares to which such URC Shareholder is entitled pursuant to this Section 2.4(e) and the other rights as set out in Article 4; and

(ii)	CallCo shall be the legal and beneficial owner of each such URC Share acquired by CallCo pursuant to this Section 2.4(e).

(f)	Exchange of Exchangeable Elected Shares for Exchangeable Consideration Shares: Simultaneously with the step set out in Section 2.4(e), each issued and outstanding Exchangeable Elected Share (for greater certainty, other than Dissenting URC Shares held by a Dissenting URC Shareholder described in Section 5.1(i)) shall be transferred by the relevant Exchangeable Elected Shareholder to, and acquired by, ExchangeCo solely in exchange for the issue and delivery of the Exchangeable Consideration Shares in respect of such Exchangeable Elected Share by ExchangeCo and certain ancillary rights receivable hereunder, and:

(i)	each Exchangeable Elected Shareholder shall cease to be the holder of each such Exchangeable Elected Share and to have any rights as a holder of each such Exchangeable Elected Share other than the right to the delivery of the Exchangeable Consideration Shares to which such Exchangeable Elected Shareholder is entitled pursuant to this Section 2.4(f), certain ancillary rights receivable hereunder and the other rights as set out in Article 4;

(ii)	ExchangeCo shall be the legal and beneficial owner of each such Exchangeable Elected Share acquired by ExchangeCo pursuant to this Section 2.4(f); and

(iii)	ExchangeCo shall add to the stated capital maintained in respect of the Exchangeable Shares an amount equal to the aggregate “cost” to ExchangeCo of all of the Exchangeable Elected Shares acquired by ExchangeCo in this step, determined for purposes of the Tax Act (including under Section 85, if applicable).

(g)	Exchangeable Share Matters. Simultaneously with the step set out in Section 2.4(e):

(i)	New ParentCo, CallCo and ExchangeCo shall execute the Exchangeable Share Support Agreement and such agreement shall become binding on New ParentCo, CallCo and ExchangeCo;

(ii)	New ParentCo, CallCo, ExchangeCo, and the Trustee shall execute the Voting and Exchange Trust Agreement and such agreement shall become binding on New ParentCo, CallCo, ExchangeCo and the Trustee; and

(iii)	concurrently with the issue of the Exchangeable Consideration Shares pursuant to Section 2.4(f), New ParentCo shall, in accordance with the Voting and Exchange Trust Agreement, allot and issue to the Trustee one New ParentCo Special Voting Share, which shall carry such number of votes as is equal to the number of Exchangeable Shares outstanding from time to time, to be held by the Trustee on behalf of the Exchangeable Elected Shareholders in accordance with the terms thereof, and all rights of the Exchangeable Elected Shareholders under the Voting and Exchange Trust Agreement shall be received by them as part of the ancillary rights receivable by them under Section 2.4(f).

(h)	Addition to New ParentCo Share Capital: Simultaneously with the steps set out in Sections 2.4(e), an amount equal to the aggregate Fair Market Value of the New ParentCo Consideration Shares shall be reflected in the legal stated capital (or equivalent capital account) of New ParentCo and, for greater certainty, no amount shall be reflected in respect of the issuance of the New ParentCo Special Voting Share pursuant to Section 2.4(g)(iii) other than any nominal amount required under applicable Law.

(i)	URC Options: Simultaneously with the step set out in Section 2.4(e):

(i)	each URC Option (whether vested or unvested) outstanding and unexercised immediately prior to the Effective Time will be exchanged for a URC Replacement Option to acquire a number of New ParentCo Shares equal to the product of (A) the number of URC Shares subject to the URC Option immediately before the Effective Time, multiplied by (B) the Exchange Ratio, provided that if the foregoing would result in the issuance or transfer of a fraction of a New ParentCo Share on any particular exercise of URC Replacement Options, then the number of New ParentCo Shares otherwise issued or transferred upon such exercise shall be rounded down to the nearest whole number of New ParentCo Shares;

(ii)	the exercise price per New ParentCo Share subject to any such URC Replacement Option shall be an amount equal to the quotient of (X) the exercise price per URC Share under the exchanged URC Option immediately prior to the Effective Time divided by (Y) the Exchange Ratio (rounded up to the nearest whole cent). It is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the aforesaid exchange of URC Options for URC Replacement Options. Accordingly, and notwithstanding the foregoing, if required in order that this exchange be made pursuant to (and qualify under) subsection 7(1.4) of the Tax Act, the exercise price of a URC Replacement Option will be adjusted as necessary to ensure that the In-The-Money Amount of the URC Replacement Option immediately after such exchange does not exceed the In-The-Money Amount of the URC Option immediately before such exchange; and

(iii)	the terms and conditions of any URC Replacement Option, including the term to expiry and conditions to and manner of exercising and vesting schedule, will be the same as the URC Option for which it was exchanged, each URC Replacement Option shall be governed by the terms of the URC Incentive Plan (which shall be assumed by and continued under New ParentCo) and any document evidencing a URC Option shall thereafter evidence such URC Replacement Option (in each case, subject to any adjustments contemplated by this Section 2.4(i)).

(j)	Contribution of URC Shares by CallCo to ExchangeCo. Immediately following the completion of the steps set out in Section 2.4(e) and Section 2.4(f), CallCo shall transfer and contribute to ExchangeCo all of the URC Shares acquired by CallCo pursuant to Section 2.4(e), and in consideration therefor ExchangeCo shall issue to CallCo such number of newly issued ExchangeCo Shares having an aggregate Fair Market Value equal to the aggregate Fair Market Value of the URC Shares so transferred and contributed, and an amount equal to such Fair Market Value shall be added to the stated capital maintained in respect of such ExchangeCo Shares.

(k)	Intercompany Loans. Immediately following the completion of the step set out in Section 2.4(j), URC shall advance to CallCo (i) if the Concurrent Financing has not occurred by the Effective Date, an amount of cash equal to $330,000,000 less the Aggie Consideration paid to HRG and the applicable Orion Sellers pursuant to Section 2.4(b) and (ii) if the Concurrent Financing has occurred by the Effective Date, an amount of cash equal to the portion of the first $52,000,000 of net cash proceeds received in connection with the Concurrent Financing that is not allocated to pay the Aggie Consideration (if any), plus 80% of the excess of the aggregate amount of net cash received by URC in connection with the Concurrent Financing (which, for the avoidance of doubt, includes any proceeds attributable to any green shoe or similar provision exercised in connection with such Concurrent Financing) over $92,000,000 by way of an interest-bearing loan on arm’s length terms to be evidenced by a promissory note or loan agreement (the “Intercompany Loan Agreement”); provided that, the aggregate principal amount of the Intercompany Loan Agreement shall not exceed the higher of [Redacted: dollar value] and an amount to be determined by URC’s tax advisors in writing to the Sweetwater Investors and URC based on a transfer pricing study (the “Loan Cap”).

(l)	Reduction of Stated Capital of CallCo. Immediately following the completion of the step set out in Section 2.4(k), CallCo shall distribute to New ParentCo, by way of a reduction of the stated capital (or equivalent capital account) maintained in respect of the CallCo Shares, an amount equal to the principal amount of the loan advanced to CallCo pursuant to Section 2.4(k).

(m)	Redemption of New ParentCo Preferred Shares:

(i)	Following the completion of the step set out in Section 2.4(l), New ParentCo shall redeem, in accordance with its articles and the terms of such shares, the New ParentCo Preferred Shares in exchange for payment of the Redemption Purchase Price (as such term is defined in Schedule K to the Arrangement Agreement) to the holders of such New ParentCo Preferred Shares.

(ii)	The payment of the Redemption Purchase Price to the holders of the New ParentCo Preferred shall be accomplished by the following steps: (A) a distribution of cash to the holders of the New ParentCo Preferred Shares equal to the cash proceeds received pursuant to Section 2.4(l), (B) a distribution of cash to the holders of the New ParentCo Preferred Shares equal to the first $52,000,000 of net cash proceeds received in connection with the Concurrent Financing that is not allocated to pay the Aggie Consideration (if any) less the portion of such proceeds that is allocated to the principal amount of the Intercompany Loan Agreement contemplated by Section 2.4(k)(ii) after giving effect to the proviso of Section 2.4(k); provided that, if the Concurrent Funding has not occurred by the Effective Date, the payment contemplated by this clause (B) shall be deemed to be $0, (C) a distribution of cash to the holders of the New ParentCo Preferred Shares equal to 80% of the excess of the aggregate amount of net cash received by URC in connection with the Concurrent Financing (which, for the avoidance of doubt, includes any proceeds attributable to any green shoe or similar provision exercised in connection with such Concurrent Financing) over $92,000,000; provided that such amount shall not exceed [Redacted: dollar value], provided further that, if the Concurrent Funding has not occurred by the Effective Date, the payment contemplated by this clause (C) shall be deemed to be $0 and (D) completion of the distributions contemplated by Section 2.4(m)(iii).

(iii)	On the date upon which distributions of available cash of the Sweetwater Entities are made in accordance with past practice, the Parties shall cause the following actions to occur:

A.	Sweetwater Royalties LLC to make a distribution of cash to Sweetwater Trona OpCo LLC in an amount equal to the Sweetwater Cash Amount;

B.	immediately following the distribution contemplated by clause (m)(iii)(A), Sweetwater Trona OpCo LLC to make a distribution of cash to Sweetwater Trona HoldCo LLC in an amount equal to the Sweetwater Cash Amount;

C.	immediately following the distribution contemplated by clause (m)(iii)(B), Sweetwater Trona HoldCo LLC to make a distribution of cash to Sweetwater Trona Fund LP in an amount equal to the Sweetwater Cash Amount;

D.	immediately following the distribution contemplated by clause (m)(iii)(C), Sweetwater Trona Fund LP to make a distribution of cash (A) to Rife Holdings (USA) LLC (or any successor in interest thereto) in an amount equal to 5.531661% of the Sweetwater Cash Amount and (B) to New ParentCo, in an amount equal to the Sweetwater Cash Amount less the amount distributed to Rife Holdings (USA) LLC pursuant to clause (A) (such amount contemplated by this clause (B), the “Seller Share of Sweetwater Cash Amount”); and

E.	immediately following the distribution contemplated by clause (m)(iii)(D), New ParentCo to make a distribution of cash (A) to the Orion Sellers in an amount equal to [Redacted: commercially sensitive information] of the Seller Share of the Sweetwater Cash Amount and (B) to OTPP in an amount equal to [Redacted: commercially sensitive information] of the Seller Share of the Sweetwater Cash Amount.

(iv)	Notwithstanding anything in Section 2.4(m)(ii) to the contrary, at the election of URC acting reasonably and in good faith and in consultation with its tax advisors, the distributions contemplated by clauses (B) and (C) of Section 2.4(m)(ii) may be satisfied by causing New ParentCo to periodically make special distributions of 40% of available cash from the Sweetwater Entities to the holders of the New ParentCo Preferred Shares at such times upon which distributions are made by the Sweetwater Entities in accordance with past practice.

(n)	Adjustment of Sweetwater Investors’ New ParentCo Shares: Immediately following the completion of the step set out in Section 2.4(l), to the extent that the aggregate amount of proceeds received by the Sweetwater Investors pursuant to Section 2.4(b) and Section 2.4(m) exceed an amount equal to $330,000,000 but is less than [Redacted: dollar value] (the amount of such excess, the “Excess Amount”), the aggregate number of New ParentCo Shares issued to the Sweetwater Investors shall be reduced on a pro rata basis by an aggregated number of New ParentCo Shares corresponding in value to the Excess Amount, divided by a price per share of $3.64 and such reduction will be done ratably among the Sweetwater Investors based on the proportion of New ParentCo Shares held by each Sweetwater Investor to the aggregate amount of New ParentCo Shares held by all Sweetwater Investors; and

(o)	Securities Registers. Following the foregoing steps, on the Effective Date, each of URC, New ParentCo, ExchangeCo and CallCo shall make the appropriate entries in its applicable securities registers to reflect the matters referred to in this Section 2.4.

(p)	Retention of Certain Financing Proceeds. If the Concurrent Financing has occurred, the Sweetwater Investors shall be entitled to the first $52,000,000 of the net proceeds received in connection with the Concurrent Financing and, thereafter, URC shall be entitled to retain $40,000,000 of the net proceeds received in connection with the Concurrent Financing.

For greater certainty, none of the foregoing steps shall occur unless all of the foregoing steps occur.

2.5	Fully Paid and Non-Assessable Shares.

All Exchangeable Shares, ExchangeCo Shares, CallCo Shares and New ParentCo Shares issued pursuant hereto shall be validly issued and outstanding as fully paid and non-assessable shares.

ARTICLE 3

EXCHANGEABLE SHARE ELECTION

3.1	Exchangeable Share Election.

(a)	Each beneficial owner of URC Shares who, as at the Effective Time, is an Eligible Holder may elect with respect to any and all URC Shares (other than a Dissenting URC Share) held by such holder immediately before the Effective Time to receive the Consideration to which he, she or it is entitled in the form of New ParentCo Consideration Shares, Exchangeable Consideration Shares or a combination of New ParentCo Consideration Shares and Exchangeable Consideration Shares (the “Exchangeable Share Election”).

(b)	The Exchangeable Share Election shall be made by a URC Shareholder (or if applicable, by the registered holder of URC Shares on such beneficial owner’s behalf) by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such URC Shareholder’s election, together with certificates (if any) representing such Eligible Holder’s URC Shares. URC shall provide at least five (5) Business Days’ notice of the Election Deadline to URC Shareholders by means of a news release disseminated on a newswire; provided that the Election Deadline, once set, may be extended by URC to a subsequent date prior to the Effective Date and URC shall promptly announce any such extension and, when determined, the rescheduled Election Deadline, which rescheduled deadline if necessary shall be as agreed by the Sweetwater Investors and URC (acting reasonably), provided that at least one (1) Business Day of advance notice thereof shall have been provided by URC to URC Shareholders by means of a news release disseminated on a newswire.

(c)	Any URC Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of this Section 3.1 or of the Letter of Transmittal and Election Form, shall be treated as not having made the Exchangeable Share Election and shall not be entitled to exchange the URC Shares held by such URC Shareholder for Exchangeable Consideration Shares under the Arrangement and shall receive New ParentCo Consideration Shares in respect of such URC Shares in accordance with Section 2.4(e).

3.2	Tax Election.

Each beneficial owner of URC Shares who is an Eligible Holder, and who has made a valid Exchangeable Share Election (or for whom the registered holder has made a valid Exchangeable Share Election on such beneficial owner’s behalf) to receive Exchangeable Consideration Shares for any of its URC Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such beneficial owner is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax law), with respect to the transfer of its Exchangeable Elected Shares to ExchangeCo and the receipt of Exchangeable Consideration Shares in respect thereof by providing the Tax Election Package to ExchangeCo within seventy-five (75) days following the Effective Date, duly completed with the details of the number of Exchangeable Elected Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the Tax Election Package being correct and complete and complying with the provisions of the Tax Act (and applicable provincial income tax law), the relevant forms shall be signed by ExchangeCo and returned to such former beneficial owner of URC Shares within seventy-five (75) days after the receipt thereof by ExchangeCo for filing with the CRA (or the applicable Tax Authority) by such former beneficial owner. ExchangeCo shall not be responsible for the proper or accurate completion of the Tax Election Package and, except for ExchangeCo’s obligation to return (within seventy-five (75) days after the receipt thereof by ExchangeCo) duly completed election forms which are received by ExchangeCo within seventy-five (75) days of the Effective Date, ExchangeCo shall not be responsible for any taxes, interest or penalties resulting from the failure by a former beneficial owner of URC Shares to properly and accurately complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation). ExchangeCo has no obligation to sign and return any Tax Election Packages received more than seventy-five (75) days following the Effective Date, other than in its sole and absolute discretion.

ARTICLE 4

EXCHANGE OF SHARES; URC SHARE CERTIFICATES; FRACTIONAL SHARES

4.1	Exchange of Exchangeable Elected Shares for Exchangeable Consideration Shares.

(a)	On the Effective Date, ExchangeCo shall deliver or cause to be delivered to the Depositary the aggregate number of Exchangeable Consideration Shares to be delivered pursuant to Section 2.4(f), which Exchangeable Consideration Shares shall be held by the Depositary for the benefit of, and as agent and nominee for, the Exchangeable Elected Shareholders for distribution to such Exchangeable Elected Shareholders in accordance with the provisions of this Article 4.

(b)	Upon delivery to the Depositary of a duly completed Letter of Transmittal and Election Form in respect of any Exchangeable Elected Shares to be exchanged for Exchangeable Consideration Shares under the Arrangement and such other documents and instruments as the Depositary may reasonably require, and upon surrender to the Depositary of any certificate(s) which immediately prior to the Effective Time represented such Exchangeable Elected Shares, such former holder of Exchangeable Elected Shares shall be entitled to receive in exchange therefor in respect of such Exchangeable Elected Shares, and the Depositary shall deliver to such Exchangeable Elected Shareholder (in each case, without interest and as adjusted for any rounding or withholding pursuant to Section 4.4 or Section 4.6), the relevant number of Exchangeable Consideration Shares which such Exchangeable Elected Shareholder has the right to receive (together with any dividends payable in respect thereof pursuant to Section 4.7) and the certificate (if any) so surrendered shall forthwith be cancelled.

(c)	Until surrendered as contemplated by this Section 4.1, any certificate which immediately prior to the Effective Time represented one or more outstanding Exchangeable Elected Shares shall be deemed at all times after the Effective Time to represent (in respect of the Exchangeable Elected Shares that were represented by such certificate immediately prior to the Effective Time) only the right to receive upon such surrender (in each case, without interest and as adjusted for any rounding or withholding pursuant to Section 4.4 or Section 4.6), (i) the relevant number of Exchangeable Consideration Shares as contemplated by this Section 4.1 and certain ancillary rights receivable hereunder, and (ii) on the appropriate payment date, (A) any dividends with a record date after the Effective Time declared, paid or payable with respect to Exchangeable Shares as contemplated by Section 4.7 and (B) any dividends with a record date prior to the Effective Time declared, paid or payable with respect to URC Shares.

4.2	Exchange of URC Shares for New ParentCo Consideration Shares.

(a)	On the Effective Date, New ParentCo shall deliver or cause to be delivered to the Depositary the aggregate number of New ParentCo Consideration Shares to be delivered pursuant to Section 2.4(e), which New ParentCo Consideration Shares shall be held by the Depositary for the benefit of, and as agent and nominee for, such former URC Shareholders who shall receive New ParentCo Consideration Shares in connection with the Arrangement for distribution to such former URC Shareholders in accordance with the provisions of this Article 4.

(b)	Upon delivery to the Depositary of a duly completed Letter of Transmittal and Election Form in respect of any URC Shares to be exchanged for New ParentCo Consideration Shares under the Arrangement and such other documents and instruments as the Depositary may reasonably require, and upon surrender to the Depositary of any certificate(s) which immediately prior to the Effective Time represented such URC Shares, such former holder of URC Shares shall be entitled to receive in exchange therefor in respect of such URC Shares, and the Depositary shall deliver to such former URC Shareholder (in each case, without interest and as adjusted for any rounding or withholding pursuant to Section 4.4 or Section 4.6), the relevant number of New ParentCo Consideration Shares which such former URC Shareholder has the right to receive (together with any dividends with respect thereto pursuant to Section 4.7), and the certificate (if any) so surrendered shall forthwith be cancelled.

(c)	Until surrendered as contemplated by this Section 4.2, any certificate which immediately prior to the Effective Time represented one or more outstanding URC Shares that were exchanged for the New ParentCo Consideration Shares under the Arrangement shall be deemed at all times after the Effective Time to represent (in respect of the URC Shares that were exchanged for New ParentCo Consideration Shares under the Arrangement that were represented by such certificate or that were uncertificated immediately prior to the Effective Time) only the right to receive upon such surrender (in each case, without interest and as adjusted for any rounding or withholding pursuant to Section 4.4 or Section 4.6), (i) the relevant number of New ParentCo Consideration Shares as contemplated by this Section 4.2, and (ii) on the appropriate payment date, (A) any dividends with a record date after the Effective Time declared, paid or payable with respect to New ParentCo Consideration Shares as contemplated by Section 4.7 and (B) any dividends with a record date prior to the Effective Time declared, paid or payable with respect to URC Shares.

4.3	Lost Certificates.

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding URC Shares that were transferred or exchanged, as applicable, pursuant to Section 2.4 of this Plan of Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary shall (a) issue and deliver in exchange for such lost, stolen or destroyed certificate, the Consideration to which the holder is entitled pursuant to this Plan of Arrangement and (b) deliver any other amounts such holder is entitled to receive pursuant to Sections 4.4 and 4.7. When authorizing such issuance and delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be issued and delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to URC, New ParentCo and the Depositary (acting reasonably) in such sum as URC or New ParentCo may direct, or otherwise indemnify URC, ExchangeCo and New ParentCo in a manner satisfactory to New ParentCo, ExchangeCo and URC acting reasonably, against any claim that may be made against New ParentCo, ExchangeCo and URC with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4	No Fractional Shares.

(a)	In the event that a URC Shareholder is entitled to receive a fractional interest in a New ParentCo Consideration Share pursuant to Section 2.4(e), the number of New ParentCo Consideration Shares to be delivered to such URC Shareholder pursuant to Section 4.2 shall be rounded down to the nearest whole New ParentCo Consideration Share. No fractional New ParentCo Consideration Shares shall be issued and no cash or other consideration shall be paid in lieu thereof. Any entitlement to a fractional New ParentCo Consideration Share shall be cancelled and forfeited without compensation, and each URC Shareholder shall be deemed to have irrevocably waived, released and renounced any right or claim to receive such fractional interest or any cash or other consideration in respect thereof. No dividend, distribution, voting right or other right of a holder of New ParentCo Shares shall accrue or attach in respect of any such fractional interest.

(b)	In the event that an Exchangeable Elected Shareholder is entitled to receive a fractional interest in an Exchangeable Consideration Share pursuant to Section 2.4(f), the number of Exchangeable Consideration Shares to be delivered to such Exchangeable Elected Shareholder pursuant to Section 4.1 shall be rounded down to the nearest whole Exchangeable Consideration Share. No fractional Exchangeable Consideration Shares shall be issued and no cash or other consideration shall be paid in lieu thereof. Any entitlement to a fractional Exchangeable Consideration Share shall be cancelled and forfeited without compensation, and each Exchangeable Elected Shareholder shall be deemed to have irrevocably waived, released and renounced any right or claim to receive such fractional interest or any cash or other consideration in respect thereof. No dividend, distribution, voting right or other right of a holder of Exchangeable Shares shall accrue or attach in respect of any such fractional interest.

4.5	No Liens.

Any exchange or transfer of URC Shares pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

4.6	Withholding Taxes.

New ParentCo, ExchangeCo, CallCo, URC and the Depositary shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable to any Person under this Plan of Arrangement and from all consideration, dividends, interest or other amounts payable or distributed to any former URC Shareholder or former holder of URC Options such amounts as New ParentCo, ExchangeCo, CallCo, URC or the Depositary are required to deduct and withhold therefrom under any provision of any applicable Laws in respect of Taxes. To the extent that such amounts are so deducted, withheld and remitted to the relevant Governmental Entity, such amounts shall be treated for all purposes under this Plan of Arrangement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that the amount so required to be deducted or withheld from any payment or delivery of consideration to a former URC Shareholder or former holder of URC Options is not satisfied in cash, New ParentCo, ExchangeCo, CallCo, URC and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration otherwise deliverable to such holder as is necessary to provide sufficient funds to enable compliance with such deduction or withholding requirement, and New ParentCo, ExchangeCo, CallCo, URC or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.7	Post-Effective Time Dividends and Distributions.

No dividends payable on or in respect of New ParentCo Consideration Shares or Exchangeable Consideration Shares with a record date after the Effective Time shall be paid to the holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding URC Shares that were transferred pursuant to Section 2.4 in respect of which New ParentCo Consideration Shares or Exchangeable Consideration Shares were issued pursuant to the Arrangement. All dividends payable on or in respect of New ParentCo Consideration Shares or Exchangeable Consideration Shares held by the Depositary with a record date after the Effective Time shall be paid by New ParentCo or ExchangeCo as applicable to the Depositary and shall be held by the Depositary in trust for the former holders of URC Shares entitled to receive such New ParentCo Consideration Shares or Exchangeable Consideration Shares pursuant to the Arrangement, in each case until delivery to the Depositary of a duly completed Letter of Transmittal and Election Form in respect of such URC Shares and such other documents and instruments as the Depositary may reasonably require and the surrender of any such certificate or certificates (or affidavit in accordance with Section 4.3) which, immediately prior to the Effective Time, represented such URC Shares in accordance with Sections 4.1 or 4.2, as applicable, or until surrendered and/or forfeited in accordance with Section 4.8. Subject to applicable Laws, following the delivery to the Depositary of a duly completed Letter of Transmittal and Election Form in respect of such URC Shares and such other documents and instruments as the Depositary may reasonably require and the surrender of any certificate or certificates (or affidavit in accordance with Section 4.3) which, immediately prior to the Effective Time, represented such URC Shares, in accordance with Sections 4.1 or 4.2, as applicable, the Depositary shall pay to the applicable former holder of URC Shares, without interest, the amount of dividends with a record date after the Effective Time theretofore paid with respect to such New ParentCo Consideration Shares or Exchangeable Consideration Shares to which such holder is entitled pursuant to the Arrangement.

4.8	Limitation and Proscription.

To the extent that a former URC Shareholder shall not have complied with the provisions of Sections 4.1 and 4.2 on or before the date that is three (3) years after the Effective Date (the “final proscription date”), then the Consideration that such former URC Shareholder was entitled to receive shall be deemed to have been surrendered to ExchangeCo (in the case of the Exchangeable Consideration Shares) and New ParentCo (in the case of New ParentCo Consideration Shares) in each case for cancellation for no consideration and shall be delivered to ExchangeCo or New ParentCo, as applicable, by the Depositary and the interest of the former URC Shareholder in such Consideration (and any dividend referred to in Section 4.7) to which it was entitled shall be terminated as of the final proscription date, and the certificates formerly representing URC Shares, if any, shall cease to represent a right or claim of any kind or nature as of the final proscription date. The right of any URC Shareholder to receive the Consideration for URC Shares pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to ExchangeCo. For greater certainty, no former URC Shareholder shall have any right, claim or interest of any kind or nature whatsoever in respect of URC Shares from and after the final proscription date, including, any entitlement to receive any Consideration for any reason, or any entitlement to dividends on or in respect of URC Shares or the Consideration, and in accordance with this Section 4.8 all such rights and interests of former URC Shareholders shall be deemed to have been surrendered to New ParentCo or ExchangeCo, as applicable, and forfeited by such former URC Shareholders for no consideration as of the final proscription date.

ARTICLE 5

DISSENT RIGHTS

5.1	Dissent Rights.

(a)	In connection with the Arrangement, registered URC Shareholders as at the record date for the URC Meeting may exercise Dissent Rights with respect to URC Shares held by such holders in connection with the Arrangement pursuant to the procedure set forth in section 190 of the CBCA, as modified by the Interim Order and this Section 5.1, provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by URC not later than 5:00 p.m. two (2) days (other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia, Canada) immediately preceding the date of the URC Meeting (as such meeting may be adjourned or postponed from time to time). Registered URC Shareholders who exercise such Dissent Rights and who:

(i)	are ultimately determined to be entitled to be paid fair value for their Dissenting URC Shares (A) shall be deemed not to have participated in the transactions in Section 2.4 (other than Section 2.4(d)), (B) shall be paid an amount equal to such fair value by CallCo which fair value, notwithstanding anything to the contrary contained in Part XV of the CBCA, shall be determined as of the close of business on the day (other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia, Canada) before the Arrangement Resolution was adopted and (C) shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such URC Shareholders not exercised their Dissent Rights in respect of such URC Shares and such URC Shareholders shall be deemed to have transferred their Dissenting URC Shares to URC pursuant to Section 2.4(d), or

(ii)	are ultimately determined not to be entitled, for any reason, to be paid fair value for their Dissenting URC Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of URC Shares and shall be entitled to receive only the New ParentCo Consideration Shares pursuant to Section 2.4(e) and other rights as set out in Article 4 that such URC Shareholder would have received pursuant to the Arrangement if such URC Shareholder had not exercised Dissent Rights and did not make a valid Exchangeable Share Election, but further provided that in no case shall URC, New ParentCo, ExchangeCo, CallCo or any other Person be required to recognize URC Shareholders who exercise Dissent Rights as URC Shareholders after the Effective Time, and the names of such URC Shareholders who exercise Dissent Rights shall be removed from the registers of URC Shares at the Effective Time.

(b)	For greater certainty, in addition to any other restrictions in the Interim Order, none of the following Persons shall be entitled to exercise Dissent Rights: (a) any holder of URC Options; (b) any Person (including any beneficial owner of URC Shares) who is not a registered holder of URC Shares; and (c) any URC Shareholder who votes or has instructed a proxyholder to vote its URC Shares in favour of the Arrangement Resolution.

ARTICLE 6

AMENDMENT

6.1	Amendment of this Plan of Arrangement.

(a)	URC and the Sweetwater Investors reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any amendment, modification or supplement must be contained in a written document which is: (i) approved by the Sweetwater Investors and URC in writing; (ii) if made following the URC Meeting, approved by the Court; and (iii) communicated to URC Shareholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by URC and the Sweetwater Investors, may be proposed by URC or the Sweetwater Investors at any time prior to or at the URC Meeting with or without any other prior notice or communication and, if so proposed and accepted, in the manner contemplated and to the extent required by the Arrangement Agreement, by the URC Shareholders shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the URC Meeting shall be effective only: (i) if it is consented to by URC and the Sweetwater Investors (each acting reasonably); and (ii) if required by the Court or applicable Law, it is consented to by some or all of the URC Shareholders voting in the manner directed by the Court.

(d)	This Plan of Arrangement may be amended, modified or supplemented following the Effective Time unilaterally by the Sweetwater Investors and URC, provided that it concerns a matter that, in the reasonable opinion of the Sweetwater Investors and URC, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any URC Shareholders or holders of URC Options.

ARTICLE 7

TERMINATION

7.1	Termination.

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement. Upon the termination of this Plan of Arrangement pursuant to Section 8.2 of the Arrangement Agreement, no Party shall have any liability or further obligation to any other Party or Person hereunder other than as set out in the Arrangement Agreement.

ARTICLE 8

U.S. SECURITIES LAWS

8.1	U.S. Securities Laws.

URC and the Sweetwater Investors intend that the issuance of the Exchangeable Consideration Shares and the New ParentCo Consideration Shares under this Plan of Arrangement and the exchange of URC Options for URC Replacement Options under this Plan of Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof, and each of URC and the Sweetwater Investors shall take such reasonable actions as shall be required to facilitate reliance on such exemption in connection with the Arrangement.

ARTICLE 9

CALL RIGHTS

9.1	Call Rights.

Each of New ParentCo and CallCo shall be entitled to exercise certain call rights in accordance with the terms of the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement.

ARTICLE 10

FURTHER ASSURANCES

10.1	Further Assurances.

Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of URC and the Sweetwater Investors will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

10.2	Paramountcy.

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all URC Shares and URC Options issued prior to the Effective Time; (b) the rights and obligations of the registered and beneficial holders of URC Shares, the holders of URC Options, URC, New ParentCo, ExchangeCo, CallCo, the Depositary, the Trustee, and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any URC Shares and URC Options shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

Schedule C

Form of Arrangement Resolution

BE IT RESOLVED THAT:

(i)	The arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) of Uranium Royalty Corp. (the “Corporation”), as more particularly described and set forth in the management proxy circular of the Corporation (the “Circular”) dated [●], 2026 accompanying the notice of this meeting, and as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement dated April 16, 2026 among the Orion Sellers (as such term is defined in the Arrangement Agreement), HRG Metals LP and the Corporation (as it may from time to time be amended, modified or supplemented, the “Arrangement Agreement”), is hereby authorized, approved and adopted.

(ii)	The plan of arrangement of the Corporation (as it may be amended, modified or supplemented in accordance with its terms and the terms of the Arrangement Agreement, the “Plan of Arrangement”), the full text of which is set out in Appendix [●] to the Circular, is hereby authorized, approved and adopted.

(iii)	The Arrangement Agreement and related transactions, the actions of the directors of the Corporation in approving the Arrangement Agreement, the actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement and any amendments, modifications or supplements thereto, and causing the Corporation to perform its obligations thereunder, as well as the Corporation’s application for an interim order from the Supreme Court of British Columbia, are hereby ratified and approved.

(iv)	The Corporation is hereby authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement.

(v)	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Corporation or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Corporation are hereby authorized and empowered to, at their discretion, without notice to or approval of the shareholders of the Corporation, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted thereby and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

(vi)	Any officer or director of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver for filing with the Director under the CBCA articles of arrangement and such other documents as may be necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

(vii)	Any officer or director of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

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Schedule D

URC Representations and Warranties

(a)	Organization and Qualification. Each of URC and its Subsidiaries is a corporation duly incorporated or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, formation or continuance and has the requisite corporate power and authority to own its assets and properties as now owned and to carry on its business as it is now being conducted. URC is, and its Subsidiaries are, duly registered to do business and each is in good standing in each jurisdiction in which the character of its assets and properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not result in a URC Material Adverse Effect. Since January 10, 2025, no action has been taken to materially amend or supersede the Constating Documents of URC.

(b)	Shareholder and Similar Agreements. Neither URC nor any of its Subsidiaries is party to any shareholder, pooling, proxy, voting, voting trust or other similar agreement or arrangement relating to the capital stock or other equity interests of URC or any of its Subsidiaries or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in URC or any of its Subsidiaries or providing for registration rights with respect to URC or any of its Subsidiaries, and URC has not adopted a shareholder rights plan or any other similar plan or agreement.

(c)	Authority Relative this Agreement. URC has the requisite corporate authority to enter into this Agreement and the agreements and other documents to be entered into by it hereunder and to carry out its obligations hereunder and thereunder. Subject to the URC Shareholder Approval being obtained at the URC Meeting as stipulated by the Court in the Interim Order, no other corporate approvals on the part of URC are necessary to authorize the execution and delivery and performance of this Agreement, the Arrangement and the agreements and other documents to be entered into by it hereunder and the consummation by URC of the Transactions. This Agreement has been duly executed and delivered by URC and constitutes a legal, valid and binding obligation of URC enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(d)	Board Approval. The URC Board has unanimously: (i) determined that the Arrangement is in the best interests of URC and is fair to URC Shareholders; (ii) resolved to make the URC Board Recommendation and to include such recommendation in the URC Circular; and (iii) authorized the entering into of this Agreement (and approved the Arrangement pursuant to the Plan of Arrangement) and the performance by URC of its obligations under this Agreement and, at the date of this Agreement, no action has been taken to amend, or supersede such determinations, resolutions, or authorizations.

(e)	No Violation; Absence of Defaults and Conflicts.

(i)	URC is not in violation of its Constating Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, Lien, Contract or other instrument or obligation to which URC is a party or to which URC, or any of its properties or assets, may be subject or by which URC is bound, except for such violations or defaults which would not result in a URC Material Adverse Effect.

D-1

(ii)	Neither the execution and delivery of this Agreement by URC nor the consummation of the Arrangement and the Transactions nor compliance by URC with any of the provisions hereof: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of URC, under any of the terms, conditions or provisions of (1) its Constating Documents, or (2) material Contract of URC; or (B) subject to compliance with the statutes and regulations referred to in paragraph (d)(iii), below, violate any Laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to URC or any of its properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which, or any consents, approvals or notices which if not given or received, would not result in a URC Material Adverse Effect or significantly impede the ability of URC to consummate the Arrangement); or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would result in a URC Material Adverse Effect.

(iii)	Other than in connection with or in compliance with the provisions of applicable Canadian Securities Laws, U.S. Securities Laws, the CBCA, the Key Regulatory Approvals, the terms of the Interim Order and the Final Order in respect of the Arrangement and the filing of the Articles of Arrangement, (A) there is no legal impediment to URC’s consummation of the Arrangement, and (B) no filing or registration with, or Authorization, consent or approval of, any domestic or foreign public body or authority is required of URC in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals which, if not received, would not result in a URC Material Adverse Effect or significantly impede the ability of URC to consummate the Arrangement.

(f)	Ownership of Subsidiaries. URC is, except pursuant to restrictions on transfer contained in the applicable Constating Documents, the sole legal and beneficial direct or indirect owner of all of the outstanding shares and other ownership of URC’s Subsidiaries, with good title thereto free and clear of any and all Liens, except for Permitted Liens. Other than as set out in the applicable Constating Documents, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership in any of URC’s Subsidiaries. All of the outstanding shares of capital stock and other ownership interests in URC’s Subsidiaries are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights.

(g)	URC Authorizations. URC and its Subsidiaries have obtained all Authorizations necessary for the ownership, operation, development, maintenance or use of the material assets of URC and its Subsidiaries or otherwise in connection with the material business or operations of URC and its Subsidiaries and such Authorizations are in full force and effect. URC and its Subsidiaries have fully complied with and are in compliance with all Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not result in a URC Material Adverse Effect. There is no action, investigation or proceeding pending or, to the knowledge of URC, threatened regarding any of such Authorizations. Neither URC nor any of its Subsidiaries has received any notice, whether written or oral, of revocation or non-renewal of any such Authorizations, or of any intention of any Person to revoke or refuse to renew any of such Authorizations, except, in each case, for revocations or non-renewals which, individually or in the aggregate, would not have a URC Material Adverse Effect and all such Authorizations continue to be effective in order for URC and its Subsidiaries to continue to conduct their respective businesses as they are currently being conducted. No Person other than URC or any of its Subsidiaries owns or has any proprietary, financial or other interest (direct or indirect) in any of such Authorizations.

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(h)	Litigation. There are no actions, claims, suits, proceedings or investigations by Governmental Entities or other Persons pending or, to the knowledge of URC, threatened, affecting or that would reasonably be expected to affect URC or its Subsidiaries or affecting or that would reasonably be expected to affect any of its or their property or assets at Law or equity or before or by any court, tribunal or Governmental Entity which action, claim, suit, proceeding or investigation involves a possibility of any judgment against or liability of URC or its Subsidiaries, which, if successful, could reasonably be expected to result in a URC Material Adverse Effect. None of URC or its Subsidiaries are subject to any outstanding order, writ, injunction or decree that has had or could reasonably be expected to result in a URC Material Adverse Effect.

(i)	Winding Up. No order has been made, petition presented or meeting convened for the purpose of winding up of URC or any of its Subsidiaries, or for the appointment of any provisional liquidator or in relation to any other process whereby the business is terminated and the assets of URC or any of its Subsidiaries are distributed amongst the creditors, shareholders or other contributors, and there are no proceedings under any applicable insolvency, bankruptcy, reorganization or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings, that would, individually or in the aggregate, reasonably be expected to cause a URC Material Adverse Effect. To the knowledge of the URC, no Person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to URC or any of its Subsidiaries, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets or undertaking of URC or any of its Subsidiaries nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed by any Governmental Entity). Neither URC nor any of its Subsidiaries have made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

(j)	Capitalization of URC. The authorized share capital of URC consists of an unlimited number of URC Shares and an unlimited number of preferred shares. As of the date hereof, there are 146,482,507 URC Shares issued and outstanding and up to 2,080,650 URC Shares issuable upon the exercise of URC Options, and there are no other preferred shares outstanding. As of the date hereof, there are 8,228,635 URC Shares reserved for issuance under the URC Incentive Plan. Except as set forth above or pursuant to the Concurrent Private Placement, there are no issued, outstanding or authorized options, restricted share unit awards, restricted share awards, appreciation rights, phantom shares, profit participation rights, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by URC of any shares of URC or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of URC. All outstanding URC Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all URC Shares issuable upon the exercise or settlement, as applicable of outstanding URC Options in accordance with their respective terms will be duly authorized and validly issued as fully paid and non-assessable and will not be subject to or issued in violation of any pre-emptive rights.

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(k)	URC Incentive Plan. Other than the URC Incentive Plan, there are no other security or security-based incentive plans, including, without limitation, any plans to grant options, conditional stock awards, restricted stock awards, phantom stocks, stock appreciation or other right to acquire URC Shares, applicable to the URC Employees, former employees, directors or officers of URC or any of the Subsidiaries of URC, individuals working on contract with URC or any of the Subsidiaries of URC or other individuals providing services to URC or any of the Subsidiaries of URC, and no commitments have been made to introduce such plans. Each URC Option was issued in compliance in all material respects with applicable Law.

(l)	Securities Laws. URC is in compliance in all material respects with all applicable Canadian Securities Laws and U.S. Securities Laws. The URC Shares are listed and posted for trading on the TSX and Nasdaq, there is no order delisting, suspending or cease trading any securities of URC and URC is in compliance in all material respects with the rules of such stock exchanges.

(m)	United States Relationships. URC is (i) a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act, and (ii) is not registered or required to register as an investment company under the United States Investment Company Act of 1940.

(n)	Reports. The URC Public Documents, as of their respective dates or if amended, as of the date of such amendment, did not contain any material untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and complied in all material respects with all applicable Laws. URC has filed with the securities authorities, the SEC, the TSX, Nasdaq and all applicable self-regulatory authorities a true and complete copy of all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it. Such forms, reports, schedules, statements, certifications, material change reports and other documents, at the time filed or, if amended, as of the date of such amendment: (i) did not contain any material misrepresentation (as defined by securities Laws) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any material respect; and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all securities authorities, the SEC, the TSX, Nasdaq or other self-regulatory authority having jurisdiction over URC except where such non-compliance has not had, or would not reasonably be expected to have, a URC Material Adverse Effect on URC. URC has not filed any confidential material change or other report or other document with any securities authorities, the TSX or other self-regulatory authority which at the date hereof remains confidential. None of its Subsidiaries are required to file any reports or other documents with any of the securities authorities, the SEC, the TSX or Nasdaq. As of the date hereof, URC has made available to the Sweetwater Investors true, complete and correct copies of all comment letters, inquiries and other correspondence with all securities authorities, the SEC, the TSX, Nasdaq or other self-regulatory authorities having jurisdiction over URC since January 1, 2025.

(o)	No Orders. No order, ruling or determination having the effect of suspending the sale of, or ceasing the trading of, the URC Shares or any other securities of URC has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted, are pending or, to the knowledge of URC, are contemplated or threatened under any applicable Laws or by any other Governmental Entity.

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(p)	Financial Statements. The audited consolidated financial statements of URC as at and for the years ended April 30, 2025 and 2024 and the unaudited condensed consolidated financial statements of URC as at and for the three (3) and nine (9) month periods ended January 31, 2026 and 2025 (collectively, the “URC Financial Statements”) were prepared in accordance with IFRS (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of URC’s independent auditor, or (ii) in the case of unaudited interim statements, to the extent they are subject to normal year-end adjustments), and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of URC and its Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

(q)	Absence of Undisclosed Liabilities. URC has no liabilities that are required by IFRS to be set forth on a consolidated balance sheet of URC, other than:

(i)	those set forth or adequately provided for in the URC Financial Statements;

(ii)	those incurred in the Ordinary Course since the date of the most recent URC Financial Statements;

(iii)	those incurred in connection with the execution of this Agreement or the Transactions or expressly permitted hereunder; and

(iv)	those that would not result in, individually or in the aggregate, a URC Material Adverse Effect.

(r)	Absence of Changes. Except as set forth in the URC Public Documents, since January 31, 2026:

(i)	URC and each of its Subsidiary has conducted its business only in the Ordinary Course;

(ii)	there has not occurred, and there exists no change, event, occurrence or state of facts which has been or is reasonably likely to be a URC Material Adverse Effect;

(iii)	there has not been any acquisition or sale or any agreement for the acquisition or sale by URC and any if its Subsidiaries of any material property or assets thereof other than the sale of uranium concentrates (U₃O₈) or other uranium products;

(iv)	other than in the Ordinary Course, there has not been: (A) any creation, incurrence, assumption or guarantee by URC or its Subsidiaries of any (i) encumbrance or any other obligation of any nature, or (ii) financial indebtedness; (B) any making by URC or any of its Subsidiaries of any loan, advance or capital contribution to or investment in any other Person (other than loans made to other Subsidiaries); (C) any entering into, amendment of, relinquishment, termination or non-renewal by URC or any of its Subsidiaries, of any Contract or other right or obligation that would, individually or in the aggregate, which has had, or is reasonably likely to have, a URC Material Adverse Effect on URC;

(v)	URC has not declared or paid any dividends or made any other distribution on any of the URC Shares, preferred shares or made any redemption or other acquisition of the URC Shares or preferred shares;

(vi)	URC has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding URC Shares or preferred shares;

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(vii)	except as required by applicable Law or as required under any URC Benefit Plan, there has not been any material increase in or modification of the compensation or benefits payable or provided to or to become payable or provided by URC or any of its Subsidiaries to any of their respective directors, officers, employees or consultants, or any grant to any such director, officer, employee or consultant of any material increase in severance or termination entitlements or any material increase or modification of any bonus, pension, insurance or benefit entitlement (including grants of awards under any URC Incentive Plan) made to, for or with any of such directors, officers, employees or consultants;

(viii)	URC has not effected any material change in its accounting methods, principles or practices; and

(ix)	neither URC nor any of its Subsidiaries have adopted or terminated any, or materially amended any, collective bargaining agreement (or similar agreement), bonus, pension, profit sharing, equity (including without limitation, stock purchase or stock option) or other URC Incentive Plan or shareholder rights plan.

(s)	Long-Term and Derivative Transactions. URC has no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than ninety (90) days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except as were entered into for bona fide hedging purposes, speculative proprietary trading purposes or in the Ordinary Course.

(t)	Tax Matters.

(i)	Each of URC and its Subsidiaries has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Entity and such Tax Returns are true, complete and correct.

(ii)	Each of URC and its Subsidiaries has: (A) duly and timely paid all Taxes due and payable by it; (B) duly and timely withheld all Taxes and other amounts required by Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by applicable Laws to be remitted by it; and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales, sales, value added, federal, provincial, state or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted by it.

(iii)	Each of URC and its Subsidiaries has no waiver of any statute of limitations relating to Taxes for which URC or any Subsidiary may be liable is in effect, and no written request for such a waiver is outstanding.

(iv)	Each of URC and its Subsidiaries has no extension of time within which to file any such Tax Return is still in effect.

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(v)	There are no liens for Taxes upon the assets of URC and its Subsidiaries except liens relating to current Taxes not yet due.

(vi)	Neither URC nor any Subsidiary will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after the Effective Time, as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale, the receipt of any prepaid amount, in each case, occurring prior to the Effective Time.

(vii)	Neither URC nor any Subsidiary (i) has or has ever had a permanent establishment in any country other than the country of its organization; or (ii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized.

(viii)	Neither URC nor any Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) and, with respect to each transaction in which URC or any Subsidiary has participated that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law.

(ix)	Neither URC nor any Subsidiary is party to or bound by any Tax sharing agreement, Tax indemnity or similar agreement in favor of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Taxing Authority) other than commercial agreements the primary purpose of which does not relate to Taxes.

(x)	There are no investigations, audits or Claims now pending or, to the knowledge of URC, threatened against URC or any of its Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(xi)	For purposes of the Tax Act, URC is a “taxable Canadian corporation” and is not a non-resident of Canada.

(xii)	The URC Shares do not derive more than 75% of their fair market value from shares of foreign affiliates of URC (determined without reference to debt obligations of any corporation resident in Canada in which URC has a direct or indirect interest) that are held directly or indirectly by URC (all within the meaning of paragraph 212.3(10)(f) of the Tax Act).

(u)	URC Material Contracts.

(i)	URC is not a party to any Material Contract other than the URC Material Contracts. Paragraph (u) of the URC Disclosure Letter sets out the list of URC Material Contracts and URC Material Royalty Agreements. Except for such of the following as would not have a URC Material Adverse Effect, as of the date hereof, each URC Material Contract is in full force and effect and is a valid and binding obligation of URC or one of its Subsidiaries and, to the knowledge of URC, the other parties thereto, and is enforceable against URC or such Subsidiary in accordance with its respective terms, except as may be limited by bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

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(ii)	No URC Material Contract in effect as of the date hereof may be lawfully terminated by any party thereto in accordance with its terms as a result of the Transaction, where such termination would, individually or in the aggregate, result in a URC Material Adverse Effect.

(iii)	URC or its applicable Subsidiary, as applicable, has performed in all material respects all respective obligations required to be performed by it prior to the date hereof under URC’s Material Contracts, and none of URC or such Subsidiary or, to the knowledge of URC, the other parties thereto, is in material breach or violation of or in material default under (in each case, with or without notice or lapse of time or both) any URC Material Contract. To the knowledge of URC, there exists no state of acts which after notice or lapse of time or both would constitute a default under or breach of any URC Material Contract that would, individually or in the aggregate, result in a URC Material Adverse Effect.

(iv)	Neither URC nor any of its Subsidiaries has received any written notice or, to the knowledge of URC, other notice that any party to a URC Material Contract intends to cancel, terminate or modify or not renew its relationship with URC or with such Subsidiary and, to the knowledge of URC, no such action has been threatened, in each case, where such cancellation, termination or modification would, individually or in the aggregate, result in a URC Material Adverse Effect.

(v)	URC has furnished to the Sweetwater Investors a true, correct and complete copy of each URC Material Contract described in clause (i) of the “Material Contracts” definition that is in effect as of the date hereof.

(v)	URC Material Royalty Interests

(i)	URC has set forth in paragraph (v) of the URC Disclosure Letter a true, complete and correct list of all material royalty interests (including material overriding royalty interests) held by URC or any of its Subsidiaries (collectively, the “URC Material Royalty Interests”) and URC has provided the Sweetwater Investors with true copies of URC Material Royalty Agreements.

(ii)	There is no agreement, Contract, option, commitment or other right in favour of, or held by, any person to acquire all or any part of the URC Material Royalty Interests including any buyback rights, rights of first refusal or rights of first offer held by any counterparties to any Contract underlying the URC Material Royalty Interests, except as would not reasonably be expected to have a URC Material Adverse Effect. URC and its Subsidiaries are the sole legal and beneficial owners, and have valid and sufficient right, title and interest, free and clear of any defect or Lien (other than Permitted Liens) to each of the URC Material Royalty Interests.

(iii)	None of the URC Material Royalty Interests or any Contract relating thereto prohibits or restricts URC from entering into this Agreement or completing the Arrangement and the entering into of this Agreement or the completion of the transactions contemplated herein will not give rise to any rights of first refusal or trigger any change in control provisions or any restrictions or limitations thereunder, except as would not reasonably be expected to have a URC Material Adverse Effect.

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(iv)	None of URC or any of its Subsidiaries is in material breach of the term of any Contract relating to any of the URC Material Royalty Interests that would reasonably be expected to have a URC Material Adverse Effect, and, to the knowledge of URC, no other party to any Contract relating to the URC Material Royalty Interests is in material breach of the terms of any such Contract, except as would not reasonably be expected to have a URC Material Adverse Effect.

(v)	Each Contract relating to the URC Material Royalty Interests is valid and binding on URC and, to the knowledge of URC, the other parties thereto, subject to applicable bankruptcy, insolvency and other Laws affecting creditors’ rights generally and to general principles of equity, and none of URC or any of its Subsidiaries has received any written notice of any default, breach or termination of any Contract relating to the URC Material Royalty Interests that remains uncured. URC and its Subsidiaries have not, directly or indirectly, assigned any of their rights or obligations under and retain their full original economic interest in the URC Material Royalty Interests.

(vi)	There are no adverse claims (i) directly against URC or any of its Subsidiaries pending, (ii) which have not been asserted directly against URC or any of its Subsidiaries which to the knowledge of URC are pending, (iii) to the knowledge of URC, threatened against URC or any of its Subsidiaries or (iv) to the knowledge of URC, that have been commenced, or are pending or threatened, relating to the underlying mineral properties which could affect URC’s or its Subsidiaries’ right, title or interest in URC’s assets or the ability of URC or its Subsidiaries to receive the benefits associated with URC’s assets, including the title to or ownership by URC or any of its Subsidiaries of the foregoing, or which might involve the possibility of any judgement or liability affecting the URC Material Royalty Interests.

(vii)	None of the directors or officers of URC holds any right, title or interest in, nor has taken any action to obtain, directly or indirectly, any right, title and interest in any of URC’s assets or in any Authorization, concession, claim, lease, licence or other right with respect to URC’s assets.

(viii)	The execution, delivery and performance by URC of its obligations under this Agreement and the consummation of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(A)	contravene, conflict with or result in a violation or breach of any Law applicable to URC or any of its Subsidiaries with respect to any URC Material Royalty Interests;

(B)	contravene, conflict with, or result in a violation or breach of, or allow any Person to exercise any rights, require any consent or approval to be obtained or notice to be given under, or constitute a default under, or cause or give rise to a third party right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sale under, or other change of any right or obligation or the loss of any benefit to which the URC of any of its Subsidiaries are entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) with respect to any URC Material Royalty Interests; or

(C)	result in the creation or imposition of any Lien (other than Permitted Liens) in respect of any URC Material Royalty Interests.

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(ix)	URC does not have any knowledge of any fact relating to any of its URC Material Royalty Interests, which would reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) or prospects of the URC or any of its Subsidiaries, taken as a whole. To the knowledge of URC, in respect of the underlying mineral properties in respect of the URC Material Royalty Interests:

(A)	The owner or operator (for the purposes of this Section (ix), an “Operator” or the “Operators”) of each underlying mineral property holds all material requisite Authorizations necessary or appropriate for carrying on its respective business as currently carried on with respect to the underlying mineral property and that such Authorizations are not invalid and are subsisting and in good standing in accordance with applicable Laws.

(B)	No Operator has received any notice of any claims relating to the revocation or adverse modification of any material mining license, registration, qualification or Authorization, and no Operator has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining rights, exploration or prospecting rights, concessions or licenses with respect to any underlying mineral property.

(x)	To the knowledge of URC, no part of the underlying mineral properties has been taken, revoked, condemned or expropriated by any Governmental Entity nor has any written notice or claim in respect thereof been given, commenced or threatened or is pending, nor does URC have any knowledge of the intent or proposal to give any such notice or commence any such claim.

(w)	Technical Matters. Since May 1, 2025, URC is in material compliance with the applicable provisions of NI 43-101 and has duly filed with the applicable regulatory authorities all reports required by NI 43-101, and all such reports complied in all material respects with the requirements of NI 43-101 at the time of filing thereof. The scientific and technical information set forth in the URC Public Documents relating to mineral resources and mineral reserves required to be disclosed therein pursuant to NI 43-101 has been prepared by URC and/or, to the knowledge of URC, the Operators and their respective consultants, as applicable, in accordance with methods generally applied in the mining industry and conforms in all material respects with the requirements of NI 43-101 and securities Laws. At the date hereof, there are no outstanding unresolved comments of any securities authority or any stock exchange in respect of the technical disclosure made in the URC Public Documents.

(x)	Environmental.

(i)	Except as would not, individually or in the aggregate, result in a URC Material Adverse Effect:

(A)	URC is not nor has been in violation of or non-compliance with any Environmental Laws;

(B)	URC and its Subsidiaries have all Authorizations required under all applicable Environmental Laws and are in compliance in all material respects with requirements thereof and, to the knowledge of URC, there are no facts, matters, or circumstances (including this Transaction) that are reasonably likely to result in the revocation, suspension, adverse variation or non-renewal of any such Authorizations;

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(C)	there are no pending or, to the knowledge of URC, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens (other than Permitted Liens), notices of non-compliance or violation, orders, investigations, or proceedings against URC or its Subsidiaries, involving or affecting URC or any of its Subsidiaries relating to any Hazardous Substances or Environmental Laws; and

(D)	to the knowledge of URC, there are no events or circumstances that would reasonably be expected to form the basis of (X) an order for clean-up or remediation, (Y) an action, suit or proceeding by any private party or Governmental Entity, or (Z) liability, in each case, against or affecting (directly or indirectly) URC or any of its Subsidiaries relating to Hazardous Substances or any Environmental Laws.

(y)	Employee Matters.

(i)	URC has set forth in paragraph (y) of the URC Disclosure Letter a true, complete and correct list of each URC Employee and each existing employment agreement with any URC Employee, together with a summary for each such URC Employee setting forth the employee’s position or title, status (full-time, part-time or contractor), and current base salary or wage and target bonus or other incentive compensation (if applicable), and each existing Collective Agreement covering URC Employees, and if applicable, have provided URC with a true and complete copy of each existing Collective Agreement and each URC Employee employment agreement.

(ii)	URC has set forth in paragraph (y) of the URC Disclosure Letter a true, complete and correct list of each independent contractor engaged by URC, including each such independent contractor’s: (i) name; (ii) services provided; (iii) work location (i.e., city and state/province, and country); (iv) engagement date and duration of engagement (i.e., fixed term or indefinite term); (v) fees for services; and (vi) whether the independent contractor is subject to a written independent contractor agreement. Each such independent contractor is properly classified as an independent contractor in accordance with applicable Law and, to the knowledge of the Seller, no such Person or any Governmental Entity has disputed such classification.

(iii)	Other than as set forth in paragraph (y) of the URC Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with any other event) result in any payment (including any bonus, retention, severance, change-of-control, transaction, stay-pay or similar payment) becoming due or payable to any URC Employee or independent contractor engaged by URC, or result in the acceleration of the time of payment or vesting of any compensation or benefits, under any URC Employee employment agreement, URC Benefit Plan, agreement with any independent contractor engaged by URC or otherwise.

(iv)	Except for such of the following as would not have an URC Material Adverse Effect:

(A)	There is no (and has not been in the past three (3) years any) pending or threatened (I) unfair labor practice charge, labor arbitration, grievance, strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning labor representation, union organizing activity, or any similar activity or dispute, affecting URC or any of the URC Employees, or (II) unfair labor practice charge, labor arbitration, grievance, strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding labor representation or union organizing activity, or any similar activity or dispute.

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(B)	URC is, and has at all relevant times been, in compliance in all material respects with all applicable Laws related to labor or employment, including terms and conditions of employment, employment practices, pensions obligations, wages and hours, collective bargaining, worker classification (including the proper classification of workers as independent contractors and of employees as exempt or non-exempt), background checks, privacy rights, human rights, labor relations, immigration, and health and safety.

(C)	URC is not subject to any current, pending or, to the knowledge of URC, threatened claims, suits, actions, investigations, examinations or proceedings against or otherwise involving URC, for wrongful dismissal, constructive dismissal or any other claim relating to employment or termination of employment of employees or independent contractors, or under any applicable Law with respect to employment and labor.

(z)	Health and Safety.

(i)	URC has not received any demand or notice with respect to a material breach of any applicable health and safety Laws.

(ii)	To the knowledge of URC, there are no claims, investigations or inquiries pending against URC (or naming URC as a potentially responsible party) based on material non-compliance with any applicable health and safety Laws.

(aa)	Employee Benefit Plans.

(i)	URC has set forth in paragraph (aa) of the URC Disclosure Letter a true, complete and correct list of each URC Benefit Plan and has provided URC with the following with respect to the foregoing (if applicable):

(A)	such URC Benefit Plan; and

(B)	the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto.

(ii)	Each URC Benefit Plan and each Statutory Plan contributed to, funded by or binding upon URC has been maintained, administered and funded in compliance with its terms and in accordance with applicable Laws, in each case, in all material respects.

(iii)	No URC Benefit Plan provides post-termination or retiree welfare benefits.

(iv)	All contributions, premiums and other amounts required to be collected and remitted or paid by URC under each URC Benefit Plan and each Statutory Plan contributed to, funded or binding upon URC have been timely made in accordance with its terms and all applicable Laws and all obligations in respect of URC Benefit Plans have been properly accrued and are accurately reflected in the URC Financial Statements.

(v)	To the knowledge of URC, there are no (and for the past three (3) years have been no) current, pending, threatened or anticipated claims, suits, actions, investigations, examinations or proceedings against or otherwise involving (i) any of the URC Benefit Plans (excluding claims for benefits incurred in the Ordinary Course of URC Benefit Plan activities), or (ii) the participation of any of URC in any Statutory Plan.

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(vi)	Each URC Benefit Plan that is required or intended to be qualified under applicable Law (including, without limitation, Section 401(a) of the U.S. Tax Code) is so qualified.

(vii)	To the knowledge of URC, no fact or circumstance exists that could reasonably be expected to adversely affect the tax-preferred or tax-exempt status of any URC Benefit Plan.

(viii)	No URC Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the U.S. Tax Code and there is no other defined benefit plan which is established and governed under U.S. Law with respect to which URC or any of their respective ERISA Affiliates contributes, or has or could reasonably be expected to have any direct or indirect liability (contingent or otherwise) (each, a “U.S. URC Pension Plan”) and with respect to each U.S. URC Pension Plan (i) no such U.S. URC Pension Plan has failed to meet minimum funding standards set forth in Sections 412 and 430 of the U.S. Tax Code or Sections 302 and 303 of ERISA, (ii) no such U.S. URC Pension Plan has been determined to be in “at-risk” status, within the meaning of Section 430 of the U.S. Tax Code or Section 303 or Title IV of ERISA, (iii) no unsatisfied liability to the PBGC has been incurred (other than for non-delinquent premiums), (iv) there has been no “reportable event” within the meaning of Section 4043 of ERISA for which any of the URC Entities has failed to timely report to the PBGC, (v) no notice of intent to terminate such U.S. URC Pension Plan has been filed with the PBGC and no amendment terminating such U.S. URC Pension Plan has been adopted and no proceedings to terminate such U.S. URC Pension Plan instituted by the PBGC are pending or, to the knowledge of the Sellers, threatened, (vi) no event or condition has occurred which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such U.S. URC Pension Plan, and (vii) no Lien has arisen or would reasonably be expected to arise.

(ix)	URC is not obligated to provide, for the gross-up, indemnification or reimbursement of any Taxes required by Section 4999 of the U.S. Tax Code or Section 409A of the U.S. Tax Code.

(i)	All material data necessary to administer the URC Benefit Plans in respect of the current year is in the possession or control of URC or its agents (or the trustees or administrators of any relevant URC Benefit Plan).

(ii)	The execution and delivery of this Agreement or the consummation of the Transactions will not (alone or in combination with any other event) (i) result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or individual independent contractor of URC; (ii) limit the right of any of URC to amend, merge, terminate or receive a reversion of assets from any URC Benefit Plan or related trust; or (iii) result in any payment that, individually or in combination with any other such payment, would reasonably be expected to constitute a “parachute payment” (as defined in Section 280G(b)(2) of the U.S. Tax Code).

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(iii)	URC and any ERISA Affiliate of URC does not maintain, contribute to, or participate in, or have not ever during the past six (6) years maintained, contributed to, or participated in, or does not have any obligation or liability with respect to a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the U.S. Tax Code, a “multiple employer welfare arrangement” (as defined in, and which is subject to, Section 3(40) of ERISA), a “multiple employer plan” (as defined in, and which is subject to, Section 413(c) of the U.S. Tax Code) or a “multiemployer plan” (as defined in, and which is subject to, Section 3(37) of ERISA).

(iv)	There are no unfunded liabilities in respect of any URC Benefit Plan which provides pension benefits, superannuation benefits or retirement savings, including any “registered pension plans” as that term is defined in the Tax Act, or any supplemental pension plans (including going concern unfunded liabilities, solvency deficiencies or wind-up deficiencies, where applicable) in each case, where any such Benefit Plan is established and governed under Canadian law.

(v)	No URC Benefit Plan (i) is a self-insured arrangement; (ii) is a defined benefit pension plan; (iii) is a “multi-employer plan”, a “registered retirement savings plan” or a “retirement compensation arrangement” as such terms are defined in the Tax Act; or (iv) is an unregistered or unfunded pension plan, in each case, where any such Benefit Plan is established and governed under Canadian law.

(bb)	Intellectual Property. Each of URC and its Subsidiaries owns or has the right to use all Intellectual Property required to carry on its business as currently conducted and proposed to be conducted. To the knowledge of URC, there has been no claim of infringement by any of URC or its Subsidiaries or breach by URC or its Subsidiaries of any Intellectual Property rights or industrial rights of any other Person, and neither URC nor its Subsidiaries have received any notice that the conduct of its business infringes on any Intellectual Property rights or industrial rights of any other Person.

(cc)	Insurance. As of the date hereof policies of insurance are in force naming URC (or one of its Subsidiaries) as an insured that URC’s executive officers believe in good faith adequately cover risks customarily covered by participants in the industries in which URC and its Subsidiaries operates, and URC and its Subsidiaries are not in default under the terms of any such policy, except any such default that would not individually or in the aggregate result in a URC Material Adverse Effect.

(dd)	Non-Arm’s Length Transactions. Except as disclosed in the URC Public Documents, pursuant to the Concurrent Private Placement, or for employment or employment compensation agreements entered into in the ordinary course of business, there are no current Contracts, arrangements or other transactions (including relating to indebtedness by URC or any of its Subsidiaries) between URC or any of its Subsidiaries on the one hand, and any: (i) consultant, officer or director of URC or any of its Subsidiaries; (ii) any holder of record or, to the knowledge of URC, beneficial owner of 5% percent or more of the voting securities of URC; or (iii) any affiliate or associate of any such consultant, officer, director or beneficial owner, on the other hand.

(ee)	Compliance with Laws. The business and operations of URC and its Subsidiaries have been since April 30, 2025 and are now being conducted in accordance with good industry practices and in material compliance with all Laws applicable to the business and operations of URC and its Subsidiaries, and none of URC or any of its Subsidiaries have received any notice of any alleged violation of any such Laws, other than non-compliance or violations which have not had and would not, individually or in the aggregate, result in a URC Material Adverse Effect.

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(ff)	Anti-Corruption, Anti-Money Laundering and Sanctions Laws. Except for such of the following clauses (i) through (iii), as would not reasonably be expected to result in a URC Material Adverse Effect:

(i)	to the knowledge of URC, URC, its Subsidiaries, its joint ventures, any director, officer, employee, agent, representative, consultant or any other Person acting on behalf of URC or its Subsidiaries has not, for the past five (5) years, violated Anti-Corruption Laws or directly or indirectly, (A) corruptly made, offered, paid, promised to pay, solicited, received, or authorized any contribution, payment or gift of funds or property or anything of value to or from any official, employee or agent of any Governmental Entity of any jurisdiction or any official of any public international organization or any Person or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment, solicitation, promise, offer, receipt or gift was, is, or would be prohibited under Anti-Corruption Laws;

(ii)	for the past five (5) years, the operations of URC, its Subsidiaries and its joint ventures are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws. To the knowledge of URC, no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving URC, and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened;

(iii)	neither URC, its Subsidiaries nor, to the knowledge of URC, any director, officer, agent, employee or affiliate of URC or its Subsidiaries has been a Sanctioned Person; and to URC’s knowledge, URC and its Subsidiaries are not in, and for the past five (5) years have not been in, violation of any Sanctions Laws, or conducting business directly or, to the knowledge of URC, indirectly with any Person that is a Sanctioned Person;

(iv)	neither URC nor any of its Subsidiaries are, or have been, organized, operating, or ordinarily resident in, or have engaged in a transaction or dealing, directly or knowingly indirectly with a Sanctioned Country; and

(v)	neither URC nor its Subsidiaries are the subject of any actual or, to the knowledge of URC, threatened litigation, investigations, enforcement proceedings, voluntary, involuntary or directed disclosures to any Governmental Entity, whistleblower reports, or other issues in any way related to the Anti-Corruption Laws, Sanctions Laws, or Anti-Money Laundering Laws; and

(vi)	URC and its Subsidiaries have maintained and enforced policies, procedures and internal controls reasonably designed to ensure compliance by their respective managers, officers, directors, employees, agents and representatives with Anti-Corruption Laws, Sanctions Laws, and Anti-Money Laundering Laws.

(gg)	Fairness Opinion. As of the date hereof, URC has received the URC Financial Advisor Opinion. It is expressly understood and agreed that each such opinion is solely for the benefit of the URC Board and may not be relied upon by any other party for any purpose.

(hh)	Data Room. All URC Data Room Information provided by URC to the Sweetwater Investors was accurate in all material respects as at its respective date as stated therein, or, if any such URC Data Room Information is undated, as of the date of its delivery to the URC Data Room Information website. Additionally, all information provided to the Sweetwater Investors in relation to the Sweetwater Investors’ due diligence requests, including information not provided in the URC Data Room Information, is true and correct in all material respects as at its respective date as stated therein. There has been no change to the URC Data Room Information or any other information provided to the Sweetwater Investors since the date posted to the URC Data Room Information website or provided to the Sweetwater Investors, as the case may be that is material to URC, except as been disclosed in the URC Public Documents or in a more recently posted document in the URC Data Room Information or other information provided to the Sweetwater Investors.

(ii)	Accuracy of Disclosure Letter. The information set forth in the URC Disclosure Letter is true, complete and correct in all material respects as of the date hereof and does not omit to state any material information necessary to make the information contained therein not misleading in light of the circumstances in which it was provided.

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Schedule E

The Sweetwater Investors Representations and Warranties

(a)	Organization and Qualification. Each of the Sweetwater Investors and the Sweetwater Entities and, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures, is duly incorporated, formed or organized, as applicable, and is validly existing and, where such concept is recognized under applicable Law, in good standing under the Laws of its jurisdiction of incorporation, formation, or continuance and has the requisite organizational power and authority to own its assets and properties as now owned and to carry on its business as it is now being conducted. All of the Sweetwater Investors and the Sweetwater Entities are, and, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures are, duly registered to do business and each is in good standing in each jurisdiction in which the character of its assets and properties, owned or leased, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not result in a Sweetwater Material Adverse Effect. Since January 10, 2025, no action has been taken to materially amend or supersede the Constating Documents of any of the Sweetwater Entities.

(b)	Authority Relative this Agreement. Each of the Sweetwater Investors has the requisite organizational authority to enter into this Agreement and the agreements and other documents to be entered into by each of them hereunder and to carry out their respective obligations hereunder and thereunder. No other organizational or equityholder approvals on the part of any Sweetwater Investors are necessary to authorize the execution and delivery and performance of this Agreement, the Arrangement and the agreements and other documents to be entered into by them hereunder and the consummation by the Sweetwater Investors of the Transactions, including, in the case of any Seller that is a limited partnership, any approval of its limited partners or other equityholders. This Agreement has been duly executed and delivered by each of the Sweetwater Investors and constitutes a legal, valid and binding obligation each of the Sweetwater Investors enforceable against each of them in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

(c)	Organizational Approval. Each of the Sweetwater Investors’ governing bodies (or, in the case of any Seller that is a limited partnership, its general partner or other managing entity) has authorized the entering into of this Agreement (and approved the Transactions and Arrangement pursuant to the Plan of Arrangement) and the performance by all of the Sweetwater Investors of their respective obligations under this Agreement and, at the date of this Agreement, no action has been taken to amend, or supersede such determinations, resolutions, or authorizations.

(d)	No Violation; Absence of Defaults and Conflicts.

(i)	Each of the Sweetwater Investors is not in violation of its Constating Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in a Material Contract to which it is a party, except for such violations or defaults which would not materially impair the ability of such Person to consummate the Transactions.

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(ii)	Neither the execution and delivery of this Agreement by the Sweetwater Investors nor the consummation of the Arrangement and the Transactions nor compliance by the Sweetwater Investors with any of the provisions hereof: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination under any of the terms, conditions or provisions of (1) their respective Constating Documents of the Sweetwater Investors, or (2) any material Contract of the Sweetwater Investors; or (B) subject to compliance with the statutes and regulations referred to below, violate any Laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Sweetwater Investors or any of their respective properties or assets (except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations or any consents, approvals or notices which if not given or received, would not materially impair the ability of the Sweetwater Investors, as applicable, to consummate the Arrangement and the Transactions); or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect in a manner that would materially impair the ability of the Sweetwater Investors to consummate the Arrangement and the Transactions.

(iii)	Neither the execution and delivery of this Agreement nor the consummation of the Arrangement and the Transactions nor compliance with any of the provisions hereof: (A) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Sweetwater Entities, or cause any Sweetwater Existing Indebtedness of the Sweetwater Entities to come due before its stated maturity or cause any credit to cease to be available, under any of the terms, conditions or provisions of: (1) the Constating Documents of the Sweetwater Entities; or (2) any Sweetwater Material Contract of the Sweetwater Entities; or (B) subject to compliance with the statutes and regulations referred to below, violate any Laws, judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Sweetwater Entities or any of their respective properties or assets; except, in the case of each of clauses (A) and (B) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens, or any consents, approvals or notices which if not given or received, would not result in a Sweetwater Material Adverse Effect or impair materially the ability of the Sweetwater Investors to consummate the Transactions; or (C) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would result in a Sweetwater Material Adverse Effect.

(iv)	Other than in connection with or in compliance with the provisions of applicable U.S Securities Laws and Canadian Securities Laws, the Laws of the United States, the Key Regulatory Approvals, the terms of the Interim Order and the Final Order in respect of the Arrangement and the filing of the Articles of Arrangement, (A) there is no legal impediment to any of the Sweetwater Investors’ consummation of the Arrangement, and (B) no filing or registration with, or Authorization of any domestic or foreign public body or authority is required of the Sweetwater Investors in connection with the consummation of the Arrangement, except for such filings or registrations which, if not made, or for such Authorizations which, if not received, would not materially impair the ability of the Sweetwater Investors, as applicable, to consummate the Arrangement and the Transactions.

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(e)	Ownership of Sweetwater Entities and Sweetwater Joint Ventures. The Sweetwater Investors have set forth in paragraph (e) of the Sweetwater Disclosure Letter a true, complete and correct list of: (i) each Sweetwater Entity; (ii) each Subsidiary of each Sweetwater Entity; (iii) each Sweetwater Joint Venture; and (iv) the ownership interests and ownership percentages held by each of the Sweetwater Investors in each of the foregoing. Each of the Sweetwater Investors or Sweetwater Entities, as applicable, is the sole legal and beneficial owner of the ownership interests in the Sweetwater Entities and the Sweetwater Joint Ventures set forth opposite its name in paragraph (e) of the Sweetwater Disclosure Letter, with good and valid title thereto, free and clear of any and all Liens other than Permitted Liens and restrictions on transfer contained in the applicable Constating Documents. All of the issued and outstanding shares, partnership interests or other ownership interests of each Sweetwater Entity and each Subsidiary thereof: (A) have been duly authorized and validly issued (or duly formed, in the case of partnership interests); (B) are fully paid and non-assessable, to the extent applicable; (C) were not issued in violation of any pre-emptive rights; and (D) are owned, directly or indirectly, as set forth in paragraph (e) of the Sweetwater Disclosure Letter. Except as set forth in paragraph (e) of the Sweetwater Disclosure Letter: (i) there are no other issued, outstanding or authorized shares, partnership interests or other ownership interests in any Sweetwater Entity; (ii) there are no outstanding options, warrants, conversion rights, profit interests, carried interests, phantom equity, equity commitments, subscription rights, calls, rights of first refusal, rights of first offer, co-sale rights, drag-along rights, tag-along rights, or other agreements, arrangements or understandings (contingent or otherwise) relating to the issuance, sale, transfer or acquisition of any ownership interests in any Sweetwater Entity; (iii) no Person has any right to require any Sweetwater Investor to sell, transfer or otherwise dispose of any ownership interest in any Sweetwater Entity; and (iv) no consent of any minority owner that is not a Sweetwater Investor is required in connection with the transfer or contribution of the ownership interests contemplated by the Transactions, other than as disclosed. The ownership interests in the Sweetwater Entities to be transferred directly to URC pursuant to this Agreement, and the ownership interests in the Sweetwater Entities to be contributed or transferred to New ParentCo in connection with the Transactions, constitute all of the Sweetwater Investors’ direct and indirect ownership interests in the Sweetwater Entities and the Sweetwater Joint Ventures. There are no outstanding contractual obligations of the Sweetwater Entities to redeem, repurchase, or otherwise acquire any shares of its capital stock or any of its outstanding securities (including pursuant to any security repurchase program), other than (A) by or among any the Sweetwater Entities’ wholly-owned Subsidiaries, or (B) by any Sweetwater Joint Venture to the extent required pursuant to the Sweetwater JV Documents.

(f)	Litigation. Except as disclosed in paragraph (f) of the Sweetwater Disclosure Letter, there are no actions, claims, suits, proceedings or investigations by Governmental Entities or other Persons pending or, to the knowledge of the Sweetwater Investors, threatened, affecting or that would reasonably be expected to affect the Sweetwater Entities or, to the Sweetwater Investors’ knowledge, the Sweetwater Joint Ventures, or affecting or that would reasonably be expected to affect any of its or their property or assets at Law or equity or before or by any court, tribunal or Governmental Entity which action, claim, suit, proceeding or investigation involves a possibility of any judgment against or liability of the Sweetwater Entities or, to the Sweetwater Investors’ knowledge, the Sweetwater Joint Ventures which, if successful, could reasonably be expected to result in a Sweetwater Material Adverse Effect. None of the Sweetwater Entities or, to the Sweetwater Investors’ knowledge, the Sweetwater Joint Ventures are subject to any outstanding order, writ, injunction or decree that has had or could reasonably be expected to result in a Sweetwater Material Adverse Effect.

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(g)	Winding Up. No order has been made, petition presented or meeting convened for the purpose of winding up of any of the Sweetwater Investors or the Sweetwater Entities, or for the appointment of any provisional liquidator or in relation to any other process whereby the business is terminated and the assets of any of the Sweetwater Investors or the Sweetwater Entities are distributed amongst the creditors, shareholders or other contributors, and there are no proceedings under any applicable insolvency, bankruptcy, reorganization or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings, that would, individually or in the aggregate, reasonably be expected to cause a Sweetwater Material Adverse Effect or to prevent the consummation of the Transactions. To the knowledge of the Sweetwater Investors, no Person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to any of the Sweetwater Entities, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets or undertaking of any of the Sweetwater Entities nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed by any Governmental Entity). None of the Sweetwater Entities have made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

(h)	Capitalization of New ParentCo. Immediately after giving effect to the Pre-Closing Reorganization, but prior to the consummation of the Arrangement, there will be 223,252,749 New ParentCo Shares and two (2) New ParentCo Preferred Shares issued and outstanding, and there will be no other shares of any class or series outstanding. Except as set forth above and as contemplated by this Agreement, the Plan of Arrangement and the Arrangement, there are no issued, outstanding or authorized options, restricted share unit awards, restricted share awards, share appreciation rights, phantom shares, profit participation rights, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by New ParentCo of any New ParentCo Shares or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any New ParentCo Shares. All outstanding New ParentCo Shares and New ParentCo Preferred Shares will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to, nor issued in violation of, any pre-emptive rights. Paragraph (h) of the Sweetwater Disclosure Letter sets forth, immediately after giving effect to the Pre-Closing Reorganization, prior to the consummation of the Arrangement, the names and holdings of each Person who hold outstanding New ParentCo Shares.

(i)	No Orders. No order, ruling or determination having the effect of suspending the sale of, prohibiting the issuance of, or ceasing the trading in, any securities of New ParentCo has been issued by any regulatory authority or other Governmental Entity and is continuing in effect and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Sweetwater Investors, are contemplated or threatened under any applicable Laws or by any other Governmental Entity. There is no order, ruling or determination in effect that would prevent New ParentCo from becoming a reporting issuer in connection with the Transactions.

(j)	Financial Statements. The audited consolidated financial statements of the Sweetwater Entities as at and for the years ended December 31, 2025 and 2024 and the unaudited condensed consolidated financial statements of the Sweetwater Entities as at and for the three (3) month periods ended March 31, 2025 and 2024 (collectively, the “Sweetwater Financial Statements”) were prepared in accordance with U.S. GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the Sweetwater Entities’ independent auditor, or (ii) in the case of unaudited interim statements, to the extent they are subject to normal year-end adjustments), and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of the Sweetwater Investors and its Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

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(k)	Absence of Undisclosed Liabilities. The Sweetwater Entities have no liabilities that are required by U.S. GAAP to be set forth on a consolidated balance sheet of the Sweetwater Entities, other than:

(i)	those set forth or adequately provided for in the Sweetwater Financial Statements;

(ii)	those incurred in the Ordinary Course since the date of the most recent Sweetwater Financial Statements;

(iii)	those incurred in connection with the execution of this Agreement or the Transactions or expressly permitted hereunder; and

(iv)	those that would not result in, individually or in the aggregate, a Sweetwater Material Adverse Effect.

(l)	Absence of Changes. Except as set forth in the Sweetwater Disclosure Letter, since December 31, 2025:

(i)	Each of the Sweetwater Entities has conducted its business only in the Ordinary Course;

(ii)	there has not occurred, and there exists no change, event, occurrence or state of facts which has been or is reasonably likely to be a Sweetwater Material Adverse Effect;

(iii)	there has not been any acquisition or sale or any agreement for the acquisition or sale by the Sweetwater Entities of any material property or assets thereof;

(iv)	other than in the Ordinary Course, there has not been: (A) any creation, incurrence, assumption or guarantee by the Sweetwater Entities of any (i) encumbrance or any other obligation of any nature, or (ii) financial indebtedness; (B) any making by the Sweetwater Entities of any loan, advance or capital contribution to or investment in any other Person (other than loans made to other Subsidiaries); (C) any entering into, amendment of, relinquishment, termination or non-renewal by the Sweetwater Entities, of any Contract or other right or obligation that would, individually or in the aggregate, which has had, or is reasonably likely to have, a Sweetwater Material Adverse Effect on the Sweetwater Entities;

(v)	except as required by applicable Law or as required under any Sweetwater Benefit Plan, there has not been any material increase in or modification of the compensation or benefits payable or provided to or to become payable or provided by the Sweetwater Entities to any of their respective managers, officers, employees or consultants, or any grant to any such manager, officer, employee or consultant of any material increase in severance or termination entitlements or any material increase or modification of any bonus, pension, insurance or benefit entitlement made to, for or with any of such manager, officers, employees or consultants;

(vi)	the Sweetwater Entities have not effected any material change in its accounting methods, principles or practices; and

(vii)	none of the Sweetwater Entities have adopted or terminated any, or materially amended any, collective bargaining agreement (or similar agreement), bonus, pension, profit sharing, equity (including without limitation, stock purchase or stock option) or shareholder rights plan.

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(m)	Long-Term and Derivative Transactions. The Sweetwater Entities have no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than ninety (90) days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except as were entered into for bona fide hedging purposes, speculative proprietary trading purposes or in the Ordinary Course.

(n)	Books and Records. The financial books, records and accounts of the Sweetwater Entities, in all material respects: (i) have been maintained with generally accepted accounting principles of their respective governing jurisdictions; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of the Sweetwater Entities; and (iii) accurately and fairly reflect the basis for the Sweetwater Financial Statements. The corporate records and minute books for each of the Sweetwater Entities and contain, in all material respects, complete and accurate minutes of all meetings and resolutions of each of the Sweetwater Entities held and/or passed, as applicable, since their organization, incorporation or amalgamation, as the case may be.

(o)	Tax Matters.

(i)	Each of the Sweetwater Entities has duly and timely made or prepared all material Tax Returns required to be made or prepared by it, has duly and timely filed all material Tax Returns required to be filed by it with the appropriate Governmental Entity and such Tax Returns are true, complete and correct.

(ii)	Each of the Sweetwater Entities has: (A) duly and timely paid all material Taxes due and payable by it; (B) duly and timely withheld all material Taxes and other amounts required by Law to be withheld by it and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by applicable Laws to be remitted by it; and (C) duly and timely collected all material amounts on account of sales or transfer taxes, including goods and services, harmonized sales, sales, value added, federal, provincial, state or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted by it.

(iii)	Each of the Sweetwater Entities has no waiver of any statute of limitations relating to Taxes for which the Sweetwater Entities may be liable is in effect, and no written request for such a waiver is outstanding.

(iv)	Each of the Sweetwater Entities has no extension of time within which to file any such Tax Return is still in effect.

(v)	There are no liens for Taxes upon the assets of the Sweetwater Entities except liens relating to current Taxes not yet due.

(vi)	None of the Sweetwater Entities will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after the Effective Time, as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale, the receipt of any prepaid amount, in each case, occurring prior to the Effective Time.

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(vii)	None of the Sweetwater Entities (i) has or has ever had a permanent establishment in any country other than the country of its organization or (ii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized.

(viii)	None of the Sweetwater Entities has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) and, with respect to each transaction in which the Sweetwater Entities have participated that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law.

(ix)	None of the Sweetwater Entities is party to or bound by any Tax sharing agreement, Tax indemnity or similar agreement in favor of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Taxing Authority) other than commercial agreements the primary purpose of which does not relate to Taxes.

(x)	There are no investigations, audits or Claims now pending or, to the knowledge of the Sweetwater Investors, threatened against the Sweetwater Entities in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(p)	Environmental.

(i)	Except as would not, individually or in the aggregate, result in a Sweetwater Material Adverse Effect:

(A)	Neither any of the Sweetwater Entities nor, to the knowledge of the Sweetwater Investors, any of the Sweetwater Joint Ventures, is or has been in violation of or non-compliance with any Environmental Laws;

(B)	each of the Sweetwater Entities and, to the knowledge of the Sweetwater Investors, each of the Sweetwater Joint Ventures, has all Authorizations required under all applicable Environmental Laws and is in compliance in all material respects with requirements thereof and, to the knowledge of the Sweetwater Investors, there are no facts, matters, or circumstances (including this Transaction) that are reasonably likely to result in the revocation, suspension, adverse variation or non-renewal of any such Authorizations;

(C)	there are no pending or, to the knowledge of the Sweetwater Investors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens (other than Permitted Liens), notices of non-compliance or violation, orders, investigations or proceedings against any of the Sweetwater Entities, involving or affecting any of the Sweetwater Entities or the Sweetwater Joint Ventures relating to any Hazardous Substances or Environmental Laws; and

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(D)	to the knowledge of the Sweetwater Investors, there are no events or circumstances that would reasonably be expected to form the basis of (X) an order for clean-up or remediation, (Y) an action, suit or proceeding by any private party or Governmental Entity, or (Z) liability, in each case, against or affecting (directly or indirectly) any of the Sweetwater Entities or the Sweetwater Joint Ventures relating to Hazardous Substances or any Environmental Laws.

(ii)	Except as would not, individually or in the aggregate, result in a Sweetwater Material Adverse Effect, each of the Sweetwater Entities has:

(A)	posted the full amount of any mine reclamation and rehabilitation financial assurance required by applicable Laws and any Authorizations and does not anticipate (including as a result of this Transaction) any material increase in the amount of such financial assurance; and

(B)	completed all progressive mine reclamation and rehabilitation required by applicable Laws and any Authorizations.

(q)	Sweetwater Material Contracts.

(i)	The Sweetwater Entities are not party to any Material Contract other than the Sweetwater Material Contracts. Paragraph (q)(i) of the Sweetwater Disclosure Letter sets out the list of Sweetwater Material Contracts. Except for such of the following as would not have a Sweetwater Material Adverse Effect, as of the date hereof, each Material Contract of the Sweetwater Entities (each a “Sweetwater Material Contract” and collectively the “Sweetwater Material Contracts”) is in full force and effect and is a valid and binding obligation of the Sweetwater Entity party thereto and, to the knowledge of the Sweetwater Investors, the other parties thereto, and is enforceable against the applicable Sweetwater Entity in accordance with its respective terms, except as may be limited by bankruptcy, insolvency and other Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(ii)	Except as disclosed in paragraph (q)(ii) of the Sweetwater Disclosure Letter, no Sweetwater Material Contract in effect as of the date hereof may be lawfully terminated by any party thereto in accordance with its terms as a result of the Transaction, where such termination would, individually or in the aggregate, result in a Sweetwater Material Adverse Effect.

(iii)	Except as disclosed in paragraph (q)(iii) of the Sweetwater Disclosure Letter or as would not individually or in the aggregate result in a Sweetwater Material Adverse Effect, to the knowledge of the Sweetwater Investors, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened, relating to the Material Contracts, in each case which would reasonably be expected to affect the Sweetwater Entities’ right, title or interest in such Material Contract or the ability of the Sweetwater Entities to receive the benefits associated with such Material Contracts, including the title to or ownership by the Sweetwater Entities of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the Material Contracts or (B) any judicial liens or attachments over any payments under, or monies received under, any of the Material Contracts.

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(iv)	Each of the Sweetwater Entities, as applicable, has performed in all material respects all respective obligations required to be performed by it prior to the date hereof under the Sweetwater Material Contracts, is in compliance with all ongoing material terms, conditions and covenants contained therein, and none of the Sweetwater Entities or, to the knowledge of the Sweetwater Investors, the other parties thereto, is in material breach or violation of or in material default under (in each case, with or without notice or lapse of time or both) any Sweetwater Material Contract. To the knowledge of the Sweetwater Investors, there exists no state of acts which after notice or lapse of time or both would constitute a default under or breach of any Sweetwater Material Contract that would, individually or in the aggregate, result in a Sweetwater Material Adverse Effect.

(v)	None of the Sweetwater Entities have received any written notice or, to the knowledge of the Sweetwater Investors, other notice that any party to a Sweetwater Material Contract intends to cancel, terminate or modify or not renew its relationship with such Sweetwater Entities and, to the knowledge of the Sweetwater Investors, no such action has been threatened, in each case, where such cancellation, termination or modification would, individually or in the aggregate, result in a Sweetwater Material Adverse Effect.

(vi)	The Sweetwater Investors have furnished to URC a true, correct and complete copy of each Sweetwater Material Contract, and any material ancillary documentation (including applicable guarantees and security documents) and all amendments entered into in connection with any thereof, described in clause (i) of the “Material Contracts” definition that is in effect as of the date hereof.

(r)	Sweetwater Real Property.

(i)	Paragraph (r)(i) of the Sweetwater Disclosure Letter discloses, as of the date of this Agreement, all Real Property Leases of Sweetwater Entities (“Sweetwater Real Property Leases”).

(ii)	No Sweetwater Entity or any of its respective Subsidiaries has sent or received any written, but unresolved notice of a dispute regarding the payment or calculation of royalties in any material amounts under the Sweetwater Real Property Leases and no Sweetwater Entity or any of its Subsidiaries has requested to perform or is currently performing, an audit regarding the payment of any royalties under the Sweetwater Real Property Leases or any similar payment. To the knowledge of the Sweetwater Investors, each Sweetwater Entity (or applicable Subsidiary thereof) has properly and timely paid all royalties owed under the Real Property Leases in all material respects. For the past two (2) years from the date hereof, no Sweetwater Entity or Subsidiary of a Sweetwater Entity has received written notice of any default under any Sweetwater Real Property Lease.

(iii)	Except as disclosed in paragraph (r)(iii) of the Sweetwater Disclosure Letter, there are no pending, or to the knowledge of the Sweetwater Investors, threatened proceeding with respect to any condemnation, expropriation, or other taking under the right of eminent domain of any Real Property.

(iv)	No Sweetwater Entity or any of their Subsidiaries has received written notice of any action, and to the knowledge of the Sweetwater Investors, there are no pending actions by any third party that, if determined adversely to the Sweetwater Entities, would reasonably be expected to impair, the Sweetwater Entities’ (i) good and marketable record title to Real Property that is purported to be leased pursuant to, or otherwise made subject to, the Real Property Leases (ii) good record title to, or valid easement or other real property interests in all other Real Property, including surface rights, necessary for the ordinary conduct of the business and operations of Sweetwater and its Subsidiaries and each lessee under the Real Property Leases (but with respect to such lessees, solely to the extent that such lessees rely on a lease, easement, or other right to use any such Real Property by or through Sweetwater or its Subsidiaries), in each case of each of clauses (i) and (ii), as presently conducted, subject to such defects in title as could not reasonably be expected to materially interfere with the ordinary conduct of the business and operations of the Sweetwater Entities and their Subsidiaries or such lessees.

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(v)	Except as disclosed in paragraph (r)(v) of the Sweetwater Disclosure Letter, the Sweetwater Entities, together with their Subsidiaries, warrant good and defensible title that, on the date hereof, is free and clear of all Liens to the fee mineral interests acquired by such Persons pursuant to the Occidental Purchase Agreement by virtue of any Liens made, done or suffered by the Sweetwater Entities from and after the acquisition of such fee mineral interests pursuant to the Occidental Purchase Agreement.

(s)	Expropriation. Except as would not, individually or in the aggregate, reasonably be expected to result in a Sweetwater Material Adverse Effect, no Real Property has been taken or expropriated by any Governmental Entity, nor has any written notice or proceeding in respect thereof been given or commenced, nor, to the knowledge of the Sweetwater Investors, is there any intent or proposal to give any such notice or to commence any such proceeding.

(t)	Royalties and Rentals.

(i)	All rentals, royalties (whether statutory or contractual), overriding royalty interests, earn-outs, streaming agreements, pre-payment or similar agreements, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date of this Agreement under, with respect to, or on account of, any direct or indirect assets of the Sweetwater Entities, or, to the Sweetwater Investors’ knowledge, any assets of the Sweetwater Joint Ventures, have been: (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date of this Agreement, except to the extent that such non-payment, non-performance or non-provision would not in the aggregate result in a Sweetwater Material Adverse Effect.

(ii)	There is no agreement, Contract, option, commitment or other right in favour of, or held by, any Person to acquire all or any part of such royalty interests including any buyback rights, rights of first refusal or rights of first offer held by any counterparties to any Contract underlying such royalty interests, except as would not reasonably be expected to have a Sweetwater Material Adverse Effect. The Sweetwater Entities are the sole legal and beneficial owners, and have valid and sufficient right, title and interest, free and clear of any defect or Lien (other than Permitted Liens) to such royalty interests.

(iii)	The Sweetwater Entities have not, directly or indirectly, assigned any of their rights or obligations under and retain their full original economic interest in such royalty interests.

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(iv)	The Sweetwater Entities do not have any knowledge of any fact relating to any of their royalty interests (including overriding royalty interests), which would reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) or prospects of the Sweetwater Entities, taken as a whole. To the knowledge of the Sweetwater Investors, in respect of the underlying mineral properties in respect of such royalty interests:

(A)	the owner or operator (for the purposes of this Section (iv), an “Operator” or the “Operators”) of each underlying mineral property holds all material requisite Authorizations necessary or appropriate for carrying on its respective business as currently carried on with respect to the underlying mineral property and that such Authorizations are not invalid and are subsisting and in good standing in accordance with applicable Laws; and

(B)	no Operator has received any notice of any claims relating to the revocation or adverse modification of any material mining license, registration, qualification or Authorization, and no Operator has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining rights, exploration or prospecting rights, concessions or licenses with respect to any underlying mineral property.

(u)	Employee Matters.

(i)	The Sweetwater Investors have set forth in paragraph (u)(i) of the Sweetwater Disclosure Letter a true, complete and correct list of each Sweetwater employee and each existing employment agreement with any Sweetwater employee, together with a summary for each such Sweetwater employee setting forth the employee’s position or title, status (full-time, part-time or contractor), and current base salary or wage and target bonus or other incentive compensation (if applicable), and each existing Collective Agreement covering Sweetwater employees, and if applicable, have provided URC with a true and complete copy of each existing Collective Agreement and each Sweetwater employee employment agreement.

(ii)	The Sweetwater Investors have set forth in paragraph (u)(ii) of the Sweetwater Disclosure Letter a true, complete and correct list of each independent contractor engaged by the Sweetwater Entities, including each such independent contractor’s: (i) name; (ii) services provided; (iii) work location (i.e., city and state/province, and country); (iv) engaging entity, engagement date and duration of engagement (i.e., fixed term or indefinite term); (v) fees for services; and (vi) whether the independent contractor is subject to a written independent contractor agreement. Each such independent contractor is properly classified as an independent contractor in accordance with applicable Law and, to the knowledge of the Seller, no such Person or any Governmental Entity has disputed such classification.

(iii)	Except for such of the following as would not have a Sweetwater Material Adverse Effect:

(A)	there is no (and has not been in the past three (3) years any) pending or threatened (I) unfair labor practice charge, labor arbitration, grievance, strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning labor representation, union organizing activity, or any similar activity or dispute, affecting any of the Sweetwater Entities or any Sweetwater employees, or (II) unfair labor practice charge, labor arbitration, grievance, strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding labor representation or union organizing activity, or any similar activity or dispute;

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(B)	each of the Sweetwater Entities is, and has at all relevant times been, in compliance in all material respects with all applicable Laws related to labor or employment, including terms and conditions of employment, employment practices, pensions obligations, wages and hours, collective bargaining, worker classification (including the proper classification of workers as independent contractors and of employees as exempt or non-exempt), background checks, privacy rights, human rights, labor relations, immigration, and health and safety; and

(C)	none of the Sweetwater Entities is subject to any current, pending or, to the knowledge of the Sweetwater Investors, threatened claims, suits, actions, investigations, examinations or proceedings against or otherwise involving the Sweetwater Entities, for wrongful dismissal, constructive dismissal or any other claim relating to employment or termination of employment of employees or independent contractors, or under any applicable Law with respect to employment and labor.

(v)	Health and Safety.

(i)	None of the Sweetwater Entities have received any demand or notice with respect to a material breach of any applicable health and safety Laws.

(ii)	To the knowledge of the Sweetwater Investors, there are no claims, investigations or inquiries pending against any of the Sweetwater Entities (or naming any of the Sweetwater Entities as a potentially responsible party) based on material non-compliance with any applicable health and safety Laws.

(w)	Employee Benefit Plans.

(i)	The Sweetwater Investors have set forth in paragraph (w) of the Sweetwater Disclosure Letter a true, complete and correct list of each material Sweetwater Benefit Plan and have provided URC with the following with respect to each such Sweetwater Benefit Plan (if applicable):

(A)	the plan document; and

(B)	the most recent audited financial statements and actuarial reports.

(ii)	each Sweetwater Benefit Plan contributed to, funded by or binding upon the Sweetwater Entities has been maintained, administered and funded in compliance with its terms and in accordance with applicable Laws, in each case, in all material respects and all obligations accrued on or prior to the date of this Agreement in respect of Sweetwater Benefit Plans have been made or have been properly accrued in the Sweetwater Financial Statements;

(iii)	no Sweetwater Benefit Plan which is established and governed under U.S. Law provides post-termination or retiree welfare benefits other than those required by Part 6 of Subtitle B of Title I of ERISA, Section 490B of the Code, or similar state or local Law or through the end of the month in which a termination occurs;

(iv)	to the knowledge of the Sweetwater Investors, there are no (and for the past three (3) years have been no) current, pending, threatened claims, suits, actions, investigations, examinations or proceedings against or otherwise involving (i) any of the Sweetwater Benefit Plans (excluding claims for benefits incurred in the Ordinary Course of Sweetwater Benefit Plan activities), or (ii) the participation of any of the Sweetwater Entities in any Statutory Plan;

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(v)	each Sweetwater Benefit Plan that is required or intended to be qualified under applicable Law (including, without limitation, Section 401(a) of the U.S. Tax Code) has either received a favorable and currently effective determination letter from the Internal Revenue Service or is in the form of a preapproved plan document that is the subject of a favorable opinion or advisory letter from the Internal Revenue Service on which it is entitled to rely and no circumstances exist which would reasonably be expected to result in loss of such qualification under Section 401(a) of the Code;

(vi)	no Sweetwater Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the U.S. Tax Code and there is no other defined benefit plan (including any “multiemployer plan” (as defined in, and which is subject to, Section 3(37) of ERISA)) which is established and governed under U.S. Law with respect to which any of the Sweetwater Entities or any of their respective ERISA Affiliates contributes, or has any direct or indirect liability (contingent or otherwise);

(vii)	None of the Sweetwater Entities are obligated to provide, for the gross-up, indemnification or reimbursement of any Taxes required by Section 4999 of the U.S. Tax Code or Section 409A of the U.S. Tax Code;

(viii)	all material data necessary to administer the Sweetwater Benefit Plans in respect of the current year is in the possession or control of the Sweetwater Entities or their agents (or the trustees, administrators or other service provider engaged by the Sweetwater Entities or the trustee or administrator of any relevant Sweetwater Benefit Plan);

(ix)	the execution and delivery of this Agreement or the consummation of the Transactions will not (alone or in combination with any other event) (i) result in, cause the accelerated vesting of, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or individual independent contractor of any of the Sweetwater Entities; (ii) limit the right of any of the Sweetwater Entities to amend, merge, terminate or receive a reversion of assets from any Sweetwater Benefit Plan or related trust; or (iii) result in any payment that, individually or in combination with any other such payment, would reasonably be expected to constitute an “parachute payment” (as defined in Section 280G(b)(2) of the U.S. Tax Code); and

(x)	none of the Sweetwater Entities or any other ERISA Affiliate of any of the Sweetwater Entities maintains, contributes to, or participates in, or has ever during the past six (6) years maintained, contributed to, or participated in, or has any obligation or liability with respect to a “multiple employer welfare arrangement” (as defined in, and which is subject to, Section 3(40) of ERISA) or a “multiple employer plan” (as defined in, and which is subject to, Section 413(c) of the U.S. Tax Code).

(x)	Insurance. As of the date hereof policies of insurance are in force naming the Sweetwater Entities or, to the knowledge of the Sweetwater Investors, a Sweetwater Joint Venture, as an insured that the Sweetwater Investors’ management believe in good faith adequately cover risks customarily covered by participants in the industries in which the Sweetwater Entities and the Sweetwater Joint Ventures operate, and the Sweetwater Entities, or to the knowledge of the Sweetwater Investors the Sweetwater Joint Ventures, are not in default under the terms of any such policy, except any such default that would not individually or in the aggregate result in a Sweetwater Material Adverse Effect.

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(y)	Compliance with Permits and Laws. Except for such of the following as would not have a Sweetwater Material Adverse Effect: (i) all of the Sweetwater Entities and, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures are in possession of all franchises, grants, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, registrations, clearances, orders and other Authorizations necessary for the Sweetwater Entities and, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures to own and lease their respective properties and assets and to carry on their respective businesses as now being conducted, under and pursuant to all applicable Laws (the “Sweetwater Permits”); (ii) all such Sweetwater Permits are in full force and effect; and (iii) as of the date of this Agreement, no suspension, cancelation, withdrawal or revocation thereof is pending or, to the knowledge of the Sweetwater Investors, threatened. Each of the Sweetwater Entities has complied with and is not in violation of any applicable Laws or Sweetwater Permits other than non-compliance or violations which would not, individually or in the aggregate, result in a Sweetwater Material Adverse Effect. None of the Sweetwater Entities has received any notice of any alleged violation of any applicable Law or any Sweetwater Permit, other than any such notice relating to matters that would not, individually or in the aggregate, result in a Sweetwater Material Adverse Effect.

(z)	Issuable Shares. The New ParentCo Consideration Shares and the New ParentCo Exchange Shares to be issued by New ParentCo will, in all cases, when issued be duly and validly issued by New ParentCo, fully paid and free of pre-emptive rights and Liens other than restrictions contained in the applicable Constating Documents and rank pari passu in all respects with the other New ParentCo Shares in issue including with regard to the right to receive any dividends, distributions and other entitlements, made, paid or declared thereon which have a record date for payment that is after the Effective Time. The Exchangeable Shares and ExchangeCo Shares to be issued by ExchangeCo will, in all cases, when issued be duly and validly issued by ExchangeCo, fully paid and free of pre-emptive rights and Liens (other than restrictions contained in the applicable Constating Documents and other than in respect of the terms of the Exchangeable Shares as to exchange and redemption thereof for New ParentCo Exchange Shares) and ExchangeCo will have, once incorporated and until the Effective Time, an authorized capital consisting of the Exchangeable Shares (with the Exchangeable Share Provisions) and the ExchangeCo Shares (with the rights, privileges, restrictions and conditions that are consistent with the Exchangeable Share Provisions). The CallCo Shares to be issued by CallCo will, in all cases, when issued be duly and validly issued by CallCo, fully paid and free of pre-emptive rights and Liens (other than restrictions contained in the applicable Constating Documents) and rank pari passu in all respects with the other CallCo Shares in issue including with regard to the right to receive any dividends, distributions and other entitlements, made, paid or declared thereon which have a record date for payment that is after the Effective Time.

(aa)	Possession of Intellectual Property. Each of Sweetwater Entity owns or has the right to use all Intellectual Property required to carry on its business as currently conducted and proposed to be conducted. To the knowledge of the Sweetwater Investors, there has been no claim of infringement by any Sweetwater Entity or breach by any Sweetwater Entity of any Intellectual Property rights or industrial rights of any other Person, and no Sweetwater Entity has received any notice that the conduct of its business infringes on any Intellectual Property rights or industrial rights of any other Person.

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(bb)	Privacy Laws. Except as would not have a Sweetwater Material Adverse Effect:

(i)	All of the Sweetwater Entities comply in all material respects with all applicable Privacy Laws, including in connection with the collection, use, storage and disclosure of Personal Information; and

(ii)	there has been no actual or suspected, unauthorized use, access or disclosure of any of the Sweetwater Entities’ Personal Information.

(cc)	Anti-Corruption, Anti-Money Laundering and Sanctions Laws. Except for such of the following clauses (i) through (iii) as would not reasonably be expected to result in a Sweetwater Material Adverse Effect:

(i)	to the knowledge of the Sweetwater Investors, the Sweetwater Entities, the Sweetwater Joint Ventures, any manager, director, officer, employee, agent, representative, consultant or any other Person acting on behalf of the Sweetwater Entities has not, for the past five (5) years, violated Anti-Corruption Laws or directly or indirectly (A) corruptly made, offered, paid, promised to pay, solicited, received, or authorized any contribution, payment or gift of funds or property or anything of value to or from any official, employee or agent of any Governmental Entity of any jurisdiction or any official of any public international organization or any Person; or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment, solicitation, promise, offer, receipt, or gift was, is, or would be prohibited under Anti-Corruption Laws;

(ii)	for the past five (5) years, the operations of the Sweetwater Entities and, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws. To the knowledge of the Sweetwater Investors, no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving any of the Sweetwater Entities and, to its knowledge, the Sweetwater Joint Ventures with respect to the Anti-Money Laundering Laws is pending or threatened;

(iii)	neither any of the Sweetwater Entities nor, to the knowledge of the Sweetwater Investors, any manager, director, officer, agent, employee or affiliate of the Sweetwater Entities has been a Sanctioned Person; and, to the Sweetwater Investors’ knowledge, the Sweetwater Entities are not in, and for the past five (5) years have not been in, violation of any Sanctions Laws, or conducting business directly or, to the knowledge of the Sweetwater Investors, indirectly with any Person that is a Sanctioned Person;

(iv)	neither the Sweetwater Investors nor any of its Subsidiaries, joint ventures or affiliates are organized, operating, or ordinarily resident in, or have engaged in a transaction or dealing, directly or knowingly indirectly with a Sanctioned Country;

(v)	none of the Sweetwater Entities are the subject of any actual, or to the knowledge of the Sweetwater Investors, threatened litigation, investigations, voluntary or directed disclosures to any Governmental Entity, whistleblower reports, or other issues in any way related to the Anti-Corruption Laws, Sanctions Laws, or Anti-Money Laundering Laws; and

(vi)	the Sweetwater Entities have maintained and enforced policies, procedures and internal controls designed to ensure compliance by Sweetwater Entities, its mangers, officers, directors, employees, agents, and representatives with Anti-Corruption Laws, Sanctions Laws, and Anti-Money Laundering Laws.

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(dd)	Community Matters. As of the date hereof, none of the Sweetwater Entities, to the knowledge of the Sweetwater Investors, the Sweetwater Joint Ventures, has received any written notice of a Community Claim, which relates to mineral rights of the Sweetwater Entities or to their respective operations and businesses and which, if successful, could reasonably be expected to result in Sweetwater Material Adverse Effect.

(ee)	Investment Canada Act. Each of the Sweetwater Investors are either “Canadian” or “WTO Investors”, as defined in the ICA.

(ff)	Ownership of URC Shares or other Securities. None of the Sweetwater Investors nor any of their affiliates own any URC Shares or any other securities of URC.

(gg)	Data Room. All Sweetwater Investors Data Room Information provided by the Sweetwater Investors to URC was accurate in all material respects as at its respective date as stated therein, or, if any such Sweetwater Investors Data Room Information is undated, as of the date of its delivery to the Sweetwater Investors Data Room Information website. In addition, all information provided by the Sweetwater Investors to URC in response to URC’s due diligence requests, including information not contained in the Sweetwater Investors Data Room Information, was accurate and complete in all material respects as at its respective date as stated therein. There has been no change to the Sweetwater Investors Data Room Information or any other information provided to URC since the date posted to the Sweetwater Investors Data Room website or provided to URC, as applicable, that is material to the Sweetwater Investors, except as in a more recently posted document in the Sweetwater Investors Data Room Information or other information provided to URC.

(hh)	Accuracy of Disclosure Letter. The information set forth in the Sweetwater Disclosure Letter is true, complete and correct in all material respects as of the date hereof and does not omit to state any material information necessary to make the information contained therein not misleading in light of the circumstances in which it was provided.

(ii)	Organization and Qualification of Spur. Spur is duly incorporated, formed or organized, and is validly existing and, where such concept is recognized under applicable Law, in good standing under the Laws of its jurisdiction of incorporation, formation, or continuance and has the requisite organizational power and authority to own its assets and properties as now owned and to carry on its business as it is now being conducted.

(jj)	Ownership of Spur. OTPP is the sole legal and beneficial owner of all of the ownership interests in Spur with good and valid title thereto, free and clear of any and all Liens (other than Permitted Liens) and restrictions on transfer contained in the applicable Constating Documents. All of the issued and outstanding units of Spur: (A) have been duly authorized and validly issued; (B) are fully paid and non-assessable, to the extent applicable; and (C) were not issued in violation of any pre-emptive rights. The ownership interests in Spur to be contributed or transferred to New Parent Co in connection with the Transactions, constitute all of OTPP’s direct and indirect ownership interests in Spur.

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(kk)	Winding Up of Spur. No order has been made, petition presented or meeting convened for the purpose of winding up of Spur, or for the appointment of any provisional liquidator or in relation to any other process whereby the business is terminated and the assets of Spur are distributed amongst the creditors, shareholders or other contributors, and there are no proceedings under any applicable insolvency, bankruptcy, reorganization or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings, that would, individually or in the aggregate, reasonably be expected to cause a Sweetwater Material Adverse Effect or to prevent the consummation of the Transactions. To the knowledge of OTPP, no Person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to Spur, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets or undertaking of Spur nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed by any Governmental Entity). Spur has not made any voluntary arrangement with any of its creditors nor is insolvent or unable to pay its debts as they fall due.

(ll)	No Other Assets of Spur. Other than their direct or indirect ownership of the equity interests of Sweetwater Trona Fund LP, Cougar Utah Fund LP and Aggie Grazing Fund LP, Spur has no, and has never had, any assets or operations and Spur has no liabilities outstanding other than liabilities directly related to their ownership of such entities or that certain promissory note, originally dated as of March 13, 2023, by and between Spur and HRG.

(mm)	Litigation. There are no actions, claims, suits, proceedings or investigations by Governmental Entities or other Persons pending or, to the knowledge of OTPP, threatened, affecting or that would reasonably be expected to affect Spur or affecting or that would reasonably be expected to affect any of its or their property or assets at Law or equity or before or by any court, tribunal or Governmental Entity which action, claim, suit, proceeding or investigation involves a possibility of any judgment against or liability of Spur which, if successful, could reasonably be expected to result in a Sweetwater Material Adverse Effect.

(nn)	Tax Returns. The IRS e-file returns of Spur for the years ended December 31, 2024 and December 31, 2023 made available by HRG to URC’s advisors are true, correct and complete copies of such IRS e-file returns.

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Schedule F

Key Regulatory Approvals

[Redacted: regulatory approvals].

F-1

Schedule G

Governance Arrangements

[Redacted: commercially sensitive information].

Schedule G

Schedule H

Exchangeable Shares Term Sheet

See attached.

Schedule H

Final Form

EXCHANGEABLE SHARES TERM SHEET

Capitalized terms used and not otherwise defined in this term sheet have the meanings given to them in the arrangement agreement (the “Arrangement Agreement”) dated April 16, 2026, among URC and the Sweetwater Investors.

Issuer:	ExchangeCo, a corporation incorporated under the laws of British Columbia (“ExchangeCo”), is an indirect subsidiary of New ParentCo and a direct subsidiary of CallCo.

CallCo:	CallCo ULC, an unlimited liability corporation incorporated under the laws of British Columbia (“CallCo”), is a direct subsidiary of New ParentCo.

Exchangeable Shares:	The exchangeable shares, being redeemable preferred shares in the capital of ExchangeCo (the “Exchangeable Shares”) will at all times carry, as nearly as possible, equivalent economic entitlements to the common shares without par value in the capital of New ParentCo (the “New ParentCo Shares”), for which they are exchangeable on a one-for-one basis (subject to adjustment as outlined below) and will be retractable or redeemable on the terms described herein.

Initial Holders:

Eligible Holders (as defined below) who elect and are permitted to receive Exchangeable Shares in lieu of New ParentCo Shares pursuant to the Arrangement shall be the Initial Holders.

“Eligible Holder” means a former holder of URC Shares that is (a) a Person, other than a partnership, that is a resident of Canada for purposes of the Income Tax Act (Canada), as amended (the “Tax Act”) and not exempt from tax under Part I of the Tax Act; or (b) a partnership, any direct or indirect member of which is a Person, other than a partnership, that is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act.

Ranking:	The Exchangeable Shares shall be entitled to a preference over the ExchangeCo common shares and any other shares ranking junior to the Exchangeable Shares with respect to (i) the payment of dividends or other distributions, and (ii) the distribution of assets in the event of the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, in each case, as and to the extent provided therefore in the terms attaching to the Exchangeable Shares.

Dividends:	Upon the declaration of any dividend or distribution or return of capital on or in respect of New ParentCo Shares, the board of directors of ExchangeCo (the “ExchangeCo Board”) will declare, and the Holders (as defined below) will be entitled to receive, a dividend or distribution or return of capital on each Exchangeable Share as follows:

(a)	in the case of any cash dividend or other cash distribution or return of capital declared by New ParentCo on the New ParentCo Shares, each Exchangeable Share shall entitle the Holder to receive an equivalent cash amount, provided that if the cash distribution by New ParentCo is declared in a currency other than Canadian dollars, the Holder shall receive the Canadian dollar equivalent, determined using the applicable exchange rate published by the Bank of Canada on the payment date (or such other date as specified) or, if no such rate is available, an exchange rate as may be deemed appropriate by the ExchangeCo Board;

(b)	in the case of a stock or share dividend or other distribution declared on or in respect of the New ParentCo Shares to be paid in New ParentCo Shares, the issue or transfer by ExchangeCo of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of New Parentco Shares to be paid on each New ParentCo Share; provided that ExchangeCo may, in lieu of such stock or share dividend or other distribution, elect to effect a contemporaneous and economically equivalent (as determined by the ExchangeCo Board) subdivision of the outstanding Exchangeable Shares on the terms set out herein; or

(c)	in the case of a dividend or other distribution or return of capital declared on or in respect of New ParentCo Shares to be paid or otherwise satisfied in any other type of property other than cash or New ParentCo Shares, the type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the ExchangeCo Board in good faith and in its sole discretion) to the type and amount of property declared as a dividend or other distribution or return of capital on or in respect of each New ParentCo Share.

The record date and payment date for such dividends, distributions or returns of capital on the Exchangeable Shares will be the same as the relevant dates for the corresponding dividends or other distributions or returns of capital declared on or in respect of New ParentCo Shares.

Retraction:	Subject to the overriding call rights described under ‘Call Rights’ below, each holder of Exchangeable Shares (each a “Holder”) will be entitled to redeem such Holder’s Exchangeable Shares, in whole or in part, at any time and from time to time (including at a time immediately prior to an insolvency event of New ParentCo, liquidation event of New ParentCo, or certain fundamental transactions involving New ParentCo), for the Exchange Price, to be satisfied by the delivery of New ParentCo Shares. Any retraction request will be fulfilled within 10 business days (or such additional period as may be mutually agreed) of being received by ExchangeCo.

The “Exchange Price” for each Exchangeable Share will be (i) the fair market value at the time of the retraction event of that number of New ParentCo Shares equal to the Exchange Ratio (subject to adjustment), plus (ii) any Unpaid Dividends per Exchangeable Share. The fair market value of a New ParentCo Share will be based on the Canadian dollar equivalent of the average closing price of the New ParentCo Share on the Nasdaq during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the New ParentCo Shares are not then listed on the Nasdaq, then any of the other stock exchanges or automated quotation systems on which the New ParentCo Shares are listed or quoted, as the case may be, as may be selected by the ExchangeCo Board for such purpose; provided, however, that if in the opinion of the ExchangeCo Board the public distribution or trading activity of New ParentCo Shares during such period does not reflect the fair market value of a New ParentCo Share (or if the Exchangeable Shares are not listed or quoted on other stock exchanges or automated quotation systems), then as determined by the ExchangeCo Board, acting in good faith and based upon the advice of such qualified independent financial advisors as the ExchangeCo Board may deem to be appropriate; provided that such amounts shall only be satisfied by the delivery of one New ParentCo Share for each Exchangeable Share outstanding, plus Unpaid Dividends.

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“Unpaid Dividends” means, in respect of an Exchangeable Share, and without duplication: (i) any dividend declared by ExchangeCo on an Exchangeable Share with a record date on or prior to the relevant retraction, redemption or liquidation date that remains unpaid as of the relevant retraction, redemption or liquidation date; and (ii) any dividend declared by New ParentCo with a record date on or prior to the relevant retraction, redemption or liquidation date to the extent that ExchangeCo has not declared and paid an economically equivalent dividend on or before the relevant retraction, redemption or liquidation date.

The “Exchange Ratio” shall be equal to 1.00000 at the time of initial issuance of the Exchangeable Shares and shall be, subject to the following paragraph, cumulatively adjusted from time to time thereafter if any of the following events occur:

(a)	New ParentCo declares or pays a dividend on its outstanding New ParentCo Shares, splits or subdivides its outstanding New ParentCo Shares or effects a reverse share split or otherwise combines or reclassifies its outstanding New ParentCo Shares into a smaller number of New ParentCo Shares;

(b)	New ParentCo distributes any rights, options or warrants to all or substantially all holders of New ParentCo Shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire New ParentCo Shares (or other securities convertible into, exchangeable for or exercisable for New ParentCo Shares); or

(c)	any other event occurs that, in the determination of the board of directors of ExchangeCo (the “ExchangeCo Board”), would otherwise result in dilution or a change in the economic equivalence between the Exchangeable Shares and the New ParentCo Shares.

Notwithstanding the foregoing, the Exchange Ratio shall not be adjusted in connection with any event described in clauses (a) through (c) above if, in connection with such event, ExchangeCo makes a distribution of cash, Exchangeable Shares and/or rights, options or warrants to acquire New ParentCo Shares with respect to all applicable Exchangeable Shares, splits or subdivides the Exchangeable Shares, as applicable, or that, in the determination of the ExchangeCo Board, is comparable as a whole in all material respects with such event.

Redemption Rights:	Subject to the overriding call rights described under ‘Call Rights’ below, and applicable law, ExchangeCo will have the right, exercisable without any approval, consent, or action by the holders of Exchangeable Shares, to redeem all but not less than all of the outstanding Exchangeable Shares (other than those held by New ParentCo or its affiliates) upon proper notice and payment of the Liquidation Entitlement (as defined below) per share, satisfied by the delivery of New ParentCo Shares, on such date established by the ExchangeCo Board, which date (a “Redemption Date”) shall not be earlier than 10 years from the effective date of the Arrangement, other than with respect to the acceleration events described below. Where there is a Redemption Date, unless a holder otherwise elects by providing notice to ExchangeCo, the holders thereof shall be deemed without further action to exercise their retraction rights immediately prior to any such Redemption Date.

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The ExchangeCo Board may accelerate the redemption date upon any of the following events:

(a)	fewer than 10% of the total number of Exchangeable Shares issued and outstanding on the effective date of the Arrangement are outstanding;

(b)	a person acquires 90% of New ParentCo Shares in a take-over bid;

(c)	shareholders of New ParentCo approve an acquisition of New ParentCo by way of arrangement or amalgamation;

(d)	shareholders of New ParentCo approve a liquidation of New ParentCo;

(e)	a sale of all or substantially all of the assets of New ParentCo;

(f)	any change or imminent change in applicable laws (including tax laws) in respect of which maintaining the structure associated with the Exchangeable Shares would be materially adverse to New ParentCo;

(g)	(i) a matter arises on which the holders of Exchangeable Shares are entitled to vote as shareholders of ExchangeCo (other than an Exempt Exchangeable Share Voting Event (as defined below)), (ii) the ExchangeCo Board has determined, in good faith and its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the matter contemplated by the voting event (which business purpose must be bona fide and not for the primary purpose of redeeming the Exchangeable Shares) in any other commercially reasonable manner that does not result in holders of Exchangeable Shares being entitled to vote as shareholders of ExchangeCo in respect of such matter, and (iii) the holders of Exchangeable Shares fail to take the necessary action at a meeting of ExchangeCo shareholders or other vote of the holders of Exchangeable Shares to approve or disapprove, as applicable, such voting event;

(h)	(i) a matter arises on which the holders of Exchangeable Shares are entitled to vote as shareholders of ExchangeCo in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares (an “Exempt Exchangeable Share Voting Event”), (ii) the change is necessary to maintain the economic equivalence of the Exchangeable Shares and the New ParentCo Shares; and (iii) the holders of Exchangeable Shares fail to take the necessary action at a meeting of ExchangeCo shareholders or other vote of the holders of Exchangeable Shares to approve or disapprove, as applicable, the change; and

(i)	any amendment is made to the Tax Act and other applicable provincial income tax laws that permits Holders who: (a) are resident in Canada; (b) hold their Exchangeable Shares as capital property; and (c) deal at arm’s length with New ParentCo, to exchange their Exchangeable Shares without requiring such Holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws.

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Liquidation of ExchangeCo:	In the event of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (voluntary or involuntary), the Holders of Exchangeable Shares will be entitled to receive the amount from ExchangeCo on liquidation, dissolution or winding-up of ExchangeCo they would have received from New ParentCo had the Holders of Exchangeable Shares exercised their retraction rights to receive New ParentCo Shares and New ParentCo was being liquidated (the “Liquidation Entitlement”). The Holders of Exchangeable Shares will, subject to applicable law and the overriding call rights described under “Call Rights” below, be deemed to have exercised their retraction right immediately prior to the effective date of such liquidation event.

Liquidation of New ParentCo:	In the event of the liquidation, dissolution or winding-up of New ParentCo or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (voluntary or involuntary), immediately prior to such event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by New ParentCo and its affiliates) shall be, subject to applicable law and the overriding call rights described under “Call Rights” below, deemed to have exercised their retraction right for the Exchange Price immediately prior to the effective date of the New ParentCo liquidation event.

Call Rights:	New ParentCo and CallCo shall have the overriding right (the “Call Right”) to acquire the Exchangeable Shares that are the subject of a retraction request or redemption prior to the completion of the retraction or redemption. Where such Call Right is exercised, New ParentCo or CallCo, as applicable, will acquire the relevant Exchangeable Shares from the relevant Holder in exchange for, in the case of a retraction, the Exchange Price, satisfied by the delivery of New ParentCo Shares and cash in respect of any Unpaid Dividends, and in case of a redemption, the Liquidation Entitlement, satisfied by the delivery of New ParentCo Shares. New ParentCo shall only be entitled to exercise the Call Right to acquire the Exchangeable Shares if CallCo has not exercised such Call Right for such Exchangeable Shares.

Voting in ExchangeCo:	Except as required by applicable law, Holders shall not be entitled to receive notice of or attend any meeting of the shareholders of ExchangeCo or vote at any such meeting. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be amended, added to, changed or removed only with the approval of the Holders of two-thirds of the Exchangeable Shares.

Voting in New ParentCo:	New ParentCo, ExchangeCo and, as applicable, CallCo shall enter into a voting trust agreement with a voting trustee (the “Trustee”) for the purpose of creating a trust for the benefit of Holders of Exchangeable Shares (the “Beneficiaries”). The Trustee will hold 1 special voting share in the capital of New ParentCo (the “Special Voting Share”), which will enable the Trustee to exercise voting rights on any matters that come before shareholders of New ParentCo.

With respect to all meetings of shareholders of New ParentCo at which holders of New ParentCo Shares are entitled to vote, each Beneficiary shall be entitled to instruct the Trustee to cast, and the Trustee shall be obligated to cast, the number of votes equal to the product of the number of outstanding Exchangeable Shares held by such Beneficiary as at the record date for the relevant meeting and the Exchange Ratio in effect at that time.

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The number of voting rights attached to the 1 Special Voting Share at a meeting of shareholders of New ParentCo shall consist of a number of votes equal to, in the aggregate, the product of the number of outstanding Exchangeable Shares for which it has received voting instructions from the Beneficiaries and the Exchange Ratio in effect at the relevant time. The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant Beneficiary and, in the absence of any instructions, will not exercise voting rights with respect to the applicable Exchangeable Shares.

The Trustee will send the Beneficiaries notice of each meeting of New ParentCo at which shareholders of New ParentCo are entitled to vote, together with the related meeting materials and a statement as to the manner in which the Beneficiaries may instruct the Trustee to exercise votes attaching to the Special Voting Share, promptly after receiving such notice materials from New ParentCo.

Term of Special Voting Share:	The Special Voting Share shall not be entitled to receive any dividends or other distributions from New ParentCo. The Special Voting Share shall remain outstanding solely for the purpose of enabling the Trustee (or any holder of the Special Voting Share) to exercise voting rights on behalf of the Beneficiaries of Exchangeable Shares as described above. The Special Voting Share shall be automatically redeemed and cancelled, for a nominal amount of $1.00, at such time as no Exchangeable Shares (other than those held by New ParentCo and its subsidiaries) remain outstanding. Upon such redemption and cancellation, the Special Voting Share shall have no further rights or entitlements.

Fractional Shares:	No fractional New ParentCo Shares shall be issued to satisfy the Exchange Price in connection with any retraction or redemption of the Exchangeable Shares, or in connection with any liquidation, dissolution or winding-up of ExchangeCo or New ParentCo. In lieu of issuing fractional New ParentCo Shares, holders shall receive a cash payment corresponding to the value of any such fractional entitlement.

Stock Exchange Listing:	The Exchangeable Shares will not be listed on any stock exchange.

Successorship Transaction:	In the event that New ParentCo merges, amalgamates with, or is acquired by another corporation, or in the event that all or substantially all of the outstanding New ParentCo Shares are converted into or exchanged for shares or rights to receive shares of another corporation (the “Successor Corporation”), and provided that the redemption right is not exercised by New ParentCo in connection with such transaction, all references to New ParentCo and New ParentCo Shares in the Exchangeable Share terms shall thereafter be deemed to refer to the Successor Corporation and the equivalent class of shares of the Successor Corporation, with appropriate adjustments to ensure that holders of Exchangeable Shares continue to receive shares or rights that are economically equivalent to those previously provided under these terms.

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U.S. Registration:	To the extent required under U.S. securities laws to avoid New ParentCo Shares issued upon exchange of Exchangeable Shares being restricted for U.S. securities law purposes (if issued to a U.S. Holder (as defined below)) or subject to a U.S. distribution compliance period (if issued to a non-U.S. Holder), New ParentCo shall use its commercially reasonable efforts to (a) file a registration statement (the “U.S. Registration Statement”), on an appropriate form, under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) to register the New ParentCo Shares that may be issued or delivered to holders of the Exchangeable Shares by New ParentCo or CallCo, (b) cause the U.S. Registration Statement to become effective as soon as reasonably practicable after the initial filing thereof with the U.S. Securities and Exchange Commission (the “SEC”), and (c) following such effectiveness, cause the U.S. Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding. “U.S. Holder” means a holder of securities who is a U.S. person as defined under Regulation S (“Regulation S”) under the U.S. Securities Act.

None of New ParentCo, ExchangeCo or CallCo shall be required to issue or deliver any New ParentCo Shares to a U.S. Holder of Exchangeable Shares until the U.S. Registration Statement has been declared effective by the SEC.

Unless the U.S. Registration Statement is effective, during the 40-day distribution compliance following the date of such delivery, any New ParentCo Shares issued or delivered to a non-U.S. Holder upon exchange of Exchangeable Shares may not be resold over the Nasdaq or otherwise into the United States, and procedures will be established to ensure a non-U.S. Holder complies with this limitation on resale.

Tax Matters	ExchangeCo shall make an election under section 191.2 of the Tax Act in respect of the Exchangeable Shares.

The terms of the Exchangeable Shares will contain an amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Tax Act.

Documentation	The documentation to be entered into in connection with the issuance of the Exchangeable Shares shall include:

(a)	Exchange and Support Agreement – an exchange and support agreement among New ParentCo, CallCo and ExchangeCo, on customary terms for exchangeable share transactions involving Canada and the U.S. companies, that will include support covenants from Parent, CallCo and ExchangeCo to, among other things, (i) ensure the various rights and obligations can be performed in respect of the Exchangeable Shares and (ii) maintain the economic equivalence of the Exchangeable Shares to New ParentCo Shares at all times (or otherwise preserve the economic benefits of the Exchangeable Shares for such holders, including through the provision of cash or other consideration), in a form acceptable to each of the Sweetwater Investors and URC, each acting reasonably; and

(b)	Voting Trust Agreement – the Voting Trust Agreement on the terms set out herein and otherwise on customary terms for exchangeable share transactions involving Canada and the U.S. companies, in a form acceptable to each of the Sweetwater Investors and URC, each acting reasonably.

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Schedule I

Investor Rights Term Sheet

See attached.

Schedule I

Final Form

INVESTOR AND SUPPORT RIGHTS TERM SHEET

Capitalized terms that are not otherwise defined herein have the meanings ascribed to them in the arrangement agreement (the “Arrangement Agreement”), dated April 16, 2026, among URC and the Sweetwater Investors.

Voting Support	For two years after Closing (the “Support Period”), each of the Orion Sellers and HRG (together with its parent, Ontario Teachers’ Pension Plan Board (“OTPPB”), the “OTPPB Parties” and the OTPPB Parties together with the Orion Sellers, the “Sellers”) will vote their New ParentCo shares in accordance with the recommendations of the board of directors of New ParentCo (the “Board”), other than in the case of any shareholder vote relating to (i) any Extraordinary Transaction, (ii) any related party transaction, (iii) any matter that would constitute a violation of OTTPB’s proxy voting guidelines contained in its published Corporate Governance Principles and Proxy Voting Guidelines (as may be revised, modified, amended, restated or amended and restated from time to time during the Support Period); or (iv) modifications to New ParentCo’s organizational documents.

“Extraordinary Transaction” means any tender offer, exchange offer, share exchange, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other matters involving a corporate transaction that require a shareholder vote.

Standstill	For the duration of the Support Period, each of the Sellers and their direct and indirect controlled subsidiaries (excluding, for the avoidance of doubt, any portfolio company of the Sellers or any Permitted Transferee (as defined below) of the Sellers) will not: (a) acquire or offer to acquire, directly or indirectly, any additional voting or debt securities of New ParentCo or its subsidiaries or securities convertible into any voting or debt securities of New ParentCo or its subsidiaries; (b) seek to requisition join in any requisition or call a meeting of shareholders of New ParentCo; (c) other than as described under “Board Representation” herein, nominate or propose to nominate any candidate for election to, the Board or attempt to effect the removal of any member of the Board or otherwise alter the composition of the Board; (d) submit or induce any person to submit any shareholder proposal in respect of New ParentCo; (e) advise, assist, encourage or otherwise act jointly or in concert with any other person (including, for clarity, any non-controlled subsidiary or portfolio company) in connection with any of the foregoing; or (f) make any public disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing.

Board Representation	For the duration of the Support Period, and for so long as the applicable Seller continues to hold 10% or more of the outstanding voting securities of New ParentCo, each Seller will have the right to cause to be appointed to the Board such number of directors as follows:

(a)	Orion Sellers will be entitled to designate nominees proportionate to its ownership of voting securities of New ParentCo; and

(b)	OTPP will be entitled to designate 1 nominee, provided that under no circumstance will the number of directors appointed by the Sellers, in the aggregate, be equal to or greater than 50% of the total number of directors on the Board.

Participation	For the duration of the Support Period, the Sellers will be entitled to customary anti-dilution rights to participate in any equity financings of New ParentCo in order to maintain their respective proportionate ownership interests.

Lock-Up	Each Seller will agree not to, directly or indirectly, sell or transfer any New ParentCo securities held by it for a period of 180 days following Closing; provided that, if the volume-weighted average closing price of the New ParentCo common stock equals or exceeds $7.50 (Canadian dollars) during any consecutive 20-day trading period (with any such period beginning on or after 90 days following Closing), then the foregoing restriction shall no longer apply. Early release may occur only with the prior written consent of New ParentCo (and, as applicable, underwriters), except in the case of the foregoing proviso. The Sellers may, without the consent of New ParentCo, transfer or sell their New ParentCo shares to any affiliate (including affiliated funds) or limited partners thereof (each such affiliate or limited partner thereof, a “Permitted Transferee”), provided the recipient thereof first agrees in writing with New ParentCo to be bound by the same obligations as the Sellers under the Investor Rights Agreement. New ParentCo will provide reasonable assistance to the Sellers in connection with any such transfer.

Resales

Resale	Notices For a period ending on the earlier of: (a) the Support Period; and (b) such time as the applicable Seller ceases to hold (directly or indirectly) more than 10% of the outstanding shares of New ParentCo, the Sellers will not, directly or indirectly, sell, dispose of or otherwise transfer any New ParentCo securities:

(a)	without first providing New ParentCo at least three business days prior written notice (“Sale Notice”) of such intention to sell, which notice will include details of the proposed sale, including proposed number of securities to be sold, provided that, the foregoing restriction in this clauses (a) shall not apply to: (i) underwritten offerings or underwritten block trades pursuant to registration rights provisions provided for herein or sales made pursuant to Rule 144 in compliance with the manner of sale provisions of Rule 144(f); or (ii) distributions, assignments or transfers to affiliates (including affiliated funds) or limited partners of the applicable Seller; provided further, that the foregoing restriction in this clause (a) shall not apply to any sales involving less than 2% of the issued and outstanding New ParentCo common stock during any 30-day period; or

(b)	to any person or group, or any affiliate of such person or group, that, to the actual knowledge of the Sellers (after reasonable inquiry), would beneficially own or control, directly or indirectly (including through joint actors), more than 10% of the outstanding New ParentCo shares as a result of such transaction or series of transactions; provided that the foregoing restriction in this clause (b) shall not apply to sales effected through an underwritten public offering or Rule 144 sale where the Sellers do not have actual knowledge (after reasonable inquiry) of the identity of the ultimate purchasers of the shares from the underwriters or the broker or market maker in a Rule 144 sale or that such ultimate purchasers would own or control more than 10% of the outstanding New ParentCo shares as a result of such transaction or series of transactions; or

(c)	[Redacted: commercially sensitive information].

To the extent that a Seller assigns, disposes of, or transfers any New Parentco securities to any Permitted Transferees or affiliates (including affiliated funds), such Seller must ensure that such Permitted Transferee or affiliate first agrees in writing with New ParentCo to be bound by the same obligations as the Sellers under the Investor Rights Agreement.

Prior to completing any sale or disposition of New ParentCo securities conducted through an underwriter, broker or other agent, the applicable Seller must provide such party with the Investor Rights Agreement and request that they conduct the offering and any related allocation process in compliance with its provisions. Where the applicable Seller has the right to participate in or direct the allocation of New ParentCo securities in connection with any underwritten or other offering, the Seller shall ensure that New ParentCo is given the right to participate in the final allocation process.

Registration Rights

Registrable Securities	“Registrable Securities” shall include any common shares of New ParentCo owned by the Sellers including shares issuable to them as a result of (a) a conversion, exchange of such common shares or by way of consolidation, split, business combination, amalgamation, merger of similar transaction or (b) the applicable Seller’s exercise of their rights set forth under Participation hereunder. Registrable Securities will cease being Registrable Securities when (i) such securities have been disposed of pursuant to an effective Registration Statement or (ii) such securities have been disposed of under Rule 144 or any other exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as a result of which the transferee thereof does not receive “restricted securities” as defined in Rule 144 under the Securities Act.

Shelf Registration Statement	Within 60 days of the Closing, New ParentCo will prepare and file with the United States Securities and Exchange Commission a shelf registration for the Registrable Securities (the “Shelf Registration Statement”) on (a) Form S-3 or a successor form, if New UROY is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (b) if New ParentCo is not then S-3 Eligible, any other appropriate form under the Securities Act, including Form S-1, providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which covers all Registrable Securities then outstanding held by the Sellers for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto. New ParentCo shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and no later than 90 days following the Closing, and shall cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available (which Registration Statement shall also be referred to herein as the Shelf Registration Statement), for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities.

Demand Registration Rights	Sellers will be entitled to demand rights (including for underwritten offerings, underwritten block trades and shelf-takedowns) with respect to all or a portion of the Seller’s Registrable Securities and the right to cause New ParentCo to use its commercially reasonable efforts to effect the registration of such Registrable Securities, including while New ParentCo remains a reporting issuer and a Seller is a “control person” within the meaning of Canadian applicable securities laws, filing and qualifying for distribution in Canada the Registrable Securities pursuant to the multijurisdictional disclosure system established by the United States and Canada, and provide customary cooperation with respect to the intended method of distribution, including, if a proposed offering is to be underwritten, executing customary underwriting agreements and “lock up” agreements, providing customary comfort letters and legal opinions and making appropriate personnel of New ParentCo available to participate in customary road shows. The Sellers will be entitled to make such demand no more than once in any 120-day period and with a minimum expected offering proceeds of [Redacted: dollar value]. Demands will be subject to customary deferral rights of New ParentCo and may only be made by Sellers representing a majority of the Seller’s outstanding Registrable Securities.

Piggyback Rights	Sellers will have customary “Piggyback Rights” on any registered offering of common stock (other than in connection with registrations on Form S-4 or S-8) by New ParentCo on behalf of itself or any other person.

Cooperation	Sellers will cooperate and provide any necessary information and customary further assurances in connection with the registration rights in the Investor Rights Agreement.

Expenses	New UROY will bear all expenses incident to New ParentCo ‘s performance of or compliance with the registration rights in the Investor Rights Agreement. New ParentCo will not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities or any fees of advisors or counsel of any Sellers in connection therewith, each of which will be borne by the applicable Sellers.

Misc.	New ParentCo will not grant senior or pari passu registration rights to other third parties without the Sellers’ consent. New ParentCo will covenant to provide customary cooperation with Rule 144 sales and legend removals. Investor Rights Agreement to provide customary indemnification and contribution provisions relating to registration rights.

Schedule J

Specified Individuals

See attached.

Schedule J

SCHEDULE J

SPECIFIED INDIVIDUALS

(a)	Sweetwater Investors

(i)	Orion Sellers

(A)	[Redacted: personal information]

(B)	[Redacted: personal information]

(ii)	OTPP

(A)	[Redacted: personal information]

(B)	[Redacted: personal information]

(b)	URC

(i)	[Redacted: personal information]

(ii)	[Redacted: personal information]

Schedule K

Pre-Closing Sweetwater Reorganization Steps

The following steps and actions are to be taken prior to the Effective Time on the Effective Date at the direction of the Sweetwater Investors and, unless otherwise indicated, the steps will occur concurrently:

1.	Repayment of Spur Holdco LLC Debt.

(a)	[Redacted: commercially sensitive]

2.	Distribution of UPX Minerals Inc.

(a)	Sweetwater Trona Fund LP shall distribute all of its right, title, and interest in all of the shares of common stock (the “Common Shares”) of UPX Minerals Inc., a Michigan corporation (“UPX Minerals”), to its limited partners (the “Trona LPs”), pro rata, based on the percentages set forth on Appendix I.

(b)	Immediately following Trona LPs’ receipt of the Common Shares contemplated by clause 1(a) above, the following steps and actions are to be taken and, unless otherwise indicated, the steps will occur concurrently:

(i)	Spur Holdco LLC shall distribute all of its right, title and interest in all of the Common Shares it received pursuant to clause 2(a) above to HRG Metals LP; and

(ii)	Sweetwater Trona Block LLC shall distribute all of its right, title and interest in all of the Common Shares it received pursuant to clause 2(a) above to its members, pro rata, based on the percentages set forth on Appendix II.

3.	Formation of New ParentCo.

(a)	New ParentCo will be formed as a Delaware corporation pursuant to and in accordance with the Delaware General Corporate Law and will be a wholly owned subsidiary of the Sweetwater Investors. The certificate of incorporation and bylaws of New ParentCo will be substantially similar as is practical to the articles and notice of articles of URC, with such adjustments as are necessary to comply with applicable Laws and the terms of the Agreements and the Transactions.

(b)	Each Sweetwater Investor will contribute all of their respective right, title, and interest in the equity interests of Green River Management Holdings LLC, Sweetwater Trona Fund LP, Sweetwater Trona Block LLC, Cougar Utah Block LLC, Cougar Utah Fund LP and Spur HoldCo LLC to New ParentCo (collectively, the “Contribution”). In addition, the applicable Orion Sellers shall contribute to New ParentCo all of their respective right, title, and interest in that portion of the equity interests of Aggie Grazing Fund LP and Aggie Grazing Block LLC not sold to URC US in accordance with Section 2.4 of the Plan of Arrangement, if any (the “Additional Aggie Contribution”).

(c)	New ParentCo will be authorized to issue an aggregate number of New ParentCo Shares equal to [Redacted: commercially sensitive information]. In consideration of the Contribution, New ParentCo will issue the number of New ParentCo Shares to each of the Sweetwater Investors as set forth on Appendix III. In consideration of the Additional Aggie Consideration (if applicable), New ParentCo will issue additional New ParentCo Shares to each applicable Orion Seller in an aggregate number determined based on (1) the Aggie Valuation (as defined in the Plan of Arrangement) multiplied by a fraction (expressed as a percentage) the numerator of which is the number of units of Aggie Grazing Fund LP contributed to New ParentCo as part of the Additional Aggie Contribution (inclusive of the units of Aggie Grazing Block LLC contributed as part of the Additional Aggie Contribution, on a look through basis) and the denominator of which is all units of Aggie Grazing Fund LP that are issued and outstanding (inclusive of all Aggie Grazing Block LLC units that are issued and outstanding, on a look through basis) divided by (2) $3.64. The aggregate number of New ParentCo shares issued to the applicable Orion Sellers in connection with the Additional Aggie Contribution shall be issued ratably among each Orion Seller based on such Orion Seller’s pro rata share of the units contributed to New ParentCo as part of the Additional Aggie Contribution. The New ParentCo Shares held by the Sweetwater Investors will be subject to adjustment in accordance with Section 2.4(n) of the Plan of Arrangement. The New ParentCo Shares shall have the rights and privileges as set forth in the certificate of incorporation and bylaws of New ParentCo (the “Parent Constituent Documents”).

(d)	New ParentCo will be authorized to issue no more than two New ParentCo Preferred Shares. In consideration of the Contribution, New ParentCo will issue one Class A non-voting preferred share of New ParentCo (the “Class A Preferred Share”) to an entity designated by the Orion Sellers and one Class B non-voting preferred share of New ParentCo (the “Class B Preferred Share”) to an entity designated by OTPP. The New ParentCo Preferred Shares shall have the rights and privileges as set forth in the Parent Constituent Documents, which shall include that such interests are mandatorily redeemable by New ParentCo for cash in an amount in the aggregate equal to (I) an amount equal to the principal amount of the Intercompany Loan Agreements (as defined in the Plan of Arrangement), plus (II) the first $52,000,000 of net cash proceeds received in connection with the Concurrent Financing that is not allocated to pay the Aggie Consideration (as defined in the Plan of Arrangement) (if any) less the portion of such proceeds that is allocated to the principal amount of the Intercompany Loan Agreement (as defined in the Plan of Arrangement) after giving effect to the proviso of Section 2.4(k) of the Plan of Arrangement; provided that, if the Concurrent Funding has not occurred by the Effective Date, the amount contemplated by this clause (II) shall be deemed to be $0, plus (III) 80% of the excess of the aggregate amount of net cash (after deduction of the expenses of the Concurrent Financing) received by URC in connection with the Concurrent Financing (which, for the avoidance of doubt, includes any proceeds attributable to any green shoe or similar provision exercised in connection with such Concurrent Financing) over $92,000,000, provided that such amount shall not exceed [Redacted: dollar value]; provided further that, if the Concurrent Funding has not occurred by the Effective Date the amount contemplated by this clause (III) shall be deemed to be $0, plus (IV) the Seller Share of the Sweetwater Cash Amount (as defined in the Plan of Arrangement) (collectively, the “Redemption Purchase Price”). Upon payment in full to the holders of New ParentCo Preferred Shares of the Redemption Purchase Price, the New ParentCo Preferred Shares shall be deemed redeemed, and shall no longer be issued and outstanding.

(e)	The Redemption Purchase Price shall be allocated among the holders of the New ParentCo Preferred Shares as follows:

(i)	First, (x) the holder of the Class A Preferred Share shall receive a portion of the Redemption Purchase Price equal to [Redacted: dollar value] less the portion of the Aggie Consideration received by the applicable Orion Sellers pursuant to Section 2.4(b) of the Plan of Arrangement and (y) the holder of the Class B Preferred Share shall receive a portion of the Redemption Purchase Price equal to [Redacted: dollar value] less the portion of the Aggie Consideration received by HRG pursuant to Section 2.4(b) of the Plan of Arrangement;

(ii)	Second, any additional portion of the Redemption Purchase Price shall be distributed [Redacted: commercially sensitive information] to the holder of the Class A Preferred Share and [Redacted: commercially sensitive information] to the holder of the Class B Preferred Share.

4.	Formation of CallCo and ExchangeCo.

(a)	CallCo will be formed as a British Columbia unlimited liability company pursuant to and in accordance with the Business Corporations Act (British Columbia) and will be a wholly owned subsidiary of New ParentCo.

(b)	ExchangeCo will be formed as a British Columbia corporation pursuant to and in accordance with the Business Corporations Act (British Columbia) and will be a wholly owned subsidiary of CallCo.

5.	Tax Refund Distribution.

[Redacted: commercially sensitive]

Appendix I

to

Schedule K

[Redacted : commercially sensitive information].

Appendix II

to

Schedule K

[Redacted : commercially sensitive information].

Appendix III

to

Schedule K

[Redacted : commercially sensitive information].